UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRIDIRON BIONUTRIENTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	2834	82-2275255
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

40 Wall Street, Suite 2701

New York, New York 10005

(646) 380-1923

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

6991 East Camelback Road Suite D-300

Scottsdale, AZ 85251

(800) 570-0438

(Former name or former address, if changed since last report)

Jeffrey J. Kraws

40 Wall Street, Suite 2701

New York, New York 10005

(646) 380-1923

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Louis Lombardo, Esq.

Denis Dufresne, Esq.

Molly Carroll, Esq.

Meister Seelig & Fein LLP

125 Park Avenue, 7th Floor

New York, New York 10017

Tel: (212) 655-3500

Fax: (212) 655-3535

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated: February 11, 2022

PRELIMINARY PROSPECTUS

GRIDIRON BIONUTRIENTS, INC.

28,103,781 Shares of Common Stock

This prospectus relates solely to the resale of up to an aggregate of 28,103,781 shares of our common stock, par value $0.001 per share (“Common Stock”), by the selling stockholders identified in this prospectus. The selling stockholders acquired the shares of common stock offered by this prospectus from us in private placement transactions in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) as more fully described herein. We are registering the resale of these shares of common stock by the selling stockholders to satisfy registration rights we have granted to the selling stockholders.

The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, at negotiated prices or through other means described in the section entitled “Plan of Distribution.” We do not know when or in what amount the selling stockholders may offer these shares of common stock for sale. The selling stockholders may sell some, all or none of the shares of common stock offered by this prospectus.

The selling stockholders will receive all proceeds from the sale of the shares of common stock hereunder, and we will not receive any of the proceeds from their sale of the shares of common stock hereunder. We have agreed to pay all expenses relating to registering the shares of common stock being offered in this prospectus. The selling stockholders will pay any brokerage commissions and/or similar charges incurred by them for the sale of the shares of common stock being offered in this prospectus.

There is currently a limited public trading market for our common stock. Because all of the shares of common stock being offered in this prospectus are being offered by the selling stockholders, we cannot currently determine the price or prices at which these shares may be sold.

Our common stock is quoted on the OTCQB tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the symbol “GVMP”. On January 18, 2022, the last reported sales price for our common stock was $1.51 per share.

We are a “smaller reporting company” under applicable Securities and Exchange Commission (the “SEC”) rules and will be eligible for reduced public company reporting requirements. See “Summary-We are a Smaller Reporting Company.”

Investing in our common stock involves significant risks. You should read the section entitled “Risk Factors” beginning on page 8 for a discussion of certain risk factors that you should consider before investing in our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the SEC nor any other regulatory body has passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February      , 2022

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You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

For investors outside the United States: We have not, and the selling stockholders have not, done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. Therefore, you should carefully read the entire prospectus carefully, including, in particular, the “Risk Factors” section beginning on page 8 of this prospectus and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

In this prospectus, unless the context otherwise requires, to the “Company”, “we”, “us” “our” “Registrant” “Gridiron” or “GVMP” refer to Gridiron BioNutrients, Inc.

PROPOSED SUMMARY SECTION

History

The Company was originally incorporated under the laws of the State of Nevada on July 31, 2014 under the name “My Cloudz Inc.” From our formation on July 31, 2014 until October 9, 2017, we were engaged in the business of cloud storage services. On October 10, 2017, the Company completed a reverse merger with Gridiron BioNutrients, Inc., a Nevada corporation, with the Company being the surviving corporation in the merger.  Effective November 28, 2017, the Company changed its name from “My Cloudz, Inc.” to “Gridiron BioNutrients, Inc.”  From October 10, 2017 until November 9, 2021, the Company engaged in the business of developing and distributing a retail line of health water infused with probiotics and minerals. On November 9, 2021, the Company completed an acquisition of all of the assets, including intellectual property assets, relating to Mioxal®, a nutraceutical complex composed of essential amino acids, natural coenzymes and minerals. Pursuant to the Acquisition, the Company has transitioned from developing and distributing a health water infused product to a research and development company. The Company is currently seeking the approval of FINRA to change its name to “Innovation1 Biotech, Inc.”

Overview

We are a pharmaceutical, small molecule, research and development company focused on the discovery and clinical development of novel therapeutics for major unmet medical needs. We take already validated technologies and identify opportunities and deficiencies to refine and reengineer them, creating products with more desirable performance attributes. The candidate molecules in our portfolio have their genesis in natural product botanical chemistry but have been subsequently modified via synthetic chemistry to endow them with more favorable pharmaceutical characteristics.

The Company’s intellectual property portfolio comprises novel water-soluble prodrugs of payload molecules that have already demonstrated efficacy and tolerability in well-defined preclinical disease models. Despite their promise in such model systems, the translation of these payloads to the clinic is hampered by unfavorable druggability features, in particular their existing pharmacokinetic and bioavailability attributes. To overcome these pharmaceutical deficiencies, and thus to exploit the underlying promise of the payloads per se, the Company’s prodrugs have been engineered to render them readily soluble in water, able to efficiency traverse mucosal barriers during absorption, and to blunt peak oscillations in plasma and tissue concentration.

The Company is developing a portfolio addressing five independent clinical indications, wherein the current therapeutic armamentarium is inadequate or non-existent. We are currently in the pre-clinical development stage for our five pharmaceutical candidates, all fully synthetic prodrugs without connection to botanical sourcing. Our goal is to become a leader in the development of modified Schedule I molecules of botanical origin, where there is the opportunity to effect breakthrough advances in diseases of unmet medical need; including a mushroom-derived psychedelic molecule for treatment post-traumatic stress disorder and depression, a novel cannabinoid for treatment of addiction and three additional novel cannabinoid prodrugs addressing clinical indications of refractory epilepsy, burn wounds and uveitis.

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The Company also owns a patented nutraceutical complex specially designed and formulated to contribute and help maintain normal energy metabolism, improve mood and reduce fatigue for those suffering from fibromyalgia and/or chronic fatigue syndrome. We look to initiate sales of this product in the marketplace in 2022.

In order to achieve our goals, we have attracted and will continue to expand an experienced team of senior executives, along with a team of scientists accomplished in all facets of pharmaceutical research and development, drug formulation, clinical trial execution, and regulatory submissions. We intend to leverage the knowledge of our team in order to complete the clinical trials needed to receive approvals of our product candidates from applicable regulatory authorities.

Organization & Subsidiaries

We have one operating subsidiary, GridIron Ventures, Inc., a Nevada corporation. Our wholly owned subsidiary, GridIron Ventures was incorporated on July 20, 2017, in Nevada.

Recent Developments

Mioxal Acquisition

On November 9, 2021, the Company completed the Acquisition of all of the assets, including intellectual property assets, relating to Mioxal®, a nutraceutical complex composed of essential amino acids, natural coenzymes and minerals, held by ST BioSciences, Ltd., a company organized under the laws of England and Wales (“STB”). The Acquisition was completed pursuant to the terms of the Amended and Restated Asset Purchase Agreement (the “Asset Purchase Agreement”), dated November 5, 2021, by and between the Company and STB. As consideration for the Acquisition, the Company issued 19,831,623 shares of Common Stock to STB, which at the closing of the Acquisition represented approximately 70% of the Company’s outstanding shares of Common Stock on a fully-diluted basis. The closing of the Acquisition contemplated by the Asset Purchase Agreement on November 5, 2021, resulted in a change of control of the Company.

The Mioxal® asset was acquired by STB from Ingenius Biotech S.L, a Spain corporation (“Ingenius”) on September 10, 2021. The Ingenius milestone and stock payments were assumed by the Company in aggregate of $39,500,000 and are recorded in current and long-term liabilities in the accompanying consolidated balance sheets. Upon meeting the milestones, the first installment of $1,500,000 is due on January 15, 2022, the second installment of $1,500,000 on April 15, 2022 and $3,500,000 thereafter for each milestone event for an aggregate of $24,500,000. If the first milestone event does not occur on or before January 15, 2022, then the milestone payment will be forfeited and never owed. The milestone being a signed sales agreement with a third party to distribute Mioxal throughout Europe. In addition, Ingenius will receive three tranches of the Company’s common stock beginning twelve months from execution of agreement with STB on September 10, 2021, as follows:

•	On September 10, 2022 - $4,000,000

•	On September 10, 2023 - $5,000,000

•	On September 10, 2024 - $6,000,000

•	Total stock to be issued - $15,000,000

In addition, until the $39,500,000 is paid in cash and the Company’s common stock, Ingenius will earn an 8% royalty on all sales generated by Mioxal®.

On January 13, 2022, the Company entered into an Amendment No. 1 to Purchase Agreement with Ingenius Biotech S.L. to modify the terms of the Amended and Restated Asset Purchase Agreement dated November 5, 2021. Pursuant to the amendment, we postpone certain payments due to Ingenuis as follows: a $1.5 million payment due on January 15, 2022 was extended to June 30, 2022 and a $1.5 million payment due on April 15, 2022 was extended to December 31, 2022.

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Issuance of Series B Preferred Stock

On April 12, 2021, the Company filed a Certificate of Designations, Preferences, and Rights of the Series B Convertible Preferred Stock (“Series B Certificate”). The Series B Certificate designated 2,694,514 shares of the Company’s blank check preferred stock as Series B Preferred Stock. In addition to rights granted to holders of Series B Preferred Stock under the Nevada Revised Statues, each holder is entitled to the whole number of votes equal to the number of shares of common stock into which such holder’s Series B Preferred Stock would be convertible on the record date for the vote or consent of stockholders and shall otherwise have voting rights and powers equal to the voting rights and powers of the common stock.

Exchange Agreement with Cavalry Fund I LP

In April 2021, the Company entered into an Exchange Agreement with Cavalry Fund I LP (“Cavalry Fund”) (the (“Exchange Agreement”) pursuant to which we agreed to issue Cavalry Fund 2,694,514 shares of our newly designated Series B Convertible Preferred Stock (“Series B Preferred”) in exchange for (i) 8,480,000 shares of our Series A Convertible Preferred Stock, (ii) outstanding common stock purchase warrants (the “Warrants”), and (iii) all principal and accrued interest due under outstanding convertible promissory notes. As a result of the agreement, the convertible notes payable, convertible notes payable accrued interest, Series A Preferred stock dividends and derivative liability was reduced to $0 in the accompanying consolidated balance sheets for an aggregate of $2,588,86. On the date of the exchange, the Company exchanged 2,694,514 shares of the Company’s Series B Preferred for the principal and interest on four convertible notes payable for $1,477,437, dividends payable on the Series A Preferred Stock of $105,432 and the Series A Preferred Stock for $1,006,000 for an aggregate of $2,588,869.

Issuance of Series B-1 Preferred Stock

On September 7, 2021, the Company consummated the initial tranche of its $2 million financing contemplated by that certain Series B-1 Purchase Agreement between the Company and Lincoln Park Capital Fund, LLC (“LPC”) pursuant to which the Company agreed to issue and sell to LPC up to 2,694,514 shares of its newly designated Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred”) at a Stated Value per share price of $0.742245 (or $2,000,000 in the aggregate). At the initial closing, the Company issued 673,628 shares of Series B-1 Preferred to LPC and received $500,000 in gross proceeds.

On October 28, 2021, the Company consummated the second tranche of the Series B-1 Preferred Stock investment, issuing an additional 637,628 shares of its Series B-1 Preferred Stock to LPC at a price per share of $0.742245 or $500,000.00 in the aggregate.

On November 9, 2021, the Company consummated the third and final tranche of the Series B-1 Preferred Stock investment, issuing an additional 1,347,256 shares of its Series B-1 Preferred Stock to LPC at a price per share of $0.742245 or $1,000,000.00 in the aggregate. The aggregate gross proceeds of $2,000,000 will be used by the Company as working capital.

On November 24, 2021, the Company entered into, and consummated the financing contemplated by, that certain Series B-1 Purchase Agreement between the Company and L1 Capital Opportunities Master Fund Ltd. (“L1 Capital”), pursuant to which the Company issued and sold to L1 Capital 2,694,514 shares of its Series B-1 Preferred at a per share price of $0.742245, or $2,000,000 in the aggregate.

Pursuant to the terms of the respective purchase agreements with LPC and L1 Capital, each of LPC and L1 Capital agreed, for a period of 180 days following the final closing of such transaction, not to offer, sell, contract to sell, pledge, hypothecate, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Series B-1 Preferred or any shares of the Company’s common stock issuable upon conversion of the Series B-1 Preferred. In addition, each of LPC and L1 Capital, along with the holders of the Company’s Series B Preferred Stock has been granted the right (until the earlier of (i) the sixteen (16) month anniversary of the Closing Date or (ii) the listing of the Common Stock on a national securities exchange) to participate in up to 10% of the Company’s future equity or equity-linked financings. Furthermore, the Company granted these stockholders certain piggyback registration rights with respect to the Common Stock issuable upon conversion of the Series B-1 Preferred and Series B Preferred issued to such stockholder.

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Retirement of Timothy S. Orr

Timothy S. Orr was the sole officer, director and employee of the Company during the fiscal year ended August 31, 2021. As part of the Acquisition, Mr. Orr, stepped down as the Company’s Chief Executive Officer and assumed the role of the Company’s Interim Chief Financial Officer. On January 1, 2022, Timothy S. Orr resigned as Interim Chief Financial Officer effective as of January 14, 2022. On February 9, 2022, Timothy S. Orr resigned from the Board of Directors.

Risks Associated with our Business:

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described in “Risk Factors” beginning on page 8 before deciding to invest in our common stock. If any of these risks actually occurs, our business, financial condition, results of operations and prospects would likely be materially, adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Below is a summary of some of the principal risks we face:

•	We have a history of losses, we expect to incur losses in the future and we may not be able to achieve or maintain profitability, may have difficulties managing our anticipated growth, or we may not grow at all;

•	Our auditors have raised substantial doubts as to our ability to continue as a going concern;

•	We may have difficulties managing our anticipated growth, or we may not grow at all;

•	Our disclosure controls and procedures and internal control over financial reporting are not effective, which may cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public;

•	If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock;

•	We have a working capital deficit at August 31, 2021 and 2020. We need to raise additional capital to continue our business model;

•	Changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations could increase our costs or reduce our net operating revenues;

•	Failure to comply with federal, state and foreign laws and regulations relating to data privacy and security, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to data privacy and security, data protection and consumer protection, could adversely affect our business and our financial condition;

•	The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed;

•	We are heavily dependent on the success of our product candidates, which are in various stages of pre-clinical development. We cannot give any assurance that any of our product candidates will proceed to clinical development or that they will receive regulatory approval, which is necessary before they can be commercialized;

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•	The Company previously manufactured products infused with CBD and the negative publicity from previously being involved in the hemp and CBD space could have a material adverse effect on our business, financial condition, and results of operations;

•	Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies may not be predictive of future study results;

•	We may encounter substantial delays in our clinical studies, or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities;

•	Any therapeutic candidates we may develop in the future may be subject to controlled substance laws and regulations in the territories where the product will be marketed, and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations and our financial condition;

•	Government review, inquiries, investigations and actions could harm our business or reputation or alter certain aspects of our business plan;

•	Our ability to deduct certain business expenses for income tax purposes is subject to uncertainty;

•	There is currently a limited public market for our common stock, a trading market for our common stock may never develop, and our common stock prices may be volatile and could decline substantially;

•	Because our common stock is a penny stock, stockholders may be further limited in their ability to sell their shares;

•	We are not subject to the rules of a national securities exchange requiring the adoption of certain corporate governance measures and, as a result, our stockholders do not have the same protections;

•	Because we are a “smaller reporting company,” we will not be required to comply with certain disclosure requirements that are applicable to other public companies and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors;

•	We do not expect to pay any cash dividends to the holders of the common stock in the foreseeable future and the availability and timing of future cash dividends, if any, is uncertain;

•	Future sales of our common stock, or the perception that such sales may occur, may depress our share price, and any additional capital through the sale of equity or convertible securities may dilute your ownership in us;

•	We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock;

•	We will continue to incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives;

•	Some of our officers and directors lack significant experience in, and with, the reporting and disclosure obligations of publicly-traded companies in the United States.

We will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

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General Corporate Information

We were incorporated in the State of Nevada in 2014 under the name My Cloudz, Inc., and in 2017, changed our name to Gridiron BioNutrients, Inc. The Company is currently seeking the approval of FINRA to change its name to “Innovation1 Biotech, Inc.” Our principal executive offices are located at 40 Wall Street, Suite 2701, New York, New York 10005, and our telephone number at that address is (646) 380-1923. Our website is available at www.innovation1bio.com. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

We are a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As a smaller reporting company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

•	Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

•	Not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and

•	Reduced disclosure obligations for our annual and quarterly reports, proxy statements and registration statements.

We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have a public common equity float or public float of more than $700 million. We also would not be eligible for status as smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests. References herein to “smaller reporting company” shall have the meaning associated with it in Item 10(f)(1) of Regulation S-K.

The Offering

Common Stock Offered by the Selling Stockholders

A total of up to 28,103,781 shares of our common stock. The selling stockholders may from time to time sell some, all or none of the shares of common stock pursuant to the registration statement of which this prospectus is a part

Shares of Common Stock Outstanding	20,020,239 as of January 18, 2022.

Use of Proceeds

The selling stockholders will receive all of the proceeds from the sale of shares of our common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Dividend Policy

The payment of dividends, if any, in the future, rests within the sole discretion of our board of directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not declared any cash dividends since our inception and have no present intention of paying any cash dividends on our common stock in the foreseeable future.

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Cumulative dividends on each share of Series B Preferred will accrue, on a quarterly basis in arrears, at the rate of 10% per annum on $1.30 per share (the “Stated Value”)., plus all dividends, whether declared or not, on such share of Series B and (the “Additional Amount”) thereon. All accrued dividends on each share of Series B Preferred are to be paid upon conversion of the Series B Preferred for which the applicable dividend is due. At the option of the Company dividends may be paid in cash or shares of common stock. Each holder of Series B Preferred will also be entitled to receive dividends or distributions on each share of Series B Preferred on an “as converted” into common stock basis when and if dividends are declared on the common stock by the Company’s Board of Directors. Dividends may be paid in cash or property, as determined by the Board of Directors.

Cumulative dividends on each share of Series B-1 Preferred will accrue, on a quarterly basis in arrears, at the rate of 10% per annum on a stated value of $0.742245 per share (the “Stated Value”), plus all dividends, whether declared or not, on such share of Series B-1 Preferred (the “Additional Amount”) thereon. All accrued dividends on each share of Series B-1 Preferred are to be paid upon conversion of the Series B-1 Preferred for which the applicable dividend is due. At the option of the Company dividends may be paid in cash or shares of common stock. Each holder of Series B-1 Preferred will also be entitled to receive dividends or distributions on each share of Series B-1 Preferred on an “as converted” into common stock basis when and if dividends are declared on the common stock by the Company’s Board of Directors. Dividends may be paid in cash or property, as determined by the Board of Directors. See “Dividend Policy.”

Risk Factors	Investing in our common stock involves a high degree of risk. For a discussion of factors you should consider in making an investment, see “Risk Factors” beginning on page 8.

Listing and Trading Symbol	“GVMP”

Except as otherwise indicated, the number of shares of our common stock outstanding is based on the number of shares of our common stock outstanding as of January 18, 2022. This number does not include:

•	2,694,514 shares of common stock issuable upon the conversion of our outstanding Series B Preferred Stock which were issued in connection with the Exchange Agreement; and

•	5,389,028 shares of common stock issuable upon the conversion of our outstanding Series B-1 Preferred Stock issued in the Series B-1 Private Placement.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our common stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our common stock could decline significantly and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to Our Business and Operations

We have a history of losses, we expect to incur losses in the future and we may not be able to achieve or maintain profitability.

The Company had limited revenue and a net operating loss of $361,072 for the three months ended November 30, 2021. The Company has working capital deficit of $26,376,259 and an accumulated deficit of $3,350,368 as of November 30, 2021. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We do not generate sufficient revenues to provide funds to pay our operating expenses, satisfy our obligations or continue to implement our business model. Unless we are able to raise sufficient working capital to continue to implement our business model, will have no ability to increase our revenues to a level which supports our operations. In that event, we will continue to report net losses in future periods and our ability to continue our operations as they are presently conducted will be in jeopardy. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring new customers or expanding our business, our business, financial condition and operating results may be materially adversely affected.

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Our auditors have raised substantial doubts as to our ability to continue as a going concern.

Our consolidated financial statements appearing later in this report have been prepared assuming we will continue as a going concern. We have sustained recurring losses from operations and have a net capital deficiency. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have experienced recurring operating losses over the last two years and have a significant accumulated deficit. We expect to continue to generate operating losses and consume significant cash resources for the foreseeable future. Without additional financing, these conditions raise substantial doubt about our ability to continue as a going concern, meaning that we may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations. If we seek additional financing to fund our business activities in the future and there remains doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements, and it is likely that investors will lose all or a part of their investment.

We may have difficulties managing our anticipated growth, or we may not grow at all.

If we succeed in growing our business, such growth could strain our management team and capital resources. Our ability to manage operations and control growth will be dependent on our ability to raise and spend capital to successfully attract, train, motivate, retain, and manage new members of senior management and other key personnel and continue to update and improve our management and operational systems, infrastructure and other resources, financial and management controls, and reporting systems and procedures. Failure to manage our growth effectively could cause us to misallocate management or financial resources, and result in additional expenditures and inefficient use of existing human and capital resources or we otherwise may be forced to grow at a slower pace that could impair or eliminate our ability to achieve and sustain profitability. Such slower than expected growth may require us to restrict or cease our operations and go out of business.

Our disclosure controls and procedures and internal control over financial reporting are not effective, which may cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management evaluated our disclosure controls and procedures as of August 31, 2021 and concluded that as of that date, our disclosure controls and procedures were not effective. In addition, our management evaluated our internal control over financial reporting as of that date and found that our internal control over financial reporting was not effective as of that date. A material weakness is a control deficiency, or combination of control deficiencies, such that there is a reasonable possibility that a material misstatement of the financial statements will not be prevented or detected on a timely basis.

We have not yet remediated these material weaknesses and we believe that our disclosure controls and procedures and internal control over financial reporting continue to be ineffective. Until these issues are corrected, our ability to report financial results or other information required to be disclosed on a timely and accurate basis may be adversely affected and our financial reporting may continue to be unreliable, which could result in additional misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

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If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our management has previously determined that we did not maintain effective internal controls over financial reporting. For a detailed description of these material weaknesses and our remediation efforts and plans, see “Controls and Procedures”. If the result of our remediation of the identified material weaknesses is not successful, or if additional material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

We have a working capital deficit as of August 31, 2021 and 2020. We need to raise additional capital to continue our business model.

As of August 31, 2021, we had a cash balance of approximately $137,000 and a working capital deficit of approximately $238,000 as compared to a cash balance of approximately $18,000 and working capital of approximately $2,684,000 at August 31, 2020. We used approximately $30,000 in net cash in our operations in the year ended August 31, 2021 as compared to approximately $410,000 of net cash used in operations in the year ended August 31, 2020. The working capital improvement from the year ended August 31, 2020 is a result of exchanging our four (4) convertible notes payable, warrants and related derivative liability for Series B Preferred Stock. Our principal sources of liquidity are sales of equity and debt securities. We intend to raise additional capital in the next 12 months in order to continue to implement our business model. We do not have any firm commitments to raise additional working capital. As we are a small company who stock is quoted on the OTC Markets, we expect to encounter difficulty in raising working capital upon terms and conditions satisfactory to us, if at all. There is no assurance that we will be successful in obtaining funding to continue operations. In that event, we may be unable to continue as a going concern.

Changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations could increase our costs or reduce our net operating revenues.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our currently marketed products are subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state food and drug laws; state consumer protection laws; competition laws; federal, state, and local workplace health and safety laws, such as the Occupational Safety and Health Act; various federal, state and local environmental protection laws; and various other federal, state, and local statutes and regulations. Changes to such laws and regulations could increase our costs or reduce our net operating revenues. In addition, failure to comply with environmental, health or safety requirements and other applicable laws or regulations could result in the assessment of damages, the imposition of penalties, suspension of production, changes to equipment or processes, or a cessation of operations at our or our bottlers’ facilities, as well as damage to our image and reputation, all of which could harm our profitability.

Failure to comply with federal, state and foreign laws and regulations relating to data privacy and security, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to data privacy and security, data protection and consumer protection, could adversely affect our business and our financial condition.

We may receive, collect, store, process, transfer, and use personal information and other data relating to our customers, website visitors, employees, vendors’ and contractors’ employees, and other persons, and we rely in part on third parties that are not directly under our control to manage certain of these operations and to collect, store, process and use payment information. Due to the volume and sensitivity of the personal information and other data that we and these third parties manage and expect to manage in the future, as well as the nature of our customer base, the security features of our information systems are critical. A variety of federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of this information. Laws and regulations relating to data privacy and security, data protection and consumer protection are evolving and subject to potentially differing interpretations. Given the uncertainty and complexity of the regulatory framework for data privacy and security, data protection and consumer protection worldwide, there is the potential that these or other actual or alleged obligations may not be harmonized, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another, or may be interpreted and applied in such a way as to conflict with our other legal obligations or practices. In addition, we are also subject to certain contractual obligations to third parties related to data privacy and security and data protection. As a result, while we strive to comply with applicable laws and regulations, our applicable policies and contractual obligations, and all other applicable legal obligations relating to data privacy and security, data protection and consumer protection to the extent possible, our practices may not have complied or may not comply in the future with all such laws, regulations, requirements and obligations.

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Risks Related to the Regulation of Our Business and Products

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable, typically takes many years following the commencement of clinical studies and depends upon numerous factors. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. We have not obtained regulatory approval for any product candidate, and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval.

Applications for our product candidates could fail to receive regulatory approval for many reasons, including but not limited to the following:

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical studies;

•	we may be unable to demonstrate to the FDA or comparable foreign regulatory authorities that a product candidate’s safety-benefit ratio for its proposed indication is acceptable;

•	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical studies;

•	the data collected from clinical studies of our product candidates may not be sufficient to support the submission of a new drug application, or NDA, in the United States or elsewhere;

•	the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

We are heavily dependent on the success of our product candidates, which are in various stages of pre-clinical development. We cannot give any assurance that any of our product candidates will proceed to clinical development or that they will receive regulatory approval, which is necessary before they can be commercialized.

We as a company have not submitted marketing applications to the FDA or comparable foreign regulatory authorities. We cannot be certain that any of our product candidates will be successful in clinical studies or receive regulatory approval or what regulatory pathway the regulatory authorities shall designate for our product candidates. Further, our product candidates may not receive regulatory approval even if they are successful in clinical studies. If we do not receive regulatory approvals for our product candidates, we may not be able to continue our operations.

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We generally plan to seek regulatory approval to commercialize our product candidates in the United States, the European Union, Japan, Australia and other foreign countries. To obtain regulatory approvals we must comply with the numerous and varying regulatory requirements of such countries regarding safety, efficacy, chemistry, manufacturing and controls, clinical studies, commercial sales, pricing and distribution of our product candidates. Even if we are successful in obtaining approval in one jurisdiction, we cannot ensure that we will obtain approval in any other jurisdictions. If we are unable to obtain approval for our product candidates in multiple jurisdictions, our revenue and results of operations would be negatively affected.

The Company previously sold products infused with CBD and the negative publicity from previously being involved in the hemp and CBD space could have a material adverse effect on our business, financial condition, and results of operations.

The Company was previously involved in the sale of a health water infused with CBD. However, the Company has since ceased the sale of this product and has fully transitioned into a pharmaceutical, small molecule, research and development company, involved in the development of fully synthetic prodrugs without connection to botanical sourcing. The Company’s use of these synthetic prodrugs, which do not contain any botanical sourcing of cannabis, hemp or CBD, may still result in confusion given the Company’s previous business selling health water infused with CBD. Any negative publicity resulting from an incorrect perception that we operate in the cannabis space could result in a loss of current or future business. It could also adversely affect the public's perception of us or our common stock and lead to reluctance by new parties to do business with or invest in us. We cannot assure you that additional business partners, including but not limited to financial institutions and customers, will not attempt to end or curtail their relationships with us. Any such negative press or impacts to business relationships could have a material adverse effect on our business, financial condition, and results of operations.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies may not be predictive of future study results

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical study process. The results of pre-clinical studies and early clinical studies, if any are commenced, of our product candidates may not be predictive of the results of later-stage clinical studies. Product candidates that have shown promising results in early-stage clinical studies may still suffer significant setbacks in subsequent advanced clinical studies. There is a high failure rate for drugs proceeding through clinical studies, and product candidates in later stages of clinical studies may fail to show the desired safety and efficacy traits despite having progressed satisfactorily through preclinical studies and initial clinical studies. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical studies due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier studies. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses. We do not know whether any Phase 1, Phase 2, Phase 3 (if any) or other clinical studies we may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain regulatory approval to market our product candidates.

We may encounter substantial delays in our clinical studies, or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

Before obtaining marketing approval from regulatory authorities for the sale of our product candidates, we must conduct extensive clinical studies to demonstrate the safety and efficacy of the product candidates in humans. Clinical testing is expensive, time consuming and uncertain as to outcome. We cannot guarantee that any clinical studies will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical studies can occur at any stage of testing, and our future clinical studies may not be successful. Events that may prevent successful or timely completion of clinical development include but are not limited to:

•	inability to generate sufficient preclinical, toxicology or other in vivo or in vitro data to support the initiation of human clinical studies;

•	delays in reaching a consensus with regulatory agencies on study design;

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•	delays in reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical study sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical study sites;

•	delays in obtaining required Institutional Review Board, or IRB, approval at each clinical study site;

•	imposition of a clinical hold by regulatory agencies, after review of an IND, application, or equivalent application, or an inspection of our clinical study operations or study sites;

•	delays in recruiting suitable patients to participate in our clinical studies;

•	difficulty collaborating with patient groups and investigators;

•	failure by our CROs, other third parties or us to adhere to clinical study requirements;

•	failure to perform in accordance with the FDA’s Good Clinical Practices, or GCP, requirements, or applicable regulatory guidelines in other countries;

•	delays in having patients complete participation in a study or return for post-treatment follow-up;

•	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols;

•	clinical studies of our product candidates producing negative or inconclusive results, which may result in us deciding, or regulators requiring us, to conduct additional clinical studies or abandon product candidate development programs; and

•	delays in manufacturing, testing, releasing, validating or importing/exporting sufficient stable quantities of our product candidates for use in clinical studies or the inability to do any of the foregoing.

Any inability to successfully complete preclinical and clinical development could result in additional costs to us or impair our ability to generate revenue. We may also be required to conduct additional safety, efficacy and comparability studies before we will be allowed to start clinical studies with our repurposed drugs. Clinical study delays could also shorten any periods during which our product candidates have patent protection and may allow our competitors to bring product candidates to market before we do, which could impair our ability to obtain orphan exclusivity and successfully commercialize our product candidates and may harm our business and results of operations.

Any therapeutic candidates we may develop in the future may be subject to controlled substance laws and regulations in the territories where the product will be marketed, and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations and our financial condition.

In the United States, psychedelics such as psilocin and ibogaine, are generally listed by the DEA as a Schedule I substance under the CSA. The Company is developing a prodrug of psilocin and an analog of ibogaine, entitled 18-methylaminocoronaridine, which might be considered as a Schedule I substance under the Federal Analog Act. The DEA regulates chemical compounds as Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, have no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II substances are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II substances is further restricted. For example, they may not be refilled without a new prescription and may have a black box warning. Further, most, if not all, state laws in the United States classify psilocin as a Schedule I controlled substance. For any product containing psilocin to be available for commercial marketing in the United States, psilocin must be rescheduled, or the product itself must be scheduled by the DEA to Schedule II, III, IV or V. Commercial marketing in the United States will also require scheduling-related legislative or administrative action.

Scheduling determinations by the DEA are dependent on FDA approval of a substance or a specific formulation of a substance. Therefore, while psilocin is a Schedule I controlled substance, products approved by the FDA for medical use in the United States that contain psilocin should be placed in Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. If one of our product candidates receives FDA approval, we anticipate that the DEA will make a scheduling determination and place it in a schedule other than Schedule I in order for it to be prescribed to patients in the United States. This scheduling determination will be dependent on FDA approval and the FDA’s recommendation as to the appropriate schedule. During the review process, and prior to approval, the FDA may determine that it requires additional data, either from non-clinical or clinical studies, including with respect to whether, or to what extent, the substance has abuse potential. This may introduce a delay into the approval and any potential rescheduling process. That delay would be dependent on the quantity of additional data required by the FDA. This scheduling determination will require DEA to conduct notice and comment rule making including issuing an interim final rule. Such action will be subject to public comment and requests for hearing which could affect the scheduling of these substances. There can be no assurance that the DEA will make a favorable scheduling decision. Even assuming categorization as a Schedule II or lower controlled substance (i.e., Schedule III, IV or V), at the federal level, such substances would also require scheduling determinations under state laws and regulations.

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Government reviews, inquiries, investigations, and actions could harm our business or reputation.

As our product portfolio evolves, the regulatory environment with regard to our business is also evolving. Government officials often exercise broad discretion in deciding how to interpret and apply applicable laws or regulations. We may in the future receive formal and informal inquiries from various governmental regulatory authorities, as well as self-regulatory organizations or consumer protection watchdog groups, about our business and compliance with local laws, regulations, or standards. Any determination that our products, operations or activities, or the activities of our employees, contractors or agents, are not in compliance with existing laws, regulations or standards, could adversely affect our business in a number of ways. Even if such an inquiry does not result in the imposition of fines, interruptions to our business, loss of suppliers or other third-party relationships, terminations of necessary licenses and permits, or similar direct results, the existence of the inquiry alone could potentially create negative publicity that could harm our business and/or reputation.

Risks Related to an Investment in Our Common Stock

There is currently a limited public market for our common stock, a trading market for our common stock may never develop, and our common stock prices may be volatile and could decline substantially.

Our shares are currently traded on the over-the-counter market, with quotations entered for our common stock on the OTCQB under the symbol “GVMP.” However, the volume of trading in our common stock is currently limited. In these marketplaces, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our common stock and may find few buyers to purchase their stock and few market makers to support its price. As a result of these and other factors, investors may be unable to resell shares of our common stock at or above the price for which they purchased them, at or near quoted bid prices, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our common stock as consideration. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Therefore, an active, liquid, and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress the public price of our common stock and/or result in significant volatility, which could affect your ability to sell your common stock. Even if an active trading market develops for our common stock, the market price of our common stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates and market conditions in general could have a significant impact on the future market price of our common stock.

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Because our common stock is a penny stock, stockholders may be further limited in their ability to sell their shares.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Our shares constitute a penny stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are expected to remain classified as a penny stock for the foreseeable future. Classification as a penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to Rules 15g-2 through 15g-9 of the Exchange Act. Rather than having to comply with these rules, some broker-dealers will refuse to attempt to sell a penny stock.

We are not subject to the rules of a national securities exchange requiring the adoption of certain corporate governance measures and, as a result, our stockholders do not have the same protections.

We are quoted on the OTCQB marketplace and are not subject to the rules of a national securities exchange, such as the New York Stock Exchange or the Nasdaq Stock Market. National securities exchanges generally require more rigorous measures relating to corporate governance designed to enhance the integrity of corporate management. The requirements of the OTCQB afford our stockholders fewer corporate governance protections than those of a national securities exchange. Until we comply with such greater corporate governance measures, regardless of whether such compliance is required, our stockholders will have fewer protections such as those related to director independence, stockholder approval rights and governance measures designed to provide board oversight of management.

Because we are a “smaller reporting company,” we will not be required to comply with certain disclosure requirements that are applicable to other public companies and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As a smaller reporting company we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

•	Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

•	Not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and

•	Reduced disclosure obligations for our annual and quarterly reports, proxy statements and registration statements.

We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have any public common equity float or public float of more than $700 million. We also would not be eligible for status as smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We do not expect to pay any cash dividends to the holders of the common stock in the foreseeable future and the availability and timing of future cash dividends, if any, is uncertain.

We expect to use cash flow from future operations to repay debt and support the growth of our business and do not expect to declare or pay any cash dividends on our common stock in the foreseeable future. Subject to such restrictions, our board of directors will determine the amount and timing of stockholder dividends, if any, that we may pay in future periods. In making this determination, our directors will consider all relevant factors, including the amount of cash available for dividends, capital expenditures, covenants, prohibitions or limitations with respect to dividends, applicable law, general operational requirements and other variables. We cannot predict the amount or timing of any future dividends you may receive, and if we do commence the payment of dividends, we may be unable to pay, maintain or increase dividends over time. Therefore, you may not be able to realize any return on your investment in our common stock for an extended period of time, if at all.

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Future sales of our common stock, or the perception that such sales may occur, may depress our share price, and any additional capital through the sale of equity or convertible securities may dilute your ownership in us.

We may in the future issue our previously authorized and unissued securities. We are authorized to issue 200,000,000 shares of common stock and 25,000,000 shares of blank check preferred stock with such designations, preferences and rights as determined by our board of directors. The potential issuance of such additional shares of common stock will result in the dilution of the ownership interests of the holders of our common stock and may create downward pressure on the trading price, if any, of our common stock. The registration rights of certain of our stockholders and the sales of substantial amounts of our common stock following the effectiveness of the registration statement of which this prospectus is a part or other effective registration statements of the Company, or the perception that these sales may occur, could cause the market price of our common stock to decline and impair our ability to raise capital. These shares also may be sold pursuant to Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates.

We also may grant additional registration rights in connection with any future issuance of our capital stock.

In April 2021 the Company entered into an Exchange Agreement pursuant to which we agreed to issue 2,694,514 shares of our newly designated Series B Convertible Preferred Stock (“Series B Preferred”) in exchange for (i) 8,480,000 shares of our Series A Convertible Preferred Stock, (ii) outstanding common stock purchase warrants, and (iii) all principal and accrued interest due under outstanding convertible promissory notes.

On September 7, 2021, the Company consummated the initial tranche of its $2 million financing contemplated by that certain Series B-1 Purchase Agreement between the Company and Lincoln Park Capital Fund, LLC (“LPC”) pursuant to which the Company agreed to issue and sell to LPC up to 2,694,514 shares of its newly designated Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred”) at a Stated Value per share price of $0.742245 (or $2,000,000 in the aggregate). On October 28, 2021, the Company consummated the second tranche of the Series B-1 Preferred Stock investment, issuing an additional 637,628 shares of its Series B-1 Preferred Stock to LPC at a price per share of $0.742245 or $500,000.00 in the aggregate. On November 9, 2021, the Company consummated the third and final tranche of the Series B-1 Preferred Stock investment, issuing an additional 1,347,256 shares of its Series B-1 Preferred Stock to LPC at a price per share of $0.742245 or $1,000,000.00 in the aggregate. On November 24, 2021, the Company entered into, and consummated the financing contemplated by, that certain Series B-1 Purchase Agreement between the Company and L1 Capital Opportunities Master Fund Ltd. (“L1 Capital”), pursuant to which the Company issued and sold to L1 Capital 2,694,514 shares of its Series B-1 Preferred at a per share price of $0.742245, or $2,000,000 in the aggregate.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock with respect to dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events, or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might grant to holders of preferred stock could affect the value of the common stock.

We will continue to incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC, impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly, particularly after we are no longer a smaller reporting company. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance.

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We will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as a public reporting company, will be costly because external third-party consultant(s), attorneys, or other firms may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and directors have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as a public reporting company in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Some of our officers and directors lack significant experience in, and with, the reporting and disclosure obligations of publicly-traded companies in the United States.

Some of our officers and directors lack significant experience in, and with the reporting and disclosure obligations of publicly-traded companies, and with serving as an officer and or director of a publicly-traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officer’s and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus are “forward-looking statements” for purposes of federal and state securities laws, including statements regarding our expectations and projections regarding future developments, operations and financial conditions, and the anticipated impact of our acquisitions, business strategy, and strategic priorities. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of known and unknown risks, uncertainties and assumptions. Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

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These forward-looking statements present our estimates and assumptions only as of the date of this prospectus. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the impact of COVID-19 on the U.S., our employees, suppliers, customers and end consumers, which could adversely and materially impact our business, financial condition and results of operations;

•	our ability to successfully implement our growth strategy;

•	our ability to generate sufficient cash flow or raise capital on acceptable terms;

•	the loss of key members of our senior management team;

•	allegations that our products cause injury or illness or fail to comply with government regulations;

•	the loss of a significant customer, suppliers, distributors, or retail partners;

•	the entrance of new competitors into our industry;

•	the effectiveness of our marketing and trade spending programs;

•	our ability to introduce new products and improve existing products;

•	our ability to manage our supply chain effectively;

•	our ability to match our supply with the demand for our products;

•	the impact of government regulation, scrutiny, warning and public perception;

•	the effect of false marketing claims;

•	our ability to develop and maintain our brand;

•	the effect of potential price increases and shortages on the inputs, commodities and ingredients that we require;

•	the applicability of the penny stock rules to our common stock;

•	material weaknesses in our internal control over financial reporting;

•	risk of our products being recalled for a variety of reasons, including product defects, packaging safety and inadequate or inaccurate labeling disclosure;

•	our compliance with applicable regulations issued by the U.S. Drug Enforcement Administration (“DEA”), the U.S. Food and Drug Administration (“FDA”), the U.S. Federal Trade Commission (“FTC”), the U.S. Department of Agriculture (“USDA”), and other federal, state and local regulatory authorities;

•	the significant dilution to our stockholders upon the conversion of our outstanding convertible preferred stock; and other factors discussed under the headings “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus. The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

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DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the Securities offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices.

MARKET FOR THE SECURITIES

As of January 18, 2022, our common stock is listed on the OTCQB under the symbol “GVMP”. No established public trading market existed for our common stock prior to listing the common stock on the OTCQB. The closing price of our common stock on the OTCQB on January 18, 2022 was $1.51 per share. As of January 18, 2022, there were 131 record holders of our common stock, and there were 20,020,239 shares of our common stock outstanding.

DIVIDEND POLICY

We have not paid dividends in the past and we do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our Common Stock. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent the stock price appreciates, which may never occur. In addition, shareholders must generally rely on sales of the shares they own after price appreciation as the only way to realize their investment, and if the price of our Common Stock does not appreciate, then there will be no return on investment.

All shares of Common Stock shall be junior in rank to the Series B Preferred and Series B-1 Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

Series B Preferred Dividend Policy

Cumulative dividends on each share of Series B Preferred will accrue, on a quarterly basis in arrears, at the rate of 10% per annum on $1.30 per share (the “Stated Value”)., plus all dividends, whether declared or not, on such share of Series B and (the “Additional Amount”) thereon. All accrued dividends on each share of Series B Preferred are to be paid upon conversion of the Series B Preferred for which the applicable dividend is due. At the option of the Company dividends may be paid in cash or shares of common stock. Each holder of Series B Preferred will also be entitled to receive dividends or distributions on each share of Series B Preferred on an “as converted” into common stock basis when and if dividends are declared on the common stock by the Company’s Board of Directors. Dividends may be paid in cash or property, as determined by the Board of Directors.

Series B-1 Preferred Dividend Policy

Cumulative dividends on each share of Series B-1 Preferred will accrue, on a quarterly basis in arrears, at the rate of 10% per annum on a stated value of $0.742245 per share (the “Stated Value”), plus all dividends, whether declared or not, on such share of Series B-1 Preferred (the “Additional Amount”) thereon. All accrued dividends on each share of Series B-1 Preferred are to be paid upon conversion of the Series B-1 Preferred for which the applicable dividend is due. At the option of the Company dividends may be paid in cash or shares of common stock. Each holder of Series B-1 Preferred will also be entitled to receive dividends or distributions on each share of Series B-1 Preferred on an “as converted” into common stock basis when and if dividends are declared on the common stock by the Company’s Board of Directors. Dividends may be paid in cash or property, as determined by the Board of Directors. See “Dividend Policy.”

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CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of November 30, 2021.

You should refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes contained elsewhere in this prospectus in evaluating the material presented below.

In thousands (except shares)	November 30, 2021 (unaudited)
Cash and cash equivalents	$2,933,712

Long-term debt, including current maturities:
Mioxal liability*	$39,500,000
Stockholders’ Deficit:
Preferred stock series A, $0.001 par value, 22,305,486 shares authorized, -0- shares issued and outstanding	$-
Preferred stock series B, $0.001 par value, 8,083,542 shares authorized, 8,083,542 shares issued and outstanding	$8,084
Common stock, $0.001 par value, 200,000,000 shares authorized, 20,020,239 shares issued and outstanding	$20,020
Additional paid-in capital	$47,375,512
Accumulated deficit	$(3,350,368)
Total stockholders’ equity	$44,053,248
Total capitalization	$7,486,960

* The amount was assumed by the Company on November 5, 2021 as part of the Amended and Restated Asset Purchase Agreement and may be not applicable.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion includes forward-looking statements about our business, financial condition and results of operations, including discussions about management’s expectations for our business. The financial condition, results of operations and cash flows discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are those of Gridiron BioNutrients, Inc., collectively, the “Company,” “GVMP” “we,” “our,” or “us”. These statements represent projections, beliefs, and expectations based on current circumstances and conditions and in light of recent events and trends, and you should not construe these statements either as assurances of performance or as promises of a given course of action. Instead, various known and unknown factors are likely to cause our actual performance and management’s actions to vary, and the results of these variances may be both material and adverse. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. We undertake no obligation to publicly release the results of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Overview and Outlook

We are currently in the pre-clinical development stage for our five pharmaceutical candidates. Our goal is to become a leader in the development of modified Schedule I molecules of botanical origin where there is the opportunity to effect breakthrough advances in diseases of unmet medical need.

In order to achieve our goals, we have attracted and will continue to expand an experienced team of senior executives, along with a team of scientists accomplished in all facets of pharmaceutical research and development, drug formulation, clinical trial execution, and regulatory submissions. We intend to leverage the knowledge of our team in order to complete the clinical trials needed to receive approvals of our product candidates from applicable regulatory authorities.

Gridiron BioNutrients, Inc. (“GMVP”) believes it will be among the first companies to harness the raw power of botanical therapeutics by transforming them into fully synthetic drugs that are safely, reliably and consistently delivered.

There are two fundamental limitations in exploiting botanical Schedule I molecules:

1.	Large and unpredictable pharmacokinetic excursions, both high and low, that make the drug potentially dangerous or ineffective

2.	Insolubility in water that curtails bioavailability across mucosal membranes

To overcome these limitations, GMVP has engaged with a US-Israeli pharmaceutical firm that has pioneered the design and development of novel small molecules in the fields of cancer, heart disease, lung injury, intermediary metabolism and ophthalmology, with 3 exits totaling $1.4 billion, federal R&D grants and contracts totaling $160M and capital raises of $152M. The firm is currently regarded a world leader in the design and optimization of rare cannabinoids.

The pharmaceutical firm has invented novel, proprietary, water-soluble, and fully synthetic prodrugs of the most promising botanical molecules existing today. Its prodrugs overcome the above fundamental limitations intrinsic to botanical molecules and enable for the first time the exploitation of the vast intrinsic therapeutic power of botanical Schedule I molecules.

GMVP has acquired five proprietary preclinical prodrugs, all fully synthetic without connection to botanical sourcing: a mushroom-derived psychedelic molecule for treatment post-traumatic stress disorder and depression, a novel cannabinoid for treatment of addiction and three additional novel cannabinoid prodrugs addressing clinical indications of refractory epilepsy, burn wounds and uveitis.

GMVP also owns a currently patented nutraceutical complex specially designed and formulated to contribute and help maintain normal energy metabolism, improve mood and reduce fatigue for those suffering from fibromyalgia and/or chronic fatigue syndrome. We look to initiate sales of this product in the marketplace in 2022.GMVP’s drug portfolio uniquely positions GMVP to capitalize on the growing global demand for pharmaceutical Schedule I drugs.

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Cash Flows

Our financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have not yet established an ongoing source of revenues sufficient to cover our operating costs. Our ability to continue as a going concern is dependent on our company obtaining additional capital to fund operating losses until we become profitable. If we are unable to obtain additional capital, we could be forced to significantly curtail or cease operations.

We have only realized nominal revenues from our business. In the next 12 months, we plan to identify businesses to whom we can license, partner and/or distribute Mioxal®, as well as seek additional opportunities to continue our product line and reach.

COVID-19

The impact that COVID-19 will have on our results of operations is uncertain. Management cannot predict the full impact of the COVID-19 pandemic on our sourcing, manufacturing and distribution of our products or to economic conditions generally, including the effects on consumer spending. Specifically, we caution that our business could be materially and adversely affected by the risks, or the public perception of the risks, related to the outbreak of COVID-19. To date, COVID has directly impacted the ability we have to participate in trade show events and other in-person marketing. The risk of a pandemic, or public perception of the risk, could cause customers to avoid public places, including retail properties, and could cause temporary or long-term disruptions in our supply chains and/or delays in the delivery of our inventory to customers. Further, such risks could also adversely affect retail customers’ financial condition, resulting in reduced spending on premium products. The ultimate extent of the effects of the COVID-19 pandemic on us is highly uncertain and will depend on future developments, and such effects could exist for an extended period of time even after the pandemic might end.

On November 9, 2021, the Company completed its acquisition (the “Acquisition”) of all of the assets, including intellectual property assets, relating to Mioxal®, a nutraceutical complex composed of essential amino acids, natural coenzymes and minerals, held by ST BioSciences, Ltd., a company organized under the laws of England and Wales (“STB”). The Acquisition was completed pursuant to the terms of the Asset Purchase Agreement described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2021. As consideration for the Acquisition, the Company issued 19,831,623 shares of Common Stock to STB, which at the closing of the Acquisition represented approximately 70% of the Company’s outstanding shares of Common Stock on a fully-diluted basis. The closing of the Acquisition contemplated by the Asset Purchase Agreement on November 9, 2021, resulted in a change of control of the Company. Pursuant to the Acquisition of STB, the Company has transitioned from developing and distributing a health water infused product to a research and development company.

Fiscal Year End

The Fiscal Year end of the Company is August 31.

Critical Accounting Policies

Please refer to Note 2 - Summary of Significant Accounting Policies in the accompanying Notes to the Consolidated Financial Statements.

Results of Operations for the Three Months Ended November 30, 2021 and November 30, 2020.

Overview. We had revenues of $-0- and $3,080 for the three months ended November 30, 2021 and 2020, respectively. We incurred a net loss of $239,853 and $237,268 for the three months ended November 30, 2021 and 2020, respectively. The increase in net loss of $2,585 is attributable to the factors discussed below.

Revenues. We had -0- and $3,080 revenues from operations for the three months ended November 30, 2021 and 2020, respectively. The extent to which, and the amount of revenues which may be generated from our future business operations and activities is unknown.

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Gross Margin. We had -0- and $1,659 gross margin for the three months ended November 30, 2021 and 2020, respectively.

Expenses. Our operating expenses were $361,072 and $58,834 for the three months ended November 30, 2021 and 2020, respectively. The increase of $302,238 was primarily attributable our November 5, 2021 asset acquisition from ST BioSciences, Ltd., (“STB”). Four former STB employees or contractors were hired which increased salaries approximately $101,000, consulting fees increased approximately $123,000 for compensation for our former CFO, professional fees increased approximately $77,000 from the legal cost associated with our November 5, 2021 asset acquisition and an approximate $1,000 increase in other general and administrative and advertising expenses.

Other (Income) Expense. Our total other (income) expense was ($121,219) and $180,093 for the three months ended November 30, 2021 and 2020, respectively. The $301,312 increase in other income was attributable to a $143,956 gain on extinguishment a promissory notes payable, a $173,154 decrease in expenses related to our convertible notes payable and preferred stock warrants for the change in fair value of the derivative liability and interest accretion, a $3,887 decrease in net interest expense on our notes payable, notes receivable and four convertible notes payable, offset by a $17,598 increase in impairment expense from our inventory and fixed asset write-off, and an $2,087 decrease in other income.

Liquidity and Capital Resources

On September 10, 2021, the Company entered into a convertible promissory note receivable with ST BioSciences, Ltd., (“STB”). The Company acquired certain assets of STB on November 9, 2021. The $555,556 note was issued with an original issue discount of $55,556 and bears interest at 6% per year and a maturity date of September 10, 2022. The discount will be amortized through the term of the convertible promissory notes receivable. The note principal and interest were convertible into shares of STB common stock at a 70% discount to the qualified offering price. On November 9, 2021, the promissory notes receivable was canceled against the associated convertible promissory notes payable assumed from STB.

For the three months ended November 30, 2021, we used net cash of $353,764 from operating activities, primarily attributable to our November 5, 2021 asset acquisition from ST BioSciences, Ltd.

For the three months ended November 30, 2021, we used net cash of $850,000 from investing activities, for our November 5, 2021 asset acquisition from ST BioSciences, Ltd.

For the three months ended November 30, 2021, cash of $4,000,000 was provided from financing activities for our Series B-1 Convertible Stock financing.

Assets

We had total assets of $84,378,669 as of November 30, 2021, which consisted of $2,933,712 cash, prepaid expenses of $15,450, trademarks of $1,680, and intangibles asset of $81,427,827 from our November 5, 2021 asset acquisition from ST BioSciences, Ltd.

The cash of $2,933,712 is attributable to our Series B-1 Convertible Stock financing for $4,000,000. For a further discussion, see Note 9 - Stockholders’ Equity in the accompanying notes to the financial statements.

Liabilities

We had total liabilities of $40,325,421 as of November 30, 2021 consisting of accounts payable of $437,041, accrued expenses of $103,298, Mioxal liability of $28,500,000, note payable, current portion of $10,000, dividends payable of $275,082 for our Series B and Series B-1 Convertible Preferred stock and long-term Mioxal liability of $11,000,000. With the November 5, 2021 asset acquisition from ST BioSciences, Ltd., the Company assumed current and long-term liabilities of $39,923,000 for Mioxal and accounts payable.

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Components of Our Results of Operations from August 31, 2020 - August 31, 2021

Overview

We had revenues of $3,080 and $1,181 for the years ended August 31, 2021 and 2020, respectively. We incurred a net income (loss) of $1,039,932 and ($2,580,068) for the years ended August 31, 2021 and 2020, respectively. The decrease in net loss of $3,620,000 is attributable to the factors discussed below. The extent to which, and the amount of revenues which may be generated from our future business operations and activities is unknown.

We had revenues of $-0- and $3,080 for the three months ended November 30, 2021 and November 30, 2020. We incurred a net loss of $239,853 and $237,268 for the three months ended November 30, 2021 and November 30, 2020, respectively. The increase in net loss of $2,585 is attributable to the factors discussed below.

Revenues

We had revenues from operations of $3,080 and $1,181 for the years ended August 31, 2021 and 2020, respectively. Our revenues for the years ended August 31, 2021 and 2020 consisted primarily of our retail line of health water infused with probiotics and minerals and the sale of one liter of T-free distillate. The increase of $1,899 of revenues resulted from the Company selling one liter of T-free distillate during the three months ended November 30, 2020. The extent to which, and the amount of revenues which may be generated from our future business operations and activities is unknown.

Gross Margin

Once cost of revenue and other expenses to generate revenue are considered, we had gross margins of $1,659 and ($1,783) from our operations for the years ended August 31, 2021 and 2020, respectively. The increase of $3,442 was a result of the sale of one liter of T-free distillate during the three months ended November 30, 2020.

Operating Expenses

Our operating expenses were $240,650 and $215,094 for the years ended August 31, 2021 and 2020, respectively. The increase of $25,556 was primarily attributable to an approximate $54,000 increase professional fees from higher audit fees and legal fees associated with reverse stock split and a potential acquisition and an approximate $10,000 increase in consulting fees due to an agreed upon fee increase for our CEO, offset by an approximate $36,000 decrease in General and Administrative primarily from a $23,000 decrease in insurance cost and an approximate $2,000 decrease in advertising expense.

Other (Income) Expense

Our total other (income) expense was ($1,278,923) and $2,263,191 for the years ended August 31, 2021 and 2020, respectively. The $3,642,114 decrease in other expenses was attributable to a $1,908,267 decrease in expenses related to our convertible notes payable and preferred stock warrants conversion into Series B preferred stock and interest accretion, a $861,680 decrease in debt/equity issuance costs on no new convertible notes during the years ended August 31, 2021 compared to three new convertible notes payables during the year ended August 31, 2020, a $568,173 decrease in impairment expense from our inventory write-off, a notes receivable and fixed assets during the year ended August 31, 2020, a $336,183 decrease in net interest expense on our notes payable, notes receivable and four convertible notes payable, offset by a $32,189 decrease in other income. As discussed in Note 3 - Exchange Agreement in the accompanying Notes to the Consolidated Financial Statements, the Company exchanged the preferred stock warrants and convertible notes payable for Series B preferred stock. As a result of the agreement, the derivative liability was reduced to $-0- in other (income) expense.

Liquidity and Capital Resources

For the year ended August 31, 2021, we used net cash of $30,405 for operating activities, primarily attributable to our Participation Agreement with Libertas Funding, LLC. For the year ended August 31, 2021, we were provided $150,000 from financing activities for a short-term promissory note from an investor. We will require additional working capital to continue as a going concern.

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Assets

We had total assets of $181,886 as of August 31, 2021, which consisted of $137,476 cash, inventory of $17,000, prepaid expenses of $14,000, equity investment (net of discount) of $11,132, equipment of $598 (net of accumulated depreciation), and trademarks of $1,680. The cash balance includes a short-term promissory note for $150,000 which funded on August 30, 2021.

Liabilities

We had total liabilities of $406,725 as of August 31, 2021 consisting of accounts payable and accrued expenses of $43,930, related party payable of $64,600 due our CEO, note payable, current portion of $160,000, dividends payable of $138,195 for our Series B Convertible Preferred stock issued in April 2021.

As discussed on Note 3 - Exchange Agreement in the accompanying Notes to the Consolidated Financial Statements, in April 2021 we entered into an Exchange Agreement with Cavalry Fund I LP (“Cavalry Fund”) pursuant to which we agreed to issue Cavalry Fund 2,694,514 shares of our newly designated Series B Convertible Preferred Stock in exchange for (i) 8,480,000 shares of our Series A Convertible Preferred Stock, (ii) outstanding common stock purchase warrants (the “Warrants”), and (iii) all principal and accrued interest due under outstanding convertible promissory notes. As a result of the agreement, the convertible notes payable, convertible notes payable accrued interest, Series A Preferred stock dividends and derivative liability was reduced to $-0- in the accompanying consolidated balance sheets for an aggregate of $2,588,869.

Cash Requirements

As of August 31, 2021, we had a cash balance of $137,476. Such cash amount of $137,476 is not sufficient to continue our 12-month plan of operation. We will need to raise capital to realize our 12-month plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.

Going Concern

To date the Company only generated nominal revenues and consequently has incurred recurring losses from operations. We do not have sufficient funds to support our daily operations for the next twelve (12) months. The ability of the Company to continue as a going concern is dependent on raising capital to fund our business model and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business model and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The Company does not have any off-balance sheet arrangements.

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DISCLOSURE CONTROLS AND PROCEDURES

Under the supervision and with the participation of our management, our principal executive officer and our principal financial officer are responsible for conducting an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as of the end of the fiscal year covered by this report. Disclosure controls and procedures means that the material information required to be included in our Securities and Exchange Commission reports is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms relating to our company, including any consolidating subsidiaries, and was made known to us by others within those entities, particularly during the period when this report was being prepared. Based on this evaluation, our principal executive officer and principal financial officer concluded as of the evaluation date that our disclosure controls and procedures were not effective as of November 30, 2021 as a result of continuing weaknesses in our internal control over financial reporting as set forth in our Annual Report on Form 10-K for the fiscal year ended August 31, 2021 as filed with the SEC on December 10, 2021.

MANAGEMENT’S ANNUAL REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

As of August 31, 2021, management, consisting solely of our Chief Executive Officer, assessed the effectiveness of our internal control over financial reporting. The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934, as amended, as a process designed by, or under the supervision of, the Company’s Chief Executive Officer and effected by the Company’s Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in the United States of America and includes those policies and procedures that:

•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect our transactions and dispositions of our assets;

•	Provide reasonable assurance our transactions are recorded as necessary to permit preparation of our financial statements in accordance with GAAP, and that receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statement.

In evaluating the effectiveness of our internal control over financial reporting, our management used the criteria set forth by the 2013 version of Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control - Integrated Framework. Based on that evaluation, completed by Timothy Orr, our former Chief Executive Officer and director, who also formerly served as our Interim Chief Financial Officer, Mr. Orr concluded that, during the period covered by this report, such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below.

This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (i) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (ii) inadequate segregation of duties consistent with control objectives; and (iii) ineffective controls over period end financial disclosure and reporting processes. The aforementioned material weaknesses were identified by our former President, who also serves as our former principal financial officer and principal accounting officer, in connection with the review of our financial statements as of August 31, 2021.

Management believes that the lack of a functioning audit committee and the lack of a majority of outside directors on our board of directors’ results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods. If we have sufficient funds and are able to hire additional personal, we plan to implement additional oversight and monitoring procedures to our internal controls in the second quarter of 2022.

Based on this evaluation, our principal executive officer and principal financial officer concluded as of the evaluation date that our disclosure controls and procedures were not effective as of November 30, 2021 as a result of continuing weaknesses in our internal control over financial reporting as set forth in our Annual Report on Form 10-K for the fiscal year ended August 31, 2021 as filed with the SEC on December 10, 2021.

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BUSINESS

Overview

We are a pharmaceutical, small molecule, research and development company focused on the discovery and clinical development of novel therapeutics for major unmet medical needs. We take already validated technologies and identify opportunities and deficiencies to refine and reengineer them, creating products with more desirable performance attributes. The candidate molecules in our portfolio have their genesis in natural product botanical chemistry but have been subsequently modified via synthetic chemistry to endow them with more favorable pharmaceutical characteristics.

The Company’s intellectual property portfolio comprises novel water-soluble prodrugs of payload molecules that have already demonstrated efficacy and tolerability in well-defined preclinical disease models. Despite their promise in such model systems, the translation of these payloads to the clinic is hampered by unfavorable druggability features, in particular, their existing pharmacokinetic and bioavailability attributes. To overcome these pharmaceutical deficiencies, and thus to exploit the underlying promise of the payloads per se, the Company’s prodrugs have been engineered to render them readily soluble in water, able to efficiency traverse mucosal barriers during absorption, and to blunt peak oscillations in plasma and tissue concentration.

Organization & Subsidiaries

We have one operating subsidiary, GridIron Ventures, Inc., a Nevada corporation. Our wholly owned subsidiary, GridIron Ventures was incorporated on July 20, 2017, in Nevada.

Product Pipeline

The Company is developing a portfolio addressing five independent clinical indications, wherein the current therapeutic armamentarium is inadequate or non-existent.

•	The first agent is a novel prodrug of psilocin, a molecule naturally found in certain mushroom species that has been shown to interact with hydroxytryptamine receptors in the limbic system of the central nervous system. Preclinical and human data support its use as a long-effecting agent for reduction of clinical depression. Our prodrug allows for a smooth pharmacokinetic profile, and avoids peak toxicologic side-effects, by blunting the maximal peak concentration.

•	The second agent is a novel prodrug of synthetic tetrahydrocannobivarin, a molecule naturally found in Cannabis that modulates the two principal cannabinoid receptors: CBR1 and CBR2. Preclinical data support its use in the treatment of drug addiction. Our prodrug, which is manufactured chemically without any connection to the Cannabis plant, allows for improved bioavailability and hence more stable and reliable concentrations of the drug in the central nervous system.

•	The third agent is a novel prodrug of synthetic cannabidophorol, a molecule naturally found in Cannabis, closely related to cannabidiol (CBD), that desensitizes several membrane-bound receptors in the brain (TRPV1, TRPA1, GPR55) that impact neuronal excitability and seizures. The FDA has already approved Epidiolex (CBD) for treatment of a childhood seizure disorder (Dravet syndrome). Our prodrug, which is manufactured chemically without any connection to the Cannabis plant, is expected to have improved bioavailability in comparison to CBD and its payload, cannabidophorol, is anticipated to be more potent than CBD in suppressing seizures due to its greater affinity for its biological targets.

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•	The fourth agent is a second novel prodrug of a highly selective CB2R agonist payload, synthetic HU-308, which is structurally similar to tetrahydrocannabinol but without its psychotropic properties. HU-308 prodrug is manufactured chemically, without any connection to the Cannabis plant. Preclinical data support the use of this payload in the treatment of wounds, based on its role in blocking inflammatory injury and in triggering stem cell proliferation and angiogenesis required for prompt wound closure. The Company intends to advance its HU-308 for the treatment of burn wound injury.

•	The fifth agent is a second water-soluble prodrug of HU-308, formulated as an eye drop for topical ophthalmic care. Preclinical data support the use of this payload in the treatment of uveal inflammation and corneal injury, based on its role in suppressing pro-inflammatory cytokine and chemokine expression and via stimulation of growth factors necessitated for repair of damaged epithelium. The Company’s prodrug allows for improved bioavailability and facile administration as an eye drop.

Research and Clinical Development Strategy

We are currently in the pre-clinical development stage for our five pharmaceutical candidates. Our goal is to become a leader in the development of modified Schedule I molecules of botanical origin where there is the opportunity to effect breakthrough advances in diseases of unmet medical need.

In order to achieve our goal, we have attracted and will continue to expand an experienced team of senior executives, along with a team of scientists accomplished in all facets of pharmaceutical research and development, drug formulation, clinical trial execution, and regulatory submissions. We intend to leverage the knowledge of our team in order to complete the clinical trials needed to receive approvals of our product candidates from applicable regulatory authorities.

Our Products and Commercialization Plan

The Company anticipates initiation of marketing later this year of its novel proprietary nutraceutical for amelioration of fibromyalgia and chronic fatigue syndrome. Mioxal is an oral capsule containing four natural molecules that target the underlying pathophysiology in these two clinical conditions, manifesting as disturbances in mitochondrial energetics, redox stress, and neurotransmitter deficiency. Randomized placebo-controlled clinical studies of each of the four actives in Mioxal has demonstrated statistical benefit in clinical efficacy. Mioxal is amongst the first commercial product to deliver all four molecules simultaneously. Already patented, the Company looks to initiate sales of Mioxal in the marketplace in 2022.

Trademarks and Intellectual Property

In January of 2022 the Company filed provisional patent applications protecting composition of matter and method of use of all the technologies described above in Product Pipeline. All of these applications are assigned to the Company. The Company will have the option to convert its provisional applications to full publicized patent applications in January 2023. Within 30-31 months of the publication of the full patent applications, the Company will have the opportunity to file national phase applications in up to 154 countries.

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A composition of matter and method of use patent for Mioxal was issued in Spain in March 2019 with European patent approval currently pending.

Title	Status	Priority Date	Expiry Date
Psilocin prodrugs and uses thereof	Provisional Patent Filed	January 2022	21 years, plus 3-5-year extension
Tetrahydrocannabivarian (THCV) prodrugs and uses thereof	Provisional Patent Filed	January 2022	21 years, plus 3-5-year extension
Cannabidiphoral (CBDP) prodrugs and uses thereof	Provisional Patent Filed	January 2022	21 years, plus 3-5-year extension
HU-308 prodrugs and uses thereof	Provisional Patent Filed	January 2022	21 years, plus 3-5-year extension
HU-308 prodrugs and uses thereof	Provisional Patent Filed	January 2022	21 years, plus 3-5-year extension
Nutraceutical complex	Patent issued in Spain (ES2668082), pending in EU	October 2016	October 2037

Competition

Direct Competitors:

The Company does not currently face direct competition for its portfolio technologies.

The pharmaceutical industry is characterized by rapidly advancing technologies and intense competition. While we believe that our knowledge, experience, and scientific resources provide us with competitive advantages, we face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions and governmental agencies and public and private research institutions. Any product candidates for which we complete clinical development successfully and for which we receive marketing approval may compete with existing therapies and new therapies that may become available in the future.

Many of our competitors have far greater marketing and research capabilities than us. We also face potential competition from academic institutions, government agencies and private and public research institutions, among others, which may in the future develop products to treat those diseases that we currently or, in the future, seek to treat. The current market for treatments that assist in novel therapeutics for major unmet medical needs, is highly unknown. Our commercial opportunity would be reduced significantly if our competitors develop and commercialize products that are safer, more effective, more convenient, have fewer side effects or are less expensive than our product candidates.

Indirect Competitors:

Post-traumatic stress disorder is treated with the selective serotonin reuptake inhibitor antidepressant medications sertraline and paroxetine, both approved by the FDA for PTSD treatment. Anti-anxiety medications are commonly prescribed to relieve severe anxiety despite their potential for abuse. While several studies indicated that the antihypertensive medication prazosin (Minipress) may reduce or suppress nightmares in some people with PTSD, a more recent study showed no benefit over placebo.

Addiction symptoms and signs of drug withdrawal and detox are currently managed with (1) anxiolytic agents that reduce anxiety and irritability, such as benzodiazepines, (2) antidepressants such as sertraline and fluoxetine, and (3) clonidine to reduce sweating, cramps, muscle aches, anxiety, tremors, and seizures. Alcohol addiction is treated with (1) naltrexone to block receptors in the brain that produce alcohol’s pleasurable effects, (2) acamprosate to relieve emotional and physical distress and depression, and (3) disulfiram to induce nausea and vomiting when alcohol is ingested. Heroin and opiate addiction are currently treated with methadone, buprenorphine, and naltrexone.

Childhood epilepsy, manifesting as partial or tonic-clonic seizures, is currently treated with carbamazepine, phenytoin, and valproic acid, as well as ACTH, clobazam, felbamate, gabapentin, lacosamide, lamotrigine, levetiracetam, oxcarbazepine, phenobarbital, tiagabine hydrochloride, topiramate, vigabatrin, and zonisamide. The medications Diastat rectal gel, Epidiolex (made from cannabidiol), and fenfluramine have been approved for treatment of refractory childhood epilepsy (Dravet’s syndrome).

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Uveitis is treated with (1) corticosteroids, (2) immunosuppressants such as azathioprine, cyclosporin, methotrexate, and mycophenolate, and (3) targeted immunomodulating biologic agents, including Abatacept, Adalimumab, Daclizumab, Infliximab, and Rituximab.

Wound care is currently treated with topical antibiotics and disinfectants, and supportive surgical debridement and skin grafting.

Fibromyalgia is currently treated with FDA-approved antidepressants duloxetine and milnacipran, and the anti-seizure medicine pregabalin.

Raw Materials

The Company produces its products via chemical synthesis, beginning with routinely available chemical raw materials.

Manufacturing

We do not own or operate, and currently have no plans to establish, any manufacturing facilities for final manufacture. We currently rely, and expect to continue to rely, on third parties for the manufacture of our product candidates for preclinical and clinical testing, as well as for commercial manufacturing of any pharmaceutical drug products for which we receive regulatory approval.

Regulations and Government Approvals

Initially, we intend to obtain approvals for our pharmaceutical candidates from the U.S. Food and Drug Administration, or FDA, the European Medicines Agency, or EMA, the Japanese Pharmaceuticals and Medical Devices Agency (PMDA), the Therapeutic Goods Administration (TGA) in Australia, and other countries’ governmental regulatory agencies approvals for our product candidates.

Regulation of Psilocin and Ibogaine analog

In the United States, psychedelics, such as psilocin and ibogaine, are listed by the DEA as a Schedule I substance under the CSA. The Company is developing a prodrug of psilocin and an analog of ibogaine, entitled 18-methylaminocoronaridine, which might be considered as a Schedule I substance under the Federal Analog Act. The DEA regulates chemical compounds as Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, have no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II substances are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II substances is further restricted. For example, they may not be refilled without a new prescription and may have a black box warning. Further, most, if not all, state laws in the United States classify psilocin as a Schedule I controlled substance. For any product containing a prodrug of psilocin or an analog of ibogaine to be available for commercial marketing in the United States, these prodrugs and analogs must be rescheduled, or the product itself must be scheduled, by the DEA to Schedule II, III, IV or V. Commercial marketing in the United States will also require scheduling-related legislative or administrative action.

Employees

As of January 1, 2022, we have four employees, all of whom reside in the United States. Our employees are not represented by any labor union or any collective bargaining arrangement with respect to their employment with us. We have never experienced any work stoppages or strikes as a result of labor disputes. We believe that our employee relations are good. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and additional employees.

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Properties

Our principal place of business is located at 40 Wall Street, Suite 2701 New York, New York 10005, which consists of approximately 3,500 square feet of office space which the Company leases. The relevant lease is scheduled to expire on December 31, 2024. We do not own any properties or land.

We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available.

Legal Proceedings

There are no pending or contemplated legal proceedings, including specifically required information about these proceedings.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

Board of Directors and Executive Officers

The following table sets forth as of February 10, 2022, the names and positions of our executive officers and directors serving as of such date. All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors.

Our executive officers and directors and their respective ages as of the date of filing are as follows:

Name	Age	Positions

Jeffrey J. Kraws	57	Chief Executive Officer and Director
Andrew Salzman	65	Chief Science Officer
Jason Frankovich	46	Director

Jeffrey J. Kraws, Chief Executive Officer and Director

Mr. Kraws was appointed as our Chief Executive Officer and a director on November 9, 2021. Mr. Kraws has served as a member of the board of directors of Synthetic Biologics, Inc. since January of 2006, and was appointed independent, non-executive Chairman of the Board that company in May 2012. Mr. Kraws has served on the board of directors of Avivagen Inc. (TSX:VIV) since 2013 where he currently serves as Chairman. Since 2003, Mr. Kraws has served as Chief Executive Officer and co-founder of Crystal Research Associates and CRA Advisors, and since February 2012, he has served as partner and co-founder of TopHat Capital, LLC. Mr. Kraws is a partner at Grannus Securities Pty Ltd. (an Australian based private equity fund) since November 2015. Mr. Kraws is a partner of PDK Healthcare Innovations LLC. He also consults and assists in management of private companies through his private practice. From August 2016 through January 2021, Mr. Kraws served as the Co-President of Ra Medical Systems Inc. (NYSE: RMED), a medical device company. From 2019-2020, Mr. Kraws served as a registered representative and advisor at Piper Sandler and served as a member of the board of directors for Saleen from 2013-2020.

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Well-known and respected on Wall Street, Mr. Kraws has received some of the most prestigious awards in the industry. Among other awards, he was given a “5-Star Rating” in 2001 by Zacks and was ranked the number one analyst among all pharmaceutical analysts for stock performance in 2001 by Starmine.com. Prior to founding Crystal Research Associates, Mr. Kraws served as co-president of The Investor Relations Group (IRG), a firm representing primarily under-followed, small-capitalization companies. Previously, Mr. Kraws served as a managing director of healthcare research for Ryan Beck & Co. and as director of research/senior pharmaceutical analyst and managing director at Gruntal & Co., LLC (prior to its merger with Ryan Beck & Company). Mr. Kraws served as managing director of the healthcare research group and senior pharmaceutical analyst at First Union Securities (formerly EVEREN Securities); as senior U.S. pharmaceutical analyst for the Swedish-Swiss conglomerate Asea Brown Boveri; and as managing director and president of the Brokerage/Investment Banking operation of ABB Aros Securities, Inc. He also served as senior pharmaceutical analyst at Nationsbanc Montgomery Securities, BT Alex Brown & Sons, and Buckingham Research. Mr. Kraws also has industry experience, having been responsible for competitive analysis within the treasury group at Bristol-Myers-Squibb Company. During 2006 through February of 2007, Mr. Kraws served as Vice President of Business Development at Synthetic Biologics, Inc., on a part-time basis. He holds an M.B.A. from Cornell University and a B.S. degree from State University of New York - Buffalo. Mr. Kraws brings a strong business background to us, having worked as a pharmaceutical analyst for over 30 years.

Andrew Salzman, MD, Chief Science Officer

Dr. Salzman was appointed as the Company’s Chief Science Officer on January 14, 2022. Dr. Salzman is a physician, scientist, inventor and biomedical entrepreneur. He received his undergraduate training at Yale College and medical education at Harvard Medical School. He completed his pediatric internship and residency at Columbia University, and post-doctoral fellowships in pediatric critical care, neonatal critical care, immunology, mucosal physiology and pediatric infectious disease at the Weizmann Institute of Science, Boston Children’s Hospital Medical Center, the Massachusetts General Hospital and Beth Israel Hospital Medical Center.

Dr. Salzman is an internationally recognized authority on free radical and oxidant mediated tissue injury. He founded and led the Division of Critical Care Medicine at Cincinnati Children’s Hospital Medical Center. For the last 20 years he has founded and led biotechnology companies that have invented and developed novel pharmaceutical therapeutics. Among these, he has invented and developed the first PARP inhibitor (INO-1001, licensed to Genentech), the first adenosine 1 receptor agonist to enter clinical trials (trabadenoson, resulting in a NASDAQ IPO) and the first recombinant cystathionine beta synthase enzyme for classical homozygous homocystinuria (Pegtibatinase sold to Travere Therapeutics).

He has authored 175 peer-reviewed scientific publications and holds 50 patents in the fields of medicine, pharmacology, organic chemistry and medical devices. Dr. Salzman has received continuous NIH funding since 1993, authoring 75 federal grants and receiving $160 million in federal grant and contract funding.

Jason Frankovich, Director

Mr. Frankovich was appointed as a director on December 20, 2021.  Mr. Frankovich has served as Founder and principal executive of ST Labs, a holding company for innovative biotech companies and cannabis sector companies where he oversaw operations and business development since 2012. ST Lab’s portfolio included:

•	ST BioSciences, a biotech company designing novel molecules in synthetic Schedule I space, with a focus on indications with unmet needs such as fibromyalgia, withdrawal and PTSD.

•	STB, a CBD consumer goods company which manages the full supply cycle from concept design to owning actual brick and mortars.

•	ST Therapeutics, a biotech company with a portfolio of innovative technologies and phase 2 trials focusing on stem cells and a library of venom and toxin novel molecules.

•	ST AgroTech, an agricultural company that focuses on new methods of vertical farming for nutrient dense vegetation. The company also has a vast portfolio of cannabis assets ranging from EUGMP facilities to patents on medicinal plant-based therapies.

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From 2008 to 2013, Mr. Frankovich served as partner at Atlas Investments. Atlas was focus was project finance in the Real Estate and development sector. The company financed ground up development projects both domestically and internationally. The projects ranging from hotels, multi family, to community development and commercial strip malls.

Director Nominations

Our Board of Directors believes that, considering our size, decisions relating to director nominations can be made on a case-by-case basis by all members of the Board of Directors without the formality of a nominating committee or a nominating committee charter. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right to do so in the future.

Director Independence

None of the members on the Company’s Board qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The Company has no current plans to list on the NASDAQ Global Market or other national securities exchange.

Family Relationships

There are no family relationships among any of our directors, executive officers or key employees.

Lock-up/Leak Out Agreement

As a condition to the Acquisition, Jason Frankovich entered into a Lock-Up/Leak-Out Agreement, pursuant to which, after a lock-up period of twelve months (provided that the lock-up period shall not cover any shares of Common Stock owned by Mr. Frankovich or any of his Affiliates that are included in a current resale registration statement), Mr. Frankovich and his Affiliates (including, without limitation, STB) shall be allowed to sell in any one week, no more than the greater of (i) 5% of the total shares of the Company publicly traded on any nationally recognized medium of a stature no less than the Pink OTC Markets, Inc. over the previous 10 trading days, or (ii) 1% of the total outstanding shares of the Company as reported in the Company’s most recently filed report or registration statement with the SEC, divided by 13 weeks.

Employment Agreements

We have no written employment agreement with our current officers and directors.

Involvement in Certain Legal Proceedings

To the Company’s knowledge, there are no material proceedings to which any director or officer as named above or affiliate of the Company, any owner (of record or beneficially) of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Committees of the Board

Until the Acquisition, the Company only had one officer and one director, and as a result the Company has not designated any audit, nominating, compensation or other committees. At such time in the future that the Company appoints independent directors to the Board, it expects to form the appropriate Board committees and identify an audit committee financial expert. All functions of an audit committee, nominating committee and compensation committee are and have been performed by the Board.

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Audit Committee

The Company does not have an audit committee financial expert serving on an audit committee. In the future, the Company may seek to retain an audit committee financial expert provided the company has the resources to accomplish this task.

Compensation Committee

The Company currently does not have a standing compensation committee or committee performing similar functions. The Board currently performs the functions normally undertaken by these committees. Provided the company can secure adequate resources and personal, in the future the board may nominate a compensation committee. There are no employment agreements by and between the current officer and director.

Code of Ethics and Code of Conduct

Our securities are not listed on a national securities exchange, and we are, therefore, not required and do not have a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Our management promotes honest and ethical conduct, full and fair disclosure in our reports to the SEC, and compliance with applicable governmental laws and regulations.

EXECUTIVE AND DIRECTOR COMPENSATION

The following is a discussion and analysis of the compensation arrangements for our named executive officers. We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are providing a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table as well as narrative disclosures regarding our executive compensation program. For 2021, our named executive officers were Timothy Orr, our former Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary and Jeffrey J. Kraws our current Chief Executive Officer.

Summary Compensation Table

The following table sets forth the compensation paid by the Company to the Executive Officers during the fiscal years ended August 31, 2020 and 2021. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Timothy S. Orr	2020	0		0	0	0	0	73,000	73,000
Former Chief Executive Officer and Chief Financial Officer	2021	0		0	0	0	0	69,000	69,000

Jeffrey J. Kraws Chief Executive Officer	2021	37,500	(1)	0	0	0	0	0	0

Andrew Salzman Chief Science Officer	2021	10,000	(2)	0	0	0	0	0	0

___________________

(1)	Monthly salary paid to Mr. Kraws for services provided to the Company as of December 2021.

(2)	Monthly salary paid to Dr. Salzman for services provided to the Company as of December 2021.

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The following table sets forth the compensation paid to the directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named directors.

Name	Fees Earned or Paid in Cash		Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	All Other Compensation	Total Compensation(1)
Timothy S. Orr	$-		$-	$-	$-	$-	0
Jeffrey J. Kraws	$-		$-	$-	$-	$-	0
Jason Frankovich	$16,666.67	(2)	$-	$-	$-	$-	0

__________________

(1)	Excludes executive compensation

(2)	Monthly compensation provided by Company to Mr. Frankovich for non-executive officer services.

Executive Compensation Components

Equity Compensation

Option Grants

The following table provides information concerning unexercised stock options, stock that has not vested and equity incentive plan awards for our named executive officer outstanding as of August 31, 2021. None of our named executive officers hold stock awards.

Name	Number of securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Timothy S. Orr	0	0	0	0.00	0
Jeffrey J. Kraws	0	0	0	0.00	0
Andrew Salzman	0	0	0	0.00	0

Other Elements of Compensation

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised by the named executive officers as of the end of the fiscal period ended August 31, 2021.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended August 31, 2021.

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Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of the end of the fiscal year ended August 31, 2021, and through the date of filing of this Annual Report on Form 10-K, provided for or contributed to by our company.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the date of filing by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. The beneficial ownership of each person was calculated based on a total of 20,020,239 shares of Common Stock issued and outstanding as of the date of filing. The address of each person is deemed to be the address of the issuer unless otherwise noted.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Name and address (1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares (2)
5% or greater owners and directors and executive officers
Jeffrey J. Kraws (3)	1,289,055	6.438%
Jason Frankovich (4)	12,510,783	62.49%
Andrew Salzman (5)	116,051	0.579%
All directors and executive officers as a group (3 Persons)	13,915,889	69.507%

________________

(1)	Unless otherwise notes, the address for each person listed in the table above is 40 Wall Street, Suite 2701, New York, New York 10005.

(2)

Based on 20,020,239 shares outstanding on January 18, 2022. The number of shares of our common stock owned are those “beneficially owned” as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.

(3)	Jeffrey J. Kraws is the Chief Executive Officer of the Company and a member of the Board.

(4)	Jason Frankovich is a member of our Board.

(5)	Andrew Salzman is the Chief Science Officer of the Company. Includes 99,150 shares held by Dr. Salzman and 16,875 shares held by Salzman Group Inc. which is an affiliate of Dr. Salzman.

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SELLING STOCKHOLDERS

This prospectus covers shares of our common stock issuable upon conversion of our Series B Preferred and Series B-1 Preferred Shares and certain other financing transactions consummated in 2020 and 2021 disclosed elsewhere in this prospectus. When we refer to the selling stockholders in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale.

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth in the following table. There is no requirement for the selling stockholders to sell their shares, and we do not know when, or if, or in what amount the selling stockholders may offer the securities for sale pursuant to this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of their securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. We may amend or supplement this prospectus from time to time in the future to update or change this selling stockholder list and the securities that may be resold.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of January 18, 2022. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. We cannot give an estimate as to whether the selling stockholders will in fact sell any or all of their shares of common stock.

To our knowledge and except as noted below or elsewhere in this prospectus, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

	Beneficial Ownership Prior to Registration		Shares Registered Pursuant to this Prospectus (Maximum Number that may be Sold)		Beneficial Ownership after Registration Assuming All Shares are Sold
	Shares	% (++)	Shares	%	Shares	%
Selling Stockholders
Holders Of More Than 5%
Jason Frankovich	12,510,783	62.49%	12,510,783	62.49%	---	---
Jeffrey Jay Kraws	1,289,055	6.44%	1,289,055	6.44%	---	---
Other Selling Stockholders
Cavalry Fund I, LLP (1)	2,694,514	4.99%	2,694,514	4.99%	---	---
L1 Capital Opportunities Master Fund Ltd. (2)	2,694,514	4.99%	2,694,514	4.99%	---	---
Lincoln Park Capital Fund, LLC (3)	2,694,514	4.99%	2,694,514	4.99%	---	---
Perceptive Groupe LLC	694,107	3.47%	694,107	3.47%	---	---
David Conkling	694,107	3.47%	694,107	3.47%	---	---
Bridgewater Advisors LLC	594,949	2.97%	594,949	2.97%	---	---
Federica Primus	446,212	2.23%	446,212	2.23%	---	---
Paul F. Pelosi Jr.	396,632	1.98%	396,632	1.98%	---	---
Primus Investments	396,632	1.98%	396,632	1.98%	---	---
Meir Naor Avital	297,474	1.49%	297,474	1.49%	---	---
Social Dynamic Partners Group LLC	297,474	1.49%	297,474	1.49%	---	---
Robert G. Morris	198,316	*	198,316	*	---	---

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Mahemud Tejani	198,316	*	198,316	*	---	---
Sam Guttman	198,316	*	198,316	*	---	---
Raul Fernando Biancardi	198,316	*	198,316	*	---	---
True Tax Software, LLC (Thomas Scambos)	198,316	*	198,316	*	---	---
Jamie Lynn Coulter	198,316	*	198,316	*	---	---
Craig Alfieri	99,158	*	99,158	*	---	---
Nicholas Defonte	99,158	*	99,158	*	---	---
Andrew Salzman	99,158	*	99,158	*	---	---
Patrick Ryan Morris	99,158	*	99,158	*	---	---
Mike Hickey	99,158	*	99,158	*	---	---
Ludlow Business Services, Inc. (Pat Gaynes)	99,158	*	99,158	*	---	---
Sophia Frankovich	99,158	*	99,158	*	---	---
Terry Kiley	99,158	*	99,158	*	---	---
Foxhill Development	49,579	*	49,579	*	---	---
Asher Fried	49,579	*	49,579	*	---	---
3 Merritt Avenue LLC (Doug Arntsen)	49,579	*	49,579	*	---	---
Salzman Group Inc. (Bonus)	16,857	*	16,857	*	---	---
Catherine Varni	9,916	*	9,916	*	---	---
Patricia D'Ambrosi Revocable Trust	5,949	*	5,949	*	---	---
Christian Leinfelder	4,958	*	4,958	*	---	---
Andrew G. Byrne	3,966	*	3,966	*	---	---
James T. Kennedy Jr.	3,966	*	3,966	*	---	---
Barbara A. Kratt	3,966	*	3,966	*	---	---
Al Borsela	2,975	*	2,975	*	---	---
Sandra Difranco	2,975	*	2,975	*	---	---
Geffrey Malz	2,975	*	2,975	*	---	---
Domenico Roveda	2,975	*	2,975	*	---	---
Joann Saponar	2,975	*	2,975	*	---	---
Roderick C. Perpetua	2,975	*	2,975	*	---	---
Anne Rae Conkling	2,975	*	2,975	*	---	---
Wayne Johnston	1,983	*	1,983	*	---	---
Maria Kowalchuk	1,983	*	1,983	*	---	---
John Krajkowski	1,983	*	1,983	*	---	---
Georgann Gelsi	1,983	*	1,983	*	---	---
Kyle Piccirillo	1,983	*	1,983	*	---	---
Robert Demartin	1,983	*	1,983	*	---	---
Mike Adelson	49	*	49	*	---	---
The Michael and Amy Adelson Living Trust	17	*	17	*	---	---
Arch Investments LLC	97	*	97	*	---	---
Sayed Baharun	812	*	812	*	---	---
Kristopher L. Berge	8	*	8	*	---	---
Philip Berge	11	*	11	*	---	---
Herbert Bernick	50	*	50	*	---	---
Enos Bonham	66	*	66	*	---	---
Jim Bristow	79	*	79	*	---	---

40

Christopher J. Brough	3,247	*	3,247	*	---	---
Tanapol Bumrung	2,111	*	2,111	*	---	---
Cavalry Fund Management LLC	618	*	618	*	---	---
Jerry Camilli	38	*	38	*	---	---
The Timothy J. Carbone Revocable	17	*	17	*	---	---
Tim Carbone	11	*	11	*	---	---
Carolina Trust	33	*	33	*	---	---
Carolina Trust	33	*	33	*	---	---
Michal Ciesla	812	*	812	*	---	---
Anthony W. Colee	9	*	9	*	---	---
Marc Crimeni	4,059	*	4,059	*	---	---
Joseph Davis	7	*	7	*	---	---
Dedicated Investments, Inc.	4,059	*	4,059	*	---	---
Charles Disessa	8	*	8	*	---	---
Marvin Dubbins	53	*	53	*	---	---
Jim Emore	17	*	17	*	---	---
Fast - Cede And Co.	42,696	*	42,696	*	---	---
Bill Feniger	17	*	17	*	---	---
David Fitzpatrick	40	*	40	*	---	---
The Goldstein Trust Dated February 7Th, 2005	82	*	82	*	---	---
Lee Greenstein	18	*	18	*	---	---
Pauline D. Hatesohl	21	*	21	*	---	---
Olav Hellebo	812	*	812	*	---	---
The Idok Trust Uad 8-25-12	122	*	122	*	---	---
Robert Juxon	812	*	812	*	---	---
Chanchai Kaeowongsa	743	*	743	*	---	---
Arif Khatib	325	*	325	*	---	---
Sommay Khongriram	2,354	*	2,354	*	---	---
Daniel Klena	17	*	17	*	---	---
Chantra Khongreeram	2,030	*	2,030	*	---	---
Somjit Kongriram	2,354	*	2,354	*	---	---
Mark Leslie	174	*	174	*	---	---
Lm & Km Family Trust	9	*	9	*	---	---
Charlie Lou	7	*	7	*	---	---
Carlos Magdaleno	325	*	325	*	---	---
Gerald Mahdik	17	*	17	*	---	---
Mako Ventures Limited	812	*	812	*	---	---
Melvin Mollberg	36	*	36	*	---	---
George Meyers	49	*	49	*	---	---
Radka Milanova	1,624	*	1,624	*	---	---
Joseph Molnar	9	*	9	*	---	---
James Moshier	5	*	5	*	---	---
Robert Murar	17	*	17	*	---	---
Nam-Oi Panjanirot	2,030	*	2,030	*	---	---
Paul Nonte	1,300	*	1,300	*	---	---
Heather Obrien	406	*	406	*	---	---
James Orr	325	*	325	*	---	---

41

Samantha Orr	244	*	244	*	---	---
Thomas Payton	33	*	33	*	---	---
Abe Penner	12	*	12	*	---	---
Tammy Phillips	1,300	*	1,300	*	---	---
Radosiina Nikodimova Draganova	812	*	812	*	---	---
Raymond Goldstein Trust Dtd 2/7/2005	325	*	325	*	---	---
Brian J. Romine	163	*	163	*	---	---
Pornphan Saengkhum	2,354	*	2,354	*	---	---
Wichian Sahwatdi	1,827	*	1,827	*	---	---
Sureepou Samleddee	2,111	*	2,111	*	---	---
Sakdithat Sanpudcha	2,030	*	2,030	*	---	---
Thomas D. Scholl	10	*	10	*	---	---
Darrel Seahorn	82	*	82	*	---	---
Seminal Holdings, Inc.	3,897	*	3,897	*	---	---
Robert Senenko	33	*	33	*	---	---
Tara Smesny	1,624	*	1,624	*	---	---
Sudjai Pangpinid	2,030	*	2,030	*	---	---
Timothy S. Orr	86,130	*	86,130	*	---	---
Dung Trinh	488	*	488	*	---	---
Authai Uaongthong	1,274	*	1,274	*	---	---
Carawut Ainthakhon	2,030	*	2,030	*	---	---
John Warner	34	*	34	*	---	---
Richard Wells	821	*	821	*	---	---
Wellman Family Living Trust	163	*	163	*	---	---
John Weston	21	*	21	*	---	---
Siriporn Wongthong	2,030	*	2,030	*	---	---
Chris Wronski	812	*	812	*	---	---
Zeus & Zeus Trust	17	*	17	*	---	---

________________

*	Represents less than 1% of the number of shares of our Common Stock outstanding
++	Percentages have been rounded up

(1)

Includes 1,174,891 shares of Common Stock underlying Series B Preferred Stock convertible to Common Stock within 60 days of January 26, 2022. Cavalry Fund I LP (“Cavalry”) disclaims all beneficial ownership in excess of the 1,174,891 shares of Common Stock.  Cavalry Fund I Management LLC is the general partner of Cavalry and Thomas Walsh is the Manager of Cavalry Fund I Management LLC.  As such, each of Mr. Walsh and Cavalry Fund I Management LLC may be deemed to beneficially own the shares held by Cavalry. Each of Mr. Walsh and Cavalry Fund I Management LLC disclaims beneficial ownership of these securities.

(2)

Includes 1,174,891 shares of Common Stock underlying Series B-1 Preferred Stock convertible to Common Stock within 60 days of January 26, 2022. The Holder disclaims all beneficial ownership in excess of the 1,174,891 shares of Common Stock. David Feldman is the managing member of L1 Capital Opportunities Master Fund Ltd., (“L1”) and consequently has voting control and investment discretion over securities held by L1. As a result of the foregoing, Mr. Feldman may be deemed to have beneficial ownership of the shares of common stock beneficially owned by L1.

(3)

Includes 1,174,891 shares of Common Stock underlying Series B-1 Preferred Stock convertible to Common Stock within 60 days of January 26, 2022. The Holder disclaims all beneficial ownership in excess of the 1,174,891 shares of Common Stock. Joshua Scheinfeld and Jonathan Cope, the principals of Lincoln Park Capital Fund, LLC (“LPC”) are deemed to be beneficial owners of all the common stock owned by LPC. Messrs. Scheinfeld and Cope have shared voting power.

42

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the years ended August 31, 2021 and 2020, the Company paid Timothy S. Orr, the Company’s former Chief Executive Officer and Director $73,000 and $69,900, respectively.

At the Closing of the Acquisition, the Company made a payment to Mr. Orr in the aggregate amount of $151,930.00 in respect of the following: (a) $43,930 in full satisfaction of a loan made to Company by Mr. Orr; and (b) $108,000 in full satisfaction of all payment and other obligations of Company to Mr. Orr pursuant to that certain employment offer letter between the Company and Mr. Orr dated August 1, 2021 (which agreement was be deemed terminated upon the Closing of the Acquisition).

On November 9, 2021, the Company completed the acquisition of all of the assets, including intellectual property assets, relating to Mioxal held by ST BioSciences, Ltd., (“STB”). The acquisition was completed pursuant to the terms of the Amended and Restated Asset Purchase Agreement dated November 5, 2021. As consideration for the acquisition, the Company paid $350,000 cash and issued 19,831,623 shares of Common Stock to STB valued at $40,654,827 or $2.05 per share, which at the closing of the acquisition represented approximately 70% of the Company’s outstanding shares of Common Stock on a fully diluted basis. Mr. Kraws owns approximately 6.5% of the issued and outstanding ordinary shares of STB, and Mr. Frankovich owns approximately 62% of the issued and outstanding ordinary shares of STB.  In January 2022, STB distributed the Common Stock to its shareholder as a dividend.

The Company has entered into a consulting agreement with The Salzman Group Inc., and other affiliated companies (“Salzman Group”) to provide scientific research and development services. As consideration for such services, the company has agreed to pay the Salzman Group a monthly consulting fee of $7,500. The Salzman Group is controlled by Dr. Salzman our Chief Scientific Officer.

Other Related Party Transactions

Marketing Services

The Company anticipates initiation of marketing later this year for its novel proprietary nutraceutical for amelioration of fibromyalgia and chronic fatigue syndrome. Mioxal is an oral capsule containing four natural molecules that target the underlying pathophysiology in these two clinical conditions, manifesting as disturbances in mitochondrial energetics, redox stress, and neurotransmitter deficiency. Randomized placebo-controlled clinical studies of each of the four actives in Mioxal has demonstrated statistical benefit in clinical efficacy. Mioxal is the first commercial product to deliver all four molecules simultaneously. The Company looks to initiate sales of Mioxal in the marketplace in 2022.

We currently have no marketing agreement(s) with third party marketing groups.

Indemnification Agreements

Timothy S. Orr entered into an Indemnification Agreement dated October 9, 2017, with the Company, pursuant to which the Company agreed to indemnify him for claims that may arise in connection with the performance of his duties as an officer or director for the Company. Mr. Orr has since retired from his position as Director, Chief Executive Officer and Interim Chief Financial Officer.

43

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $50,000 in any one fiscal year, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers, one of our directors, or a nominee to become one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5.0% of any class of our voting securities;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of any class of our voting securities; and

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in any class of the Company’s voting securities.

Our Board intends to adopt a related party transactions policy. Pursuant to this policy, our Board will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our audit committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy will require that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

DESCRIPTION OF CAPITAL STOCK

As of January 18, 2022, our authorized capital stock consists of (i) 200,000,000 shares Common Stock, of which 20,020,239 shares are outstanding, and (ii) 25,000,000 shares of “blank check” preferred stock, of which (x) 2,694,514 shares are designated Series B Stock, all of which are outstanding, and (y) 5,389,028 shares are designated Series B-1 Stock, all of which are outstanding. Our Common Stock, Series B Stock and Series B-1 Stock vote together as a single class, on an as-converted basis, subject to the 4.99% beneficial ownership limitations set forth in the terms of the Series B Preferred Share and Series B-1 Preferred Share Certificate of Designation. Pursuant to the terms of their respective terms, shares of Series B Stock and B-1 Stock are convertible into Common stock on a one-for-one basis, subject to adjustment.

The following summary of our capital shares and articles of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our articles of incorporation and bylaws, which will be provided upon request. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Common Stock

Voting Rights

Holders of shares of our common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected at that time and for whose election such stockholder has a right to vote.

44

Ranking

Except to the extent that the holders of at least a majority of the outstanding Series B which shall include Cavalry Fund I LP as long as it owns at least 5% of the Series B (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 15, all shares of capital stock of the Company shall be junior in rank to all Series B with respect to the preferences as to dividends, distributions, and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is collectively referred to as “Junior Stock”).

Except to the extent that the holders of at least a majority of the outstanding Series B-1 which shall include Lincoln and L1 Capital, as long as Lincoln or L1 Capital, as applicable owns at least 5% of the Series B-1 (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 15, all shares of capital stock of the Company shall be junior in rank to all Series B-1 with respect to the preferences as to dividends, distributions, and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is collectively referred to as “Junior Stock”).

Dividend Rights

Holders of shares of our common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to, if applicable, any prior rights and preferences that may be applicable to any outstanding preferred stock.

Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless:

•	So authorized by the Articles of Incorporation;

•	A majority of the shareholders of the class or series to be issued approve the issuance; or

•	There are no outstanding shares of the class or series of shares that are authorized to be issued.

Liquidation Rights

The Series B-1 Preferred Stock will rank on parity with the Series B Preferred and senior to all other classes of the Company’s capital stock.

Conversion

The Conversion Price and the number of shares of common stock issuable upon conversion of the Series B and Series B-1 Preferred will be subject to pro-rata adjustment for stock splits, dividends and similar corporate events.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.001 per share, covering up to an aggregate of 25,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

Series B Preferred Stock

Series B Ranking

Except to the extent that the holders of at least a majority of the outstanding Series B which shall include Cavalry Fund I LP as long as it owns at least 5% of the Series B (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 15, all shares of capital stock of the Company shall be junior in rank to all Series B with respect to the preferences as to dividends, distributions, and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is collectively referred to as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Series B. Without the prior express consent of the Required Holders voting separate as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) senior rank to the Series B in respect to the preferences as to the dividends and distributions, and payments upon the dissolution, liquidation and winding up of the Corporation (collectively “Senior Preferred Stock”), or (ii) of pari passu rank to the Series B in respect of the preferences, dividends, distributions and payment upon the liquidation, dissolution and winding up of the Corporation (collectively “the Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior too the date no Series B remains outstanding. Except as provided for herein in the event of a merger or consolidation of the Corporation into another corporation, the Series B shall maintain their relative powers, designations, rights, privileges powers and preferences, provided for herein for a period of at least two years following such merger or consolidation and no such merger or consolidation shall cause a result inconsistent therewith.

45

Voting Rights

Holders of shares of our Series B Preferred are entitled to the whole number of votes equal to the number of shares of common stock into which such holder’s Series F Preferred Stock would be convertible on the record date for the vote or consent of stockholders, and otherwise has voting rights and powers equal to the voting rights and powers of the common stock. To the extent that under the NRS the vote of the holders of the Series B Preferred, voting separately as a class or series as applicable, is required to authorize a given action of ours, the affirmative vote or consent of the holders of all shares of Series B, voting together in the aggregate and not in a sperate series, uncles required under the NRS, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the NRS), voting together in the aggregate and not in a separate series unless required under the NRS, shall constitute the approval of such action by both the class or the series, as applicable. To the extent that NRS holders of Series B are entitled to vote on matters with holders of Common Stock, voting together as one class, each share of Series B shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to ownership limitations specified and Maximum Percentages) using the record date for determining the stockholders of the Corporation eligible to vote on such matters as the date of which the Conversion Price is calculated. Holders of the Series B shall be entitled to written notice of all stockholder meetings and written consents with respect to which they would be entitled by vote, which notice would be provided pursuant to the Corporations bylaws and the NRS. These rights are subject to maximum beneficial ownership percentages specified in the Series B Certificate of Designation.

Dividend Rights

Cumulative dividends on each share of Series B Preferred will accrue, on a quarterly basis in arrears, at the rate of 10% per annum on the Stated Value, plus all dividends, whether declared or not, on such share of Series B and (the “Additional Amount”) thereon. All accrued dividends on each share of Series B Preferred are to be paid upon conversion of the Series B Preferred for which the applicable dividend is due. At the option of the Company dividends may be paid in cash or shares of common stock. Each holder of Series B Preferred will also be entitled to receive dividends or distributions on each share of Series B Preferred on an “as converted” into common stock basis when and if dividends are declared on the common stock by the Company’s Board of Directors. Dividends may be paid in cash or property, as determined by the Board of Directors.

Liquidation Rights

The Series B Preferred Stock will rank on parity with the Series B-1 Preferred and senior to all other classes of the Company’s capital stock. The Series B Preferred has a stated value of $1.30 per share (the “Stated Value”). Subject only to the liquidation rights of the holders of Series B Preferred and Series B-1 Preferred that are then issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series B Preferred is entitled to receive an amount per share equal to the greater of (i) the Stated Value, plus the Additional Amount (as defined below) and (i) the amount per share such holder would receive if such holder converted such share of Series B Preferred into common stock immediately prior to the date of such payment.

46

Conversion Rights

Subject to the beneficial ownership limitations described below, at any time, each share of Series B Preferred will be convertible at the holder’s option into validly issued, fully paid and non-assessable shares of common stock at a conversion rate (the “Conversion Rate”) determined by dividing the sum of the Conversion Amount (as defined below) of such share of Series B Preferred Stock by the conversion price, which is the lesser of (i) $1.30 or (ii) 75% of the price paid per share by investors in any subsequent offering of the Company’s common stock or common stock equivalents, subject to adjustment as provided herein, subject to adjustment as set forth below (the “Conversion Price”). The Conversion Amount is defined as the Stated Value plus the Additional Amount and any accrued and unpaid late charges with respect to such Stated Value and Additional Amount as of such date of determination. In addition, the shares of Series B Preferred will be convertible at the holder’s option at the Conversion Price any time during the period commencing on the date of the occurrence of a Triggering Event (as defined in the Series B Certificate of Designations). A holder of Series B Preferred will not be able to convert the shares into shares of common stock to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of our common stock following such exercise or conversion, subject to a waiver by the holder upon 61 days’ prior notice to the Company. The Conversion Price and the number of shares of common stock issuable upon conversion of the Series B-1 Preferred will be subject to pro-rata adjustment for stock splits, dividends and similar corporate events.

Series B-1 Preferred Stock

Series B-1 Ranking

Except to the extent that the holders of at least a majority of the outstanding Series B-1 which shall include Lincoln and L1 Capital, as long as Lincoln or L1 Capital, as applicable owns at least 5% of the Series B-1 (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 15, all shares of capital stock of the Company shall be junior in rank to all Series B-1 with respect to the preferences as to dividends, distributions, and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is collectively referred to as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Series B-1. Without the prior express consent of the Required Holders voting separate as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) senior rank to the Series B-1 in respect to the preferences as to the dividends and distributions, and payments upon the dissolution, liquidation and winding up of the Corporation (collectively “Senior Preferred Stock”), or (ii) of pari passu rank to the Series B in respect of the preferences, dividends, distributions and payment upon the liquidation, dissolution and winding up of the Corporation (collectively “the Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the date no Series B-1 remains outstanding. Except as provided for herein in the event of a merger or consolidation of the Corporation into another corporation, the Series B-1 shall maintain their relative powers, designations, rights, privileges powers and preferences, provided for herein for a period of at least two years following such merger or consolidation and no such merger or consolidation shall cause a result inconsistent therewith.

Voting Rights

Holders of shares of our Series B-1 Preferred are entitled to the whole number of votes equal to the number of shares of common stock into which such holder’s Series F Preferred Stock would be convertible on the record date for the vote or consent of stockholders, and otherwise has voting rights and powers equal to the voting rights and powers of the common stock. To the extent that under the NRS the vote of the holders of the Series B-1 Preferred, voting separately as a class or series as applicable, is required to authorize a given action of ours, the affirmative vote or consent of the holders of all shares of Series B-1, voting together in the aggregate and not in a sperate series, uncles required under the NRS, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the NRS), voting together in the aggregate and not in a separate series unless required under the NRS, shall constitute the approval of such action by both the class or the series, as applicable. To the extent that NRS holders of Series B-1 are entitled to vote on matters with holders of Common Stock, voting together as one class, each share of Series B-1 shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to ownership limitations specified and Maximum Percentages) using the record date for determining the stockholders of the Corporation eligible to vote on such matters as the date of which the Conversion Price is calculated. Holders of the Series B-1 shall be entitled to written notice of all stockholder meetings and written consents with respect to which they would be entitled by vote, which notice would be provided pursuant to the Corporations bylaws and the NRS. These rights are subject to maximum beneficial ownership percentages specified in the Series B-1 Certificate of Designation.

47

Dividend Rights

Cumulative dividends on each share of Series B-1 Preferred will accrue, on a quarterly basis in arrears, at the rate of 10% per annum on the Stated Value, plus all dividends, whether declared or not, on such share of Series B-1 Preferred (the “Additional Amount”) thereon. All accrued dividends on each share of Series B-1 Preferred are to be paid upon conversion of the Series B-1 Preferred for which the applicable dividend is due. At the option of the Company dividends may be paid in cash or shares of common stock. Each holder of Series B-1 Preferred will also be entitled to receive dividends or distributions on each share of Series B Preferred and Series B-1 Preferred on an “as converted” into common stock basis when and if dividends are declared on the common stock by the Company’s Board of Directors. Dividends may be paid in cash or property, as determined by the Board of Directors.

Liquidation Rights

The Series B-1 Preferred Stock will rank on parity with the Series B Preferred and senior to all other classes of the Company’s capital stock. The Series B-1 Preferred has a stated value of $0.742245 per share (the “Stated Value”). Subject only to the liquidation rights of the holders of Series B Preferred and Series B-1 Preferred that are then issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series B-1 Preferred Stock is entitled to receive an amount per share equal to the greater of (i) the Stated Value, plus the Additional Amount (as defined below) and (i) the amount per share such holder would receive if such holder converted such share of Series B-1 Preferred into common stock immediately prior to the date of such payment.

Conversion Rights

Subject to the beneficial ownership limitations described below, at any time, each share of Series B-1 Preferred will be convertible at the holder’s option into validly issued, fully paid and non-assessable shares of common stock at a conversion rate (the “Conversion Rate”) determined by dividing the sum of the Conversion Amount (as defined below) of such share of Series B-1 Preferred Stock by the conversion price, which is the lesser of (i) $0.742245 or (ii) 75% of the price paid per share by investors in any subsequent offering of the Company’s common stock or common stock equivalents, subject to adjustment as provided herein, subject to adjustment as set forth below (the “Conversion Price”). The Conversion Amount is defined as the Stated Value plus the Additional Amount and any accrued and unpaid late charges with respect to such Stated Value and Additional Amount as of such date of determination. In addition, the shares of Series B-1 Preferred will be convertible at the holder’s option at the Conversion Price any time during the period commencing on the date of the occurrence of a Triggering Event (as defined in the Series B-1 Certificate of Designations). A holder of Series B-1 Preferred will not be able to convert the shares into shares of common stock to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of our common stock following such exercise or conversion, subject to a waiver by the holder upon 61 days’ prior notice to the Company. The Conversion Price and the number of shares of common stock issuable upon conversion of the Series B-1 Preferred will be subject to pro-rata adjustment for stock splits, dividends and similar corporate events.

Registration Rights

Mioxal Acquisition - Registration Rights

In connection with the Acquisition, the Company agreed to register the Common Stock issued as consideration for the Acquisition. Pursuant to the terms of the Asset Purchase Agreement, within 180 days following the Closing (as defined in the Asset Purchase Agreement), the Company agreed to prepare and file with the SEC a registration statement on Form S-1 covering the resale of Shares that are not then registered on an effective registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act.

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Registration Rights of Holders of Series B Preferred Stock

Holders of Series B Preferred Stock have been granted certain piggyback registration rights. Such rights include the requirement for the Company to provide the Holders of the Series B Preferred Stock with written notice of its intention to prepare and file a registration statement relating to an offering or resale under the Securities Act, of any of its securities, and if the Holders shall request in writing, the Company shall include in the registration statement all or any part of the shares of the Company Stock, par value $0.001 per share, issuable upon conversion of the Series B Preferred Stock or Series B-1 Preferred Stock, then held by such Holder as such Holder shall request to be registered.

Registration Rights of Holders of Series B-1 Preferred Stock

Holders of Series B-1 Preferred Stock have been granted certain piggyback registration rights. Such rights include the requirement for the Company to provide the Holders of the Series B-1 Preferred Stock with written notice of its intention to prepare and file a registration statement relating to an offering or resale under the Securities Act, of any of its securities, and if the Holders shall request in writing, the Company shall include in the registration statement all or any part of the shares of the Company Stock, par value $0.001 per share, issuable upon conversion of the Series B Preferred Stock or Series B-1 Preferred Stock, then held by such Holder as such Holder shall request to be registered.

Participation Rights of Holders of Series B Preferred Stock and Series B-1 Preferred Stock

In connection with the issuance of the Series B and Series B-1 Preferred Shares, the Company granted the holders of Series B Preferred Stock and Series B-1 Preferred Stock certain participation rights in future financings. Such rights include, that until the earlier of (i) the sixteen (16) month anniversary of the Closing Date (as defined in a Side Letter) or (ii) the listing of the Common Stock on a national securities exchange, each of the Holders shall have the right to participate in such Subsequent Financing up to an amount equal to ten percent (10%) of such Subsequent Financing (the “Participation Maximum”), on the same terms, conditions and price provided for in the Subsequent Financing.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 200,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by our Board or by such person or persons authorized by the Board.

Removal of Directors

Our bylaws provide that our board of directors may be removed from office by our stockholders with or without cause, but only at a meeting of the shareholders called expressly for that purpose, upon the approval of the holders of at least two-thirds of the shareholders entitled to vote, thereon, at a special meeting of the shareholders called for that purpose, unless the Articles of Incorporation provides that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its Articles that its Director shall be elected by cumulative voting, and there are a sufficient number of share case against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her.

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Amendment of Bylaws Provisions

Our Bylaws provide that all Bylaws of the Corporation shall be subject to alternation, or repeal and new Bylaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board.

Conflicts of Interest

Nevada law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our bylaws provides that no contract or other transaction between us and one or more of our directors or any other corporation, firm, association or entity in which one or more of our directors are directors or officers or are financially interested, will be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or one of its committees which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to our board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to us at the time it is authorized by our board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of our board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

SHARES ELIGIBLE FOR FUTURE SALE

As of January 18, 2022, we have 20,020,239 shares are outstanding. We have filed a registration statement, of which this prospectus is a part, in respect of the 28,103,778 shares being offered by the selling stockholders named herein (which include shares of common stock to be issued upon the conversion of our Series B Preferred and Series B-1 Preferred Stock). These shares may not be sold pursuant to this prospectus until the registration statement is declared effective. All of the shares of our common stock sold by the selling stockholders pursuant to the registration statement of which this prospectus is a part will be freely tradable without restriction or further registration under the Securities Act subject to lock-up agreements described herein, unless such shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act, which will be subject to the resale limitations of Rule 144.

The remaining 14,002,700 outstanding shares of our common stock will be deemed to be “restricted securities” as that term is defined in Rule 144. Subject to certain contractual restrictions, including the lock-up agreed to by certain of our stockholders, holders of restricted shares will be entitled to sell those shares in the public market if and when those shares are registered or if they qualify for an exemption from registration under Rule 144 or any other applicable exemption under the Securities Act.

Prior to the registration statement of which this prospectus is a part, there has been a limited established public market for our common stock. No assurance can be given as to the likelihood that an active trading market for our common stock will develop, the liquidity of any such market, the ability of our stockholders to sell their shares or the prices that our stockholders may obtain for any of their shares. Further, we cannot predict the effect, if any, that sales of shares or availability of any shares for sale will have on the market price of our common stock prevailing from time to time. Issuances or sales of substantial amounts of our common stock, or the perception that such issuances or sales could occur, could cause the market price of our common stock to decline significantly and make it more difficult for us to raise additional capital through a future sale of securities.

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Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration, subject to the continued availability of current public information about us after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act, any of our stockholders who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement before we became subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is eligible to resell those shares in reliance on Rule 144. An affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about the issuer.

Registration Rights

For the registration rights held by the selling stockholders listed in this prospectus see “Description of Capital Stock-Registration Rights Agreements.”

Outstanding Equity Awards

There are no outstanding equity awards.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

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•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS, INCLUDING THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS, OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not currently anticipate paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “-Sale or Other Taxable Disposition.”

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Subject to the discussions below on effectively connected income, backup withholding and FATCA, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds our common stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. tax residents. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a United States real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not currently anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax pursuant to the third bullet point above if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

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Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

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PLAN OF DISTRIBUTION

General

We are registering the shares of common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The prices at which the selling stockholders may sell the shares of common stock may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties. The selling stockholders may use any one or more of the following methods when selling the shares of common stock offered by this prospectus:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	any other method permitted pursuant to applicable law; or

•	under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus.

There is currently a limited public trading market for our common stock. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

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The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. In compliance with FINRA guidelines, the maximum commission or discount to be received by a member of FINRA or an independent broker-dealer may not exceed 8% for the sale of any securities registered hereunder. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. The selling stockholders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and in compliance.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

The validity of our common stock and certain legal matters will be passed upon for us by Meister Seelig & Fein LLP.

EXPERTS

The audited the consolidated financial statements of Gridiron BioNutrients, Inc. (the Company) as of August 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended August 31, 2021, and the related notes (collectively referred to as the financial statements), appearing in this prospectus and Registration Statement have been audited by Fruci & Associates II, PLLC (“Fruci”), independent registered public accounting firm, as set forth in their report thereon (which Fruci’s report contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in the Notes to the consolidated financial statements) appearing elsewhere herein and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

56

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by the selling stockholders named in this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Where we make statements in this prospectus as to the contents of any contract or any other document, for the complete text of that document, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our Securities and Exchange Commission filings, including the registration statement of which this prospectus is a part, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We file periodic reports, proxy statements, and other information with the SEC These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

Our website is located at www.innovation1bio.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC. All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Gridiron BioNutrients, Inc.

40 Wall Street, Suite 2701

New York, New York 10005

(646) 380-1923

info@innovation1bio.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

57

F-1

GRIDIRON BIONUTRIENTS, INC.
CONSOLIDATED BALANCE SHEETS

	November 30, 2021	August 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash	$2,933,712	$137,476
Inventory	-	17,000
Prepaid expenses	15,450	14,000
Total current assets	2,949,162	168,476

Other assets
Equity investment, net of discount	-	11,132
Equipment, net of accumulated depreciation of $-0- and $3,144, respectively	-	598
Trademarks	1,680	1,680
Intangibles	81,427,827	-
Total other assets	81,429,507	13,410

Total Assets	$84,378,669	$181,886

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$437,041	$41,874
Accrued expenses	103,298	2,056
Mioxal liability	28,500,000	-
Related party payable	-	64,600
Note payable, current portion	10,000	160,000
Dividends payable	275,082	138,195
Total current liabilities	29,325,421	406,725

Long term liabilities:
Mioxal liability	11,000,000	-
Total long term liabilities	11,000,000	-

Total liabilities	40,325,421	406,725

Commitments and contingencies	-	-

Stockholders' equity (deficiency):
Preferred stock Series A, $0.001 par value; 22,305,486 shares authorized;
-0- issued and outstanding as of November 30, 2021 and August 31, 2021	-	-
Preferred stock Series B, $0.001 par value;8,083,542 shares authorized;
8,083,542 and 2,694,514 issued and outstanding as of
November 30, 2021 and August 31, 2021, respectively	8,084	2,695
Common stock, $0.001 par value; 200,000,000 shares authorized;
20,020,239 and 188,616 shares issued and outstanding as of
November 30, 2021 and August 31, 2021, respectively	20,020	188
Additional paid in capital	47,375,512	2,745,906
Accumulated deficit	(3,350,368)	(2,973,628)
Total stockholders' equity (deficiency)	44,053,248	(224,839)

Total Liabilities and Stockholders' equity	$84,378,669	$181,886

The accompanying notes are an integral part of these financial statements.

The common stock issued and outstanding for the financial statements presented have been retroactively adjusted to reflect the 1-for-308 reverse stock split, which was effective in January 2021.

F-2

GRIDIRON BIONUTRIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended
	November 30, 2021	November 30, 2020

Revenue	$-	$3,080
Cost of Revenue	-	1,421

Gross margin	-	1,659

Operating expenses:
Advertising	156	210
Consulting fees	138,330	15,000
General and administrative	12,464	12,003
Professional fees	108,931	31,621
Salaries	101,191	-
Total operating expenses	361,072	58,834

Net operating income (loss)	(361,072)	(57,175)

Other (income) expense:
Interest expense	5,139	36,750
Interest income	-	(27,724)
Impairment expense	17,598	-
Expenses related to convertible notes payable and preferred warrants:
(Gain) loss on change in fair value of derivative liability	-	92,642
Interest accretion	-	80,512
Gain on extinguishment of debt	(143,956)	-
Other (income) expense	-	(2,087)
Total Other (income) expense	(121,219)	180,093

Net income (loss)	$(239,853)	$(237,268)

Basic income (loss) per share	$(0.04)	$(1.27)

Weighted average number of common
shares outstanding - basic	5,636,864	187,194

The accompanying notes are an integral part of these financial statements.

The common stock issued and outstanding for the financial statements presented have been retroactively adjusted to reflect the 1-for-308 reverse stock split, which was effective in January 2021.

F-3

GRIDIRON BIONUTRIENTS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

									Total
	Preferred Stock - Series A		Preferred Stock - Series B		Common Stock		Additional Paid-In	Accumulated	Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Three Months Ended November 30, 2020
Balance at August 31, 2020	8,480,000	$8,480	-	$-	187,194	$187	$1,157,253	$(3,843,927)	$(2,678,007)

Dividends on preferred stock accrued	-	-	-	-	-	-	-	(12,575)	(12,575)
Net loss, period ended November 30, 2020	-	-	-	-	-	-	-	(237,268)	(237,268)

Balance at November 30, 2020 (Unaudited)	8,480,000	$8,480	-	$-	187,194	$187	$1,157,253	$(4,093,770)	$(2,927,850)

Three Months Ended November 30, 2021
Balance at August 31, 2021	-	$-	2,694,514	$2,695	188,616	$188	$2,745,906	(2,973,628)	$(224,839)

Series B-1 preferred stock purchase agreements	-	-	5,389,028	5,389	-	-	3,994,611	-	4,000,000
Common Stock issued for asset purchase	-	-	-	-	19,831,623	19,832	40,634,995	-	40,654,827
Dividends on preferred stock accrued	-	-	-	-	-	-	-	(136,887)	(136,887)
Net loss, period ended November 30, 2021	-	-	-	-	-	-	-	(239,853)	(239,853)

Balance at November 30, 2021 (Unaudited)	-	$-	8,083,542	$8,084	20,020,239	$20,020	$47,375,512	$(3,350,368)	$44,053,248

The accompanying notes are an integral part of these financial statements.

The common stock issued and outstanding for the financial statements presented have been retroactively adjusted to reflect the 1-for-308 reverse stock split, which was effective in January 2021.

F-4

GRIDIRON BIONUTRIENTS, INC.
Consolidated Statements of Cash Flow (Unaudited)

	For the Three Months Ended
	November 30, 2021	November 30, 2020
	Restated
Cash flows from operating activities:
Net income (loss)	$(239,853)	$(237,268)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	-	430
(Gain) Loss on change in fair value of derivative liability	-	173,154
Impairment expense	17,598	-
Gain on extinguishment of debt	(143,956)	-
Realized income on investment	-	(2,087)
Changes in operating assets and liabilities:
Accounts receivable	-	(3,080)
Inventory	-	1,000
Prepaid expenses	(1,450)	4,945
Notes receivable	-	28,820
Accounts payable	(22,745)	45,529
Accrued expenses	101,242	-
Related party payable	(64,600)	226
Net cash provided by (used in) operating activities	(353,764)	11,669

Cash flows from investing activities:
Cash paid for asset purchase	(350,000)	-
Notes receivable investment	(500,000)	-
Net cash used in investing activities	(850,000)	-

Cash flows from financing activities
Proceeds form series B-1 preferred stock purchase agreements	4,000,000	-
Net cash provided by financing activities	4,000,000	-

Net increase (decrease) in cash	2,796,236	11,669
Cash - beginning of the year	137,476	17,881
Cash - end of the year	$2,933,712	$29,550

Supplemental disclosures:
Interest paid	$-	$-
Income taxes	$-	$-

Non-cash transactions:
Preferred stock dividends accrued	$136,887	$12,575
Common Stock issued for asset purchase	$40,654,827	$-

The accompanying notes are an integral part of these financial statements.

F-5

GRIDIRON BIONUTRIENTS, INC.

Notes to Consolidated Financial Statements

November 30, 2021 (Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Gridiron BioNutrients, Inc. (the “Company” or “Gridiron”) was formed under the laws of the state of Nevada on July 20, 2017 to develop and distribute a retail line of health water infused with probiotics and minerals.

The Company has acquired five proprietary preclinical prodrugs, all fully synthetic without connection to botanical sourcing: a mushroom-derived psychedelic molecule for treatment post-traumatic stress disorder and depression, a novel cannabinoid for treatment of addiction and three additional novel cannabinoid prodrugs addressing clinical indications of refractory epilepsy, burn wounds and uveitis.

The Company also owns a patented nutraceutical complex specially designed and formulated to contribute and help maintain normal energy metabolism, improve mood and reduce fatigue for those suffering from fibromyalgia and chronic fatigue syndrome.

The Company has elected an August 31st year end.

On December 22, 2020, the Company filed Articles of Amendment to its Articles of Incorporation, as amended, which were effective on January 8, 2021 (the “Effective Date”), which effected a three hundred eight for one (308:1) reverse stock split of its outstanding common stock. Previously, on December 4, 2020 the Company filed a definitive Information Statement on Schedule 14C with the SEC notifying its stockholders that on December 2, 2020, the holders of a majority of its outstanding shares of common stock and the shares Series A Convertible Preferred Stock who were entitled to consent to the action, voting as a single class, executed a written consent in lieu of a special meeting of stockholders approving a reverse stock split of the Company’s outstanding common stock of not less than 300:1 and not more than 310:1, with the Company’s board of directors having the discretion as to when such reverse stock split would be effected (on or prior to December 2, 2021) and the exact ratio of the reverse stock split to be set at a whole number within the above range as determined by the board of directors in its sole discretion. On December 17, 2020, in accordance with such authority, the board of directors fixed the exact ratio of the reverse stock split.

Change in Control

On November 9, 2021, the Company completed the acquisition of all of the assets, including intellectual property assets, relating to Mioxal® as discussed in Note 4 - Asset Purchase. The closing of the acquisition resulted in a change of control of the Company. As part of the acquisition, Mr. Orr, stepped down as the Company’s Chief Executive Officer and assumed the role of the Company’s Interim Chief Financial Officer, Mr. Orr will remain a director of the Company. Pursuant to the terms of the Asset Purchase Agreement, Jeffrey J. Kraws was appointed as the Company’s Chief Executive Officer and a director of the Company. In addition, the Company agreed to appoint Jason Frankovich as a director of the Company subject to the Company’s compliance with Rule 14F-1 of the Exchange Act.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of accounting policies for Gridiron is presented to assist in understanding the Company’s financial statements. The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting) and have been consistently applied in the preparation of the financial statements.

Reclassifications

Certain prior year amounts have been reclassified for comparative purposes to conform to the current-year financial statement presentation. These reclassifications had no effect on previously reported results.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. Estimates are used when accounting for fair value calculations related to embedded conversion features of outstanding convertible notes payable. As discussed on Note 4 - Exchange Agreement, the Company exchanged the convertible notes payable for Series B Preferred Stock. As a result of the agreement, the convertible notes payable was reduced to $-0- in the accompanying consolidate balance sheets.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company had $2,933,712 and $137,476 of cash as of November 30, 2021 and August 31, 2021, respectively. The 2,976,236increase was from our Series B-1 stock subscriptions as discussed in Note 9 - Stockholders’ Equity.

Revenue recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

F-6

Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash, prepaid expenses, accounts payable, accrued expenses, notes payable, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

As discussed in Note 11 - Derivative Liability, the Company valued its derivative liability using Level 3 inputs as of August 31, 2021. As discussed on Note 4 - Exchange Agreement, the Company exchanged the preferred stock warrants and convertible notes payable for Series B Preferred Stock. As a result of the agreement, the derivative liability was reduced to $-0-. The Company did not identify any additional assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with ASC 825-10 as of November 30, 2021 and August 31, 2021.

Derivative Liabilities

The Company generally does not use derivative financial instruments to hedge exposures to cash flow or market risks. However, certain other financial instruments, such as warrants and embedded conversion features on the convertible debt, are classified as derivative liabilities due to protection provisions within the agreements. Convertible notes payable are initially recorded at fair value using the Monte Carlo model and subsequently adjusted to fair value at the close of each reporting period. The preferred stock warrants are initially recorded at fair value using the Black Scholes model and subsequently adjusted to fair value at the close of each reporting period. The Company accounts for derivative instruments and debt instruments in accordance with the interpretive guidance of ASC 815, ASU 2017-11, and associated pronouncements related to the classification and measurement of warrants and instruments with conversion features.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Use of net operating loss carry forwards for income tax purposes may be limited by Internal Revenue Code section 382 if a change of ownership occurs.

Principals of Consolidation

The consolidated financial statements represent the results of Gridiron BioNutrients, Inc, its wholly owned subsidiary, Gridiron Ventures and the assets, processes, and results therefrom. All intercompany transactions and balances have been eliminated. All financial information has been prepared in conformity with accounting principles generally accepted in the United States of America.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are expensed in the period incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

F-7

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets and the modified accelerated cost recovery system for federal income tax purposes. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Computer and other equipment	3 years
Vehicle	5 years

The Company’s property and equipment consisted of the following as of November 30, 2021 and August 31, 2021:

	November 30, 2021	August 31, 2021
Computer Equipment	$-0-	$1,569
Other	-0-	3,587
Accumulated depreciation	-0-	(4,558)
Net book value	$-0-	$598

With the asset acquisition as discussed in Note 3 - Asset Acquisition the Company wrote of the remaining property and equipment as impaired in the accompanying statement of operations. Depreciation expense was $-0- and $430 for the three months ended November 30, 2021 and 2020, respectively.

Inventories

Inventories consist of raw materials and T-free distillate and are stated at the lower of cost or net realizable value using the first‑in, first‑out method. The Company periodically assesses the recoverability of its inventory and reduces the carrying value of the inventory when items are determined to be obsolete, defective or in excess of forecasted sales requirements. Inventory write‑downs for excess, defective and obsolete inventory are recorded as impairment expense in the accompanying statement of operations. The Company wrote-off $17,000and $-0- of obsolete inventory or inventory below market value for the for the three months ended November 30, 2021 and 2020, respectively.

A summary of the Company’s inventory as of November 30, 2021 and August 31, 2021 are as follows:

Type	November 30, 2021	August 31, 2021
Raw Materials	$-0-	$-0-
T-free Distillate	-0-	17,000

Total Inventory	$-0-	$17,000

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

The Series B and Series B1 Convertible Preferred shares would convert to 8,083,542 shares of the Company’s common stock in addition to the 20,020,239 outstanding shares at November 30, 2021. The Company calculates diluted earnings per share by dividing the Company’s net income available to common shareholders less preferred dividends by the diluted weighted average number of shares outstanding during the period. The conversion of the Company’s Series B and Series B1 Convertible Preferred shares are excluded from the computation of diluted earnings per share as they are anti-dilutive due to the Company’s operating losses for the three months ended November 30, 2021 and 2020.

Dividends

During the year ended August 31, 2018, the Company issued Series A Convertible Preferred Stock, which accrues dividends at a rate of 5% annually. As discussed on Note 4 - Exchange Agreement, the Company exchanged the Series A Convertible Preferred for Series B Preferred Stock. As a result of the Exchange agreement, the dividends on the Series A Convertible Preferred Stock was reduced to $-0- in the accompanying consolidated balance sheets. The Series B and Series B1 Convertible Preferred Stock accrues dividends at a rate of 10% annually. There was $275,082 and $138,195 of dividends payable at November 30, 2021 and August 31, 2021, respectively. The dividends have not been declared and are accrued in the accompanying consolidated balance sheets as a result of a contractual obligation in the Company’s Series B and Series B1 Preferred Stock offering.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising costs totaling $156 and $210 during the three months ended November 30, 2021 and 2020, respectively.

F-8

Stock-Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 718. The Company issues restricted stock to employees and consultants for their services. Cost for these transactions are measured at the fair value of the equity instruments issued at the date of grant. These shares are considered fully vested and the fair market value is recognized as expense in the period granted. The Company recognized consulting expenses and a corresponding increase to additional paid-in-capital related to stock issued for services. For agreements requiring future services, the consulting expense is to be recognized ratably over the requisite service period.

There was $-0- stock-based compensation during three months ended November 30, 2021 and 2020.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recently Issued Accounting Standards

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, as part of its Simplification Initiative to reduce the cost and complexity in accounting for income taxes. ASU 2019-12 removes certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also amends other aspects of the guidance to help simplify and promote consistent application of GAAP. The guidance is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the effect ASU 2019-12 will have on the consolidated financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)-Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stock. For convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital, the embedded conversion features no longer are separated from the host contract. ASU 2020-06 also removes certain conditions that should be considered in the derivatives scope exception evaluation under Subtopic 815-40, Derivatives and Hedging-Contracts in Entity’s Own Equity, and clarify the scope and certain requirements under Subtopic 815-40. In addition, ASU 2020-06 improves the guidance related to the disclosures and earnings-per-share (EPS) for convertible instruments and contract in entity’s own equity. ASU 2020-06 is effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Board specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. The Company is currently evaluation the impact this ASU will have on its consolidated financial statements.

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

Accounts Receivable

Accounts receivable balances are established for amounts owed to the Company from its customers from the sale of products. The Company closely monitors the collectability of outstanding accounts receivable and provide an allowance for doubtful accounts based on estimated collections of outstanding amounts. The Company evaluated the accounts receivable and determined no collection loss reserve was necessary. There were $-0- outstanding accounts receivable as of November 30, 2021 and August 31, 2021.

Trademark

Trademark costs are capitalized as incurred to the extent the Company expects the costs incurred to result in a trademark being awarded. The trademarks are deemed to have an indefinite life and are reviewed for impairment loss considerations annually. As of November 30, 2021 and August 31, 2021, the Company had trademarks totaling $1,680.

F-9

NOTE 3 - ASSET ACQUISITION

On November 9, 2021, the Company completed the acquisition (the “Acquisition”) of all of the assets, including intellectual property assets, relating to Mioxal®, a nutraceutical complex composed of essential amino acids, natural coenzymes and minerals, and assumed certain liabilities held by ST BioSciences, Ltd., a company organized under the laws of England and Wales (“STB”). The Acquisition was completed pursuant to the terms of the Amended and Restated Asset Purchase Agreement dated November 5, 2021. As consideration for the Acquisition, the Company paid $350,000 cash and issued 19,831,623 shares of Common Stock to STB valued at $40,654,827 or $2.05 per share based on the closing market price on November 5, 2021, which at the closing of the acquisition represented approximately 70% of the Company’s outstanding shares of Common Stock on a fully diluted basis. The aggregate fair value of the Acquisition was $41,004,827. In addition, as a result of the consummation of the Acquisitiona convertible promissory note payable to the Company for $500,000 by STB was canceled and netted against the Company’s associated convertible promissory note receivable. See Note 6 - Notes Receivable for a further discussion of the transaction.

The Mioxal® asset was acquired by STB from Ingenius Biotech S.L, a Spain corporation (“Ingenius”) on September 10, 2021. Ingenius manages the Mioxal® asset. The Ingenius milestone and stock payments were assumed by the Company in aggregate of $39,500,000 and are recorded in current and long-term liabilities in the accompanying consolidated balance sheets. Upon meeting the milestones, the first installment of $1,500,000 is due on January 15, 2022, the second installment of $1,500,000 on April 15, 2022 and $3,500,000 thereafter for each milestone event for an aggregate of $24,500,000. If the first milestone event does not occur on or before January 15, 2022, then the milestone payment will be forfeited and never owed. The milestone being a signed sales agreement with a third party to distribute Mioxal throughout Europe. In addition, Ingenius will receive three tranches of the Company’s common stock beginning twelve months from execution of agreement with STB on September 10, 2021, as follows:

•	On September 10, 2022 - $4,000,000
•	On September 10, 2023 - $5,000,000
•	On September 10, 2024 - $6,000,000
•	Total stock to be issued - $15,000,000

In addition, until the $39,500,000 is paid in cash and the Company’s common stock, Ingenius will earn an 8% royalty on all sales generated by Mioxal®.

An additional $423,000 of STB liabilities were assumed by the Company on November 9, 2021.

The assets and liabilities assumed has been valuated at the fair values as follows:

Mioxal®	$81,249,827
Other intangible assets	178,000

Less liabilities assumed:
Mioxal® liability assumed	39,500,000
Other liabilities assumed	423,000
Convertible note payable to the Company	500,000

Net fair value acquired in asset acquisition	$41,004,827

The Mioxal® asset is under development and will be amortized over the useful life of 24 years in subsequent periods with an annual amortization for $3,385,409. The other intangible assets for $178,000 are under development and will be amortized over the useful life of 21 years in subsequent periods with an annual amortization for $8,476.  All intangible assets will be tested for impairment on an annual basis or sooner if deemed necessary.

During January 2022, the 19,831,623 shares acquired by STB in the Acquisition were distributed to STB shareholders as a dividend.

NOTE 4 - EXCHANGE AGREEMENT

On April 9, 2021 Company entered into an Exchange Agreement with Calvary Fund Management, LLC (“Calvary”) pursuant to which it agreed to issue Calvary 2,694,514 shares of its newly designated Series B Convertible Preferred Stock (the “Series B Preferred”) in exchange (the “Exchange”) for (i) 8,480,000 shares of its Series A Convertible Preferred Stock (the “Series A Preferred”), (ii) outstanding common stock purchase warrants (the “Warrants”), and (iii) all principal and accrued interest due under outstanding convertible promissory notes (the “Convertible Notes”, and together with the Series A Preferred and the Warrants, the “Calvary Securities”). The closing of the Exchange (the “Closing”) will occur following the satisfaction or waiver of the conditions set forth in the Exchange Agreement. On the Closing date, subject to the terms and conditions of the Exchange Agreement, the Company will issue the Series B Preferred to Calvary in exchange for the Calvary Securities (which will be cancelled and retired) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on exemptions provided pursuant to Section 3(a)(9) of the Securities Act.

The Series B Preferred Designations designated 2,694,514 shares of the Company’s blank check preferred stock as Series B Preferred Stock. In addition to rights granted to holders of Series B Preferred Stock under the Nevada Revised Statues, each holder will be entitled to the whole number of votes equal to the number of shares of common stock into which such holder’s Series B Preferred Stock would be convertible on the record date for the vote or consent of stockholders and shall otherwise have voting rights and powers equal to the voting rights and powers of the common stock. Once issued, the shares of Series B Preferred Stock are transferrable by the holder in the holder’s sole option without the consent of the Company, subject to compliance with Section 5 of the Securities Act.

The Series B Preferred Stock will rank senior to all other classes of the Company’s capital stock and has a stated value of $1.30 per share (the “Stated Value”). Subject only to the liquidation rights of the holders of Series B Preferred Stock that is then currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series B Preferred Stock is entitled to receive an amount per share equal to the Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of common stock on an as-converted to common stock basis.

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From and after the Closing date, cumulative dividends on each share of Series B Preferred Stock will accrue, on a quarterly basis in arrears, at the rate of 10% per annum on the Stated Value, plus all dividends, whether declared or not, on such share of Series B Preferred Stock (the “Additional Amount”) thereon. All accrued dividends on each share of Series B Preferred Stock are to be paid upon conversion of the Series B Preferred Stock for which the applicable dividend is due. At the option of the Company dividends may be paid in cash or shares of common stock. Each holder of Series B Preferred Stock will also be entitled to receive dividends or distributions on each share of Series B Preferred Stock on an “as converted” into common stock basis when and if dividends are declared on the common stock by the Company’s Board of Directors. Dividends may be paid in cash or property, as determined by the Board of Directors.

Subject to the beneficial ownership limitations described below, at any time after the Closing date, each share of Series B Preferred Stock will be convertible at the holder’s option into validly issued, fully paid and non-assessable shares of common stock at a conversion rate (the “Conversion Rate”) determined by dividing the Conversion Amount of such share of Series B Preferred Stock by the conversion price, which is (i) $1.30 or (ii) 75% of the price paid per share by investors in any subsequent offering of the Company’s common stock or common stock equivalents, subject to adjustment as provided herein, subject to adjustment as set forth below (the “Conversion Price”). The Conversion Amount is defined as the Stated Value plus the Additional Amount and any accrued and unpaid late charges with respect to such Stated Value and Additional Amount as of such date of determination. In addition, the shares of Series B Preferred Stock will be convertible at the holder’s option at the Conversion Price any time during the period commencing on the date of the occurrence of a Triggering Event (as defined in the Series B Preferred Designations). A holder of Series B Preferred Stock will not be able to convert the shares into shares of common stock to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of our common stock following such exercise or conversion, subject to a waiver by the holder upon 61 days’ prior notice to the Company.

The Conversion Price and the number of shares of common stock issuable upon conversion of the Series B Preferred Stock will be subject to pro-rata adjustment for stock splits, dividends and similar corporate events. In addition, if on or after April 9, 2021, the execution date of the Exchange Agreement, the Company issues or sells, or is deemed to have issued or sold, any shares of common stock, excluding certain specified excluded securities for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale, then, immediately after such dilutive issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price.

The Series B Preferred Designations or any provision hereof (other than the beneficial ownership limitation set forth above) may be modified or amended or the provisions hereof waived with the written consent of the Company and either (i) the holders of a majority of the Series B Preferred Stock then currently outstanding, which must include Cavalry as long as Cavalry (or any of its affiliates) owns at least 5% of the Series B Preferred Stock issued pursuant to the Exchange Agreement, or (ii) Cavalry as long as Cavalry (or any of its affiliates) owns at least 5% of the Series B Preferred Stock issued pursuant to the Exchange Agreement.

On the date of the exchange, the Company exchanged 2,694,514 shares of the Company’s Series B Preferred Stock for the principal and interest on four convertible notes payable for $1,477,437, dividends payable on the Series A preferred stock of $105,432 and the Series A preferred stock for $1,006,000 for an aggregate of $2,588,869.

On May 17, 2019, Calvary acquired 2,107,356 shares of Series A Preferred Stock and 2,107,356 shares of preferred stock warrants from Pinz Capital Special Opportunities Fund LP.

NOTE 5 - GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company had limited revenue and a net operating loss of $361,072 for the three months ended November 30, 2021. The Company has working capital deficit of $26,376,259 and an accumulated deficit of $3,350,368 as of November 30, 2021. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability of the Company to fully commence its operations is dependent upon, among other things, obtaining additional financing to continue operations, and execution of its business plan. In response to these concerns, management plans to fund operations through additional debt and equity financing. Debt instruments may be convertible or non-convertible and will vary based on the Company’s needs and financing options available at such times. There can be no assurance that management’s plan will be successful.

NOTE 6 - NOTES RECEIVABLE

On April 27, 2020, the Company entered into a Participation Agreement, effective April 27, 2020, with Libertas Funding, LLC, a Connecticut Limited Liability Company (“Libertas”), pursuant to which Libertas offered and the Company accepted to participate with Future Receivables in Purchase Agreement(s) with qualifying merchants, specifically QSI Holding Company, a Delaware Corporation (“QSI”). The Company’s participation buy-in amount was $200,000 with a participation purchase of $264,000 that is estimated to result in weekly payments to the Company for a minimum period of nine months or until the full participation purchase amount has been paid. The $200,000 buy-in was recorded as a Note receivable on the accompanying consolidated balance sheets. On September 1, 2020, Libertas renegotiated this agreement, and the Company will receive weekly payments for $4,921 and extended the term to 38 weeks. The previous weekly payment was $6,984. The final payments was received in April 2021, to fully satisfy the notes receivable.

In addition, on April 27, 2020, under the Libertas Participation Agreement, the Company received 45,053 Warrants of QSI Holding Company, a private company, (“QSI Warrants”) to purchase common stock priced at $3.111 per share for common stock par value $0.00001 expiring the 7th anniversary after the issue date. Upon issuance, the Company valued the warrants using the Black Scholes model yielding a total value of $58,443. The Company used the following assumptions upon measurement: QSI Holding Company value per common share of $3.4520, a life of 7 years, an exercise price of $3.111, a risk-free rate of 0.56% and volatility of 32%. In addition, the Company recorded a discount of $58,443 and will record income over the 7-year life of the warrants. On November 8, 2021, the Company entered into a Warrant Assignment Agreement to assign the QSI Warrants issued on April 29, 2020 from QSI Holding Company, Inc. (“QSI”), to Calvary Fund 1 LP (“Calvary”). In consideration of the assignment of the Warrant, Calvary forgives the Company from the principal and interest owing under the Calvary $150,000 promissory note dated August 30, 2021. The warrants are recorded as an equity investment in the accompanying consolidated balance sheets for $-0- and $11,132 at November 30, 2021 and August 31, 2021, respectively. The Company recorded other income of $1,583 and $2,087, respectively for the three months ended November 30, 2021 and 2020, respectively, in the accompanying statement of operations.

On September 10, 2021, the Company entered into a convertible promissory notes receivable with ST BioSciences, Ltd., (“STB”).  The Company acquired certain assets of STB on November 9, 2021.  See Note 3 - Asset Acquisition for a further discussion. The $555,556 note was issued with an original issue discount of $55,556 and bears interest at 6% per year and a maturity date of September 10, 2022. The discount will be amortized through the term of the convertible promissory notes receivable. The note principal and interest are convertible into shares of STB common stock at a 70% discount to the qualified offering price.  The qualified offering price is defined as a price per share at which the ordinary shares (or other equity securities of any successor or parent entity) are sold in a public offering in the United States of America pursuant a registration statement declared effective by the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") which result in minimum gross proceeds to the Company of $6 million and the ordinary shares being listed for trading on NASDAQ or another nationally recognized stock exchange in the United States of America. On November 9, 2021, the promissory notes receivable was canceled against the associated convertible promissory notes payable assumed from STB.

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NOTE 7 - NOTES PAYABLE

Short-Term Notes Payable

On September 14, 2017, the Company issued a $10,000 promissory note to a limited liability company. The loan bears interest at 5% and has a maturity date of September 15, 2018. The unpaid balance including accrued interest was $12,107 and $11,982 at November 30, 2021 and 2020, respectively. The Company is in default with the repayment terms of the note.

On August 30, 2021, the Company issued a $150,000 promissory note to an investor. The loan bears interest at 18% and has a maturity date of August 30, 2022. As discussed in Note 6 - Notes Receivable, on November 8, 2021, the Company entered into a Warrant Assignment Agreement to exchange the QSI Warrants to fully satisfy the principal and interest owed under the promissory note. The unpaid balance including accrued interest was $-0- and $150,074 at November 30, 2021 and August 31, 2021, respectively.

Convertible Notes Payable

As discussed on Note 4 - Exchange Agreement, the Company exchanged the convertible notes payable for Series B Preferred Stock. As a result of the Exchange agreement, the convertible notes payable and accrued interest were reduced to $-0- in the accompanying consolidated balance sheets.

On August 27, 2019, the Company signed a convertible promissory note with an investor. The $30,000 note was issued with an original issue discount of $3,000 and bears interest at 10% per year. The note principal and interest are convertible into shares of common stock at a 25% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company. The note matured on February 27, 2020. The note has a prepayment penalty of 110% of the principal and interest outstanding if repaid before 180 days from issuance. After February 27, 2020, the payment premium increases to 125% of the principal and interest outstanding and if in default, the payment premium increases to 140% of the principal and interest outstanding. The original issue discount is amortized through the term of the note.

On November 25, 2019, the Company signed a convertible promissory note with an investor. The $140,000 note was issued with an original issue discount of $14,000 and bears interest at 10% per year. The note principal and interest are convertible into shares of common stock at a 35% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company. The note matured on May 25, 2020. The note has a prepayment penalty of 110% of the principal and interest outstanding if repaid before 180 days from issuance. If in default, the payment premium increases to 140% of the principal and interest outstanding. The original issue discount is amortized through the term of the note.

On January 27, 2020, the Company signed a convertible promissory note with an investor. The $555,000 note was issued with an original issue discount of $55,500 and bears interest at 10% per year. The note principal and interest are convertible into shares of common stock at a 35% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company. The note matured on July 27, 2020. The note has a prepayment penalty of 115% of the principal and interest outstanding if repaid more than 30 days after note issuance. If in default, the payment premium increases to 140% of the principal and interest outstanding. The original issue discount is amortized through the term of the note.

On April 27, 2020, the Company signed a convertible promissory note with an investor. The $259,615 note was issued with an original issue discount of $57,115 and bears interest at -0-% per year. The Company recorded the self-amortizing convertible promissory note using the effective interest rate method to calculate the loan payable at $202,500 and accrued interest at $57,115. The note requires nine equal payments due starting June 15, 2020 for $28,846. In the event the Company fails to make the $28,846 installment payment by the 15th day of each designated month and/or fails to cure any missed installment payment within five (5) calendars days following the due date, or the Company defaults, the defaulted amount owed shall be 130% of the total outstanding balance owed by the Company. The default interest rate for missing an installment payment shall be 18% and the conversion into common stock shall be at a price of $0.02 per common stock. The note principal and interest are convertible into shares of common stock at the lower of $0.02 per share or a 35% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company. The note matured on February 21, 2021. The Company made the first payment on June 15, 2020 for $28,846 and a partial payment of $10,000 on July 15, 2020. The original issue discount is amortized through the term of the note.

The conversion features meet the definition of a derivative liability instrument because the conversion rate is variable and therefore does not meet the “fixed-for-fixed” criteria outlined in ASC 815-40-15. As a result, the conversion features of the notes are recorded as a derivative liability at fair value and marked-to-market each period with the changes in fair value each period charged or credited to other income (expense). See Note 11 - Derivative Liability, for a further discussion.

At November 30, 2021 and August 31, 2021, the outstanding principal balances of the convertible notes payable was $-0-. The Company recorded interest accretion on the debt discount of $-0- and $80,511 for the three months ended November 30, 2021 and 2020, respectively, and interest expense of $5,139 and $36,750 for the three months ended November 30, 2021 and 2020, respectively, in the accompanying consolidated statements of operations.

NOTE 8 - RELATED PARTY TRANSACTIONS

As of November 30, 2021, and August 31, 2021, the Company owed $-0- and $64,600, respectively to our former President and Director. The balance due is recorded as related party payable in the accompanying consolidated balance sheets.

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NOTE 9 - STOCKHOLDERS’ EQUITY

Preferred Stock

There were -0- of Series A Convertible Preferred Stock issued and outstanding as of November 30, 2021 and August 31, 2021.

As discussed on Note 4 - Exchange Agreement, the Company designated 2,694,514 shares of Series B Convertible Preferred Stock in April 2021.

On September 7, 2021, the Company consummated the initial tranche of its $2 million financing contemplated by that certain Series B-1 Purchase Agreement between the Company and an investor pursuant to which the Company agreed to issue and sell the investor up to 2,694,514 shares of its newly designated Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred”) at a Stated Value per share price of $0.742245 (or $2,000,000 in the aggregate). At the initial closing, the Company issued 673,628 shares of Series B-1 Preferred to the investor and received $500,000 in gross proceeds. On October 28, 2021, the Company consummated the second tranche of the Series B-1 Preferred Stock investment, issuing an additional 673,628 shares of its Series B-1 Preferred Stock to the investor at a price per share of $0.742245 or $500,000.00 in the aggregate. On November 9, 2021, the Company consummated the third and final tranche of the Series B-1 Preferred Stock investment, issuing an additional 1,347,256 shares of its Series B-1 Preferred Stock to the investor a price per share of $0.742245 or $1,000,000.00 in the aggregate. The aggregate gross proceeds of $2,000,000 was used by the Company as working capital.

On November 24, 2021, the Company entered into, and consummated the financing contemplated by, that certain Series B-1 Purchase Agreement between the Company and an investor, pursuant to which the Company issued and sold to the investor 2,694,514 shares of its Series B-1 Preferred at a per share price of $0.742245, or $2,000,000. The aggregate gross proceeds of $2,000,000 was used by the Company as working capital.

There were 8,083,542 and 2,694,514 shares of Series B and Series B-1 Convertible Preferred Stock issued and outstanding as of November 30, 2021 and August 31, 2021, respectively.

Common Stock

On January 8, 2021, a 308-to-1 reverse stock split was declared effective. In accordance with the terms of all such instruments, the conversion ratio of the Company’s outstanding Series A Convertible Preferred Stock and its various convertible promissory notes, together with the exercise price of its outstanding warrants, were proportionally adjusted to give effect to the reverse stock split.

The Company is authorized to issue up to 200,000,000 shares of $0.001 par value common stock.

As discussed in Note 3 - Asset Acquisition, on November 9, 2021, the Company completed the acquisition of all of the assets, including intellectual property assets, relating to Mioxal®, a nutraceutical complex composed of essential amino acids, natural coenzymes and minerals, and assumed certain liabilities held by ST BioSciences, Ltd., a company organized under the laws of England and Wales (“STB”). As part consideration for the acquisition, the issued 19,831,623 shares of Common Stock valued at $40,654,827 or $2.05 per share.

There were 20,020,239 and 188,616 common shares issued and outstanding as of November 30, 2021 and August 31, 2021, respectively.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters. As of the date of this report, there are no pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

In December 2019, a novel strain of COVID-19 was reported in China. Since then, the COVID-19 has spread globally including across North America and the United States. The spread of COVID-19 from China to other countries has resulted in the World Health Organization (WHO) declaring the outbreak of COVID-19 as a “pandemic,” or a worldwide spread of a new disease, on March 11, 2020. Specifically, we caution that our business could be materially and adversely affected by the risks, or the public perception of the risks, related to the outbreak of COVID-19. To date, COVID has directly impacted the ability we have to participate in trade show events and other in-person marketing. The risk of a pandemic, or public perception of the risk, could cause customers to avoid public places, including retail properties, and could cause temporary or long-term disruptions in our supply chains and/or delays in the delivery of our inventory to customers. Further, such risks could also adversely affect retail customers’ financial condition, resulting in reduced spending on premium products.

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NOTE 11 - DERIVATIVE LIABILITY

As discussed on Note 4 - Exchange Agreement, the Company exchanged the preferred stock warrants and convertible notes payable for Series B Preferred Stock. As a result of the agreement, the derivative liability was reduced to $-0-.

Preferred Stock Warrants

During the year ended August 31, 2018, the Company issued a total of 27,532 warrants to purchase common stock as part of its preferred stock offering. The warrants are exercisable for a period of three years at $50.82 per share. Additionally, the warrant holder is entitled to a cashless exercise after nine months from issuance in which the holder is entitled to receive a number of shares equal to: [A] the number of outstanding warrant shares under the original issuance multiplied by [B] the greater of the trailing five day volume weighted average price less [A] the number of outstanding warrant shares under the original issuance multiplied by [C] the exercise price of the warrant under the original issuance divided by [D] the lesser of the arithmetic average of the volume weighted average price during the five trailing trading days or the volume weighted average price for the trading day immediately prior to the cashless exercise election. For clarity, the resulting formula is [(A x B) - (A x C)] / D.

The Company analyzed the conversion features of the cashless exercise feature in the warrants issued for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded features should be classified as a derivative liability because the exercise price of these warrants are subject to a variable rate. The Company has determined that warrants are not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with ASC 815, the Company has recorded a derivative liability.

Upon issuance, the Company valued the derivative using a Black-Scholes model yielding a total value of $674,012 which was expensed during the year ended August 31, 2018. The Company used the following assumptions upon initial measurement: value per common share of $27.72, a remaining life of 3.0 years, an exercise price of $50.82, a risk-free rate of 2.77% and volatility of 195%. As discussed on Note 4 - Exchange Agreement, the Company exchanged the preferred stock warrants and convertible notes payable for Series B Preferred Stock. As a result of the agreement, the preferred stock warrants were reduced to -0-.

Convertible Notes Payable

As discussed in Note 7 - Notes Payable, the Company signed various convertible promissory note with an investor as follows:

On August 27, 2019, the Company signed a $30,000 convertible promissory note with an investor. The note principal and interest are convertible into shares of common stock at a 25% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company.

The Company analyzed the conversion feature and determined it meets the definition of a derivative liability instrument because the conversion rate is variable and therefore does not meet the “fixed-for-fixed” criteria outlined in ASC 815-40-15. As a result, the conversion features of the notes are recorded as a derivative liability at fair value and marked-to-market each period with the changes in fair value each period charged or credited to other income (expense).

Upon issuance, the Company valued the derivative using a Monte Carlo simulation model yielding a total value of $50,277 which was recorded as a derivative liability during the year ended August 31, 2019. The Company used the following assumptions upon initial measurement: value per common share of $2.74, a remaining life of 6 months, an exercise price of $1.30, a risk-free rate of 1.98% and volatility of 287%. In addition, the Company calculated the derivative discount as the difference between the conversion price and the fair market value of the Company’s common stock on the date of issuance. The Company recorded an original issue discount of $3,000 and a derivative discount of $27,000 which aggregated a total discount of $30,000 and was recorded as a discount in the accompanying consolidated balance sheet. On the date of issuance, a net loss of $23,277 was recorded in the accompanying statement of operations.

On November 25, 2019, the Company signed a $140,000 convertible promissory note with an investor. The note principal and interest are convertible into shares of common stock at a 35% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company.

The Company analyzed the conversion feature and determined it meets the definition of a derivative liability instrument because the conversion rate is variable and therefore does not meet the “fixed-for-fixed” criteria outlined in ASC 815-40-15. As a result, the conversion features of the notes are recorded as a derivative liability at fair value and marked-to-market each period with the changes in fair value each period charged or credited to other income (expense).

Upon issuance, the Company valued the derivative using a Monte Carlo simulation model yielding a total value of $172,608 which was recorded as a derivative liability during the three months ended November 30, 2019. The Company used the following assumptions upon initial measurement: value per common share of $1.54, a remaining life of 6 months, an exercise price of $0.93, a risk-free rate of 1.61% and volatility of 275%. In addition, the Company calculated the derivative discount as the difference between the conversion price and the fair market value of the Company’s common stock on the date of issuance. The Company recorded an original issue discount of $14,000 and a derivative discount of $126,000 which aggregated a total discount of $140,000 and was recorded as a discount in the accompanying consolidated balance sheet. On the date of issuance, a net loss of $46,608 was recorded in the accompanying statement of operations.

On January 27, 2020, the Company signed a $555,000 convertible promissory note with an investor. The note principal and interest are convertible into shares of common stock at a 35% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company.

The Company analyzed the conversion feature and determined it meets the definition of a derivative liability instrument because the conversion rate is variable and therefore does not meet the “fixed-for-fixed” criteria outlined in ASC 815-40-15. As a result, the conversion features of the notes are recorded as a derivative liability at fair value and marked-to-market each period with the changes in fair value each period charged or credited to other income (expense).

Upon issuance, the Company valued the derivative using a Monte Carlo simulation model yielding a total value of $929,300 which was recorded as a derivative liability during the three months ended February 29, 2020. The Company used the following assumptions upon initial measurement: value per common share of $6.65, a remaining life of 6 months, an exercise price of $3.13, a risk-free rate of 1.57% and volatility of 281%. In addition, the Company calculated the derivative discount as the difference between the conversion price and the fair market value of the Company’s common stock on the date of issuance. The Company recorded an original issue discount of $55,500 and a derivative discount of $499,500 which aggregated a total discount of $555,000 and was recorded as a discount in the accompanying consolidated balance sheet. On the date of issuance, a net loss of $429,800 was recorded in the accompanying statement of operations.

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On April 27, 2020, the Company signed a $259,615 convertible promissory note with an investor. The note principal and interest are convertible into shares of common stock at $0.02 per share or a 35% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company.

The Company analyzed the conversion feature and determined it meets the definition of a derivative liability instrument because the conversion rate is variable and therefore does not meet the “fixed-for-fixed” criteria outlined in ASC 815-40-15. As a result, the conversion features of the notes are recorded as a derivative liability at fair value and marked-to-market each period with the changes in fair value each period charged or credited to other income (expense).

Upon issuance, the Company valued the derivative using a Monte Carlo simulation model yielding a total value of $587,772 which was recorded as a derivative liability during the three months ended May 31, 2020. The Company used the following assumptions upon initial measurement: value per common share of $3.17, a remaining life of 9 months, an exercise price of $1.28, a risk-free rate of 0.17% and volatility of 304%. In addition, the Company calculated the derivative discount as the difference between the conversion price and the fair market value of the Company’s common stock on the date of issuance. The Company recorded an original issue discount of $57,115 and a derivative discount of $202,500 which aggregated a total discount of $259,615 and was recorded as a discount in the accompanying consolidated balance sheet. On the date of issuance, a net loss of $385,272 was recorded in the accompanying statement of operations.

Derivative Liability Summary

As of November 30, 2021 and August 31, 2021, the Company had no derivative liability in the accompanying consolidated balance sheet, and (gain) loss on change in fair value of the derivative liability of $-0- and $92,642 for the three months ended November 30, 2021 and 2020, respectively, in the accompanying consolidated statement of operations. In addition, the Company amortized $-0- and $80,512 to interest accretion during the three months ended November 30, 2021 and 2020, respectively, in the accompanying consolidated statement of operations for the preferred stock warrants and derivative convertible notes payable.

NOTE 12 - SUBSEQUENT EVENTS

On January 1, 2022, Timothy S. Orr resigned as Interim Chief Financial Officer effective as of January 14, 2022. Mr. Orr is resigning to pursue other business opportunities. Mr. Orr will remain a member of the Company’s board of directors.

On December 21, 2021, the Board unanimously approved (i) an amendment to the Company’s Certificate of Incorporation to change its corporate name to “Innovation1 Biotech, Inc.” and (ii) to change the ticker symbol of the Company’s common stock to “INVB” or a similar ticker symbol as approved by the Financial Industry Regulatory Authority (“FINRA”).

On January 13, 2022, the Company entered into an Amendment No. 1 to Purchase Agreement with Ingenius Biotech S.L. to modify the terms of the Amended and Restated Asset Purchase Agreement dated November 5, 2021 as discussed in Note 3 - Asset Acquisition. The payments terms were modified as follows:

a)

Section 3.2(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following: “(b) One hundred fifty thousand U.S. dollars ($150,000) at Closing (the “Closing Consideration”)”.

b)	Section 3.2(b) of the Purchase Agreement is hereby amended by deleting the phrase “to September 24th, 2021” and replacing it with “by December 31, 2021”.
c)	Section 3.2(c) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following: “(c) one million five hundred thousand U.S. dollars ($1,500,000) on June 30, 2022.”; and
d)	Section 3.2(d) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following: “(d) one million five hundred thousand U.S. dollars ($1,500,000) on December 31, 2022.

The Company has evaluated all other events occurring subsequently to these financial statements through January 19, 2022 and determined there were no other items to disclose.

NOTE 13 - RESTATEMENT

The following table summarizes the changes to the Consolidated Statements of Cash Flow (unaudited):

	For the Three Months Ended
	Restated	Previous
	November 30,	November 30,
	2021	2021	Change

Cash flows from investing activities:
Cash paid for asset purchase	(350,000)	(850,000)	500,000
Notes receivable investment	(500,000)	-	(500,000)
Net cash used in investing activities	(850,000)	(850,000)	-

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Gridiron BioNutrients, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Gridiron BioNutrients, Inc. (“the Company”) as of August 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended August 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended August 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has an accumulated deficit, net losses, and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC

We have served as the Company’s auditor since 2017.

Spokane, Washington

December 10, 2021

F-16

GRIDIRON BIONUTRIENTS, INC.
CONSOLIDATED BALANCE SHEETS

	August 31, 2021	August 31, 2020

ASSETS
Current assets:
Cash	$137,476	$17,881
Inventory	17,000	37,450
Prepaid expenses	14,000	13,945
Notes receivable, net of discount	-	132,852
Total current assets	168,476	202,128

Other assets
Equity investment, net of discount	11,132	2,783
Equipment, net of accumulated depreciation of $4,558 and $3,144, respectively	598	2,012
Trademarks	1,680	1,680
Total other assets	13,410	6,475

Total Assets	$181,886	$208,603

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$43,930	$443,496
Related party payable	64,600	73,469
Derivative liability	-	1,454,480
Note payable, current portion	160,000	10,000
Note payable, convertible net of discount	-	831,170
Dividends payable	138,195	73,995
Total current liabilities	406,725	2,886,610

Commitments and contingencies	-	-

Stockholders' equity (deficiency):
Preferred stock Series A, $0.001 par value; 22,305,486 shares authorized;
-0- and 8,480,000 issued and outstanding as of
August 31, 2021 and 2020, respectively	-	8,480
Preferred stock Series B, $0.001 par value; 2,694,514 shares authorized;
2,694,514 and -0- issued and outstanding as of
August 31, 2021 and 2020, respectively	2,695	-
Common stock, $0.001 par value; 200,000,000 shares authorized;
188,616 and 187,194 shares issued and outstanding as of
August 31, 2021 and 2020, respectively	188	187
Additional paid in capital	2,745,906	1,157,253
Accumulated deficit	(2,973,628)	(3,843,927)
Total stockholders' equity (deficiency)	(224,839)	(2,678,007)

Total Liabilities and Stockholders' equity	$181,886	$208,603

The accompanying notes are an integral part of these financial statements.

The common stock issued and outstanding for the financial statements presented have been retroactively adjusted to reflect the 1-for-308 reverse stock split, which was effective in January 2021.

F-17

GRIDIRON BIONUTRIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	August 31, 2021	August 31, 2020

Revenue	$3,080	$1,181
Cost of Revenue	1,421	2,964

Gross margin	1,659	(1,783)

Operating expenses:
Advertising	677	2,664
Consulting fees	73,375	63,375
General and administrative	49,184	85,637
Professional fees	117,414	63,418
Total operating expenses	240,650	215,094

Net operating income (loss)	(238,991)	(216,877)

Other (income) expense:
Interest expense	105,424	427,286
Interest income	(55,567)	(41,246)
Impairment expense	19,450	587,623
Expenses related to convertible notes payable and preferred warrants:
(Gain) loss on change in fair value of derivative liability	(1,454,480)	(301,581)
Interest accretion	114,599	869,967
Debt/Equity issuance costs on convertible notes payable	-	861,680
Other (income) expense	(8,349)	(40,538)
Total Other (income) expense	(1,278,923)	2,363,191

Net income (loss)	$1,039,932	$(2,580,068)

Basic income (loss) per share	$5.53	$(8.59)

Weighted average number of common shares outstanding - basic	188,094	300,323

The accompanying notes are an integral part of these financial statements.

The common stock issued and outstanding for the financial statements presented have been retroactively adjusted to reflect the 1-for-308 reverse stock split, which was effective in January 2021.

F-18

GRIDIRON BIONUTRIENTS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Preferred Stock - Series A		Preferred Stock - Series B		Common Stock		Additional Paid-In	Common Stock to be	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Issued	Deficit	(Deficit)
Balance at August 31, 2019	8,480,000	$8,480	-	$-	439,285	$439	$1,077,001	$160,000	$(1,213,559)	$32,361

Issuance of common stock for stock subscription	-	-	-	-	742	1	159,999	(160,000)		-
Repurchase and retirement of common stock	-	-	-	-	(252,833)	(253)	(79,747)	-	-	(80,000)
Dividends on preferred stock accrued	-	-	-	-	-	-	-	-	(50,300)	(50,300)
Net loss, period ended August 31, 2020	-	-	-	-	-	-	-	-	(2,580,068)	(2,580,068)

Balance at August 31, 2020	8,480,000	$8,480	-	$-	187,194	$187	$1,157,253	$-	$(3,843,927)	$(2,678,007)

Exchange agreement - conversion of preferred stock	(8,480,000)	(8,480)	2,694,514	2,695	-	-	1,588,654	-	-	1,582,869
Dividends on preferred stock accrued	-	-	-	-	-	-	-	-	(169,633)	(169,633)
Adjustment for reverse split	-	-	-	-	1,422	1	(1)	-	-	-
Net income, period ended August 31, 2021	-	-	-	-	-	-	-	-	1,039,932	1,039,932

Balance at August 31, 2021	-	$-	2,694,514	$2,695	188,616	$188	$2,745,906	$-	$(2,973,628)	$(224,839)

The accompanying notes are an integral part of these financial statements.

F-19

GRIDIRON BIONUTRIENTS, INC.
Consolidated Statements of Cash Flow

	For the Years Ended
	August 31, 2021	August 31, 2020

Cash flows from operating activities:
Net income (loss)	$1,039,932	$(2,580,068)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,414	2,613
Debt/stock based issue costs	-	(301,581)
(Gain) Loss on change in fair value of derivative liability	(1,454,480)	1,731,647
Interest accretion	114,599	-
Impairment expense	19,450	76,960
Prior year correction to note payable, current portion (See Note 6)	-	(39,500)
Realized income on investment	(8,349)	(2,783)
Changes in operating assets and liabilities:
Inventory	1,000	166,113
Prepaid expenses	(55)	11,666
Notes receivable	132,852	67,148
Accounts payable and accrued expenses	132,101	422,517
Related party payable	(8,869)	35,020
Net cash provided by (used in) operating activities	(30,405)	(410,248)

Cash flows from investing activities:
Repurchase and retirement of common stock	-	(80,000)
Notes receivable investment	-	(300,000)
Net cash used in investing activities	-	(380,000)

Cash flows from financing activities
Proceeds from convertible notes payable	-	828,000
Proceeds from notes payable	150,000	-
Repayment of convertible notes payable	-	(38,846)
Net cash provided by financing activities	150,000	789,154

Net increase (decrease) in cash	119,595	(1,094)
Cash - beginning of the year	17,881	18,975
Cash - end of the year	$137,476	$17,881

Supplemental disclosures:
Interest paid	$-	$-
Income taxes	$-	$-

Non-cash transactions:
Preferred stock dividends accrued	$169,633	$50,300
Discount on convertible note payable	$-	$129,615
Issuance of common stock from shares to be issued	$-	$160,000

The accompanying notes are an integral part of these financial statements.

F-20

GRIDIRON BIONUTRIENTS, INC.

Notes to Consolidated Financial Statements

August 31, 2021

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Gridiron BioNutrients, Inc. (the “Company” or “Gridiron”) was formed under the laws of the state of Nevada on July 20, 2017 to develop and distribute a retail line of health water infused with probiotics and minerals.

The Company is currently developing products which contain a proprietary blend of humic and fulvic acid, trace minerals, probiotics, electrolytes, cannabidiol (CBD) within an alkaline of pH10. Gridiron has secured the rights to this proprietary formulation through its CEO, Timothy Orr (Verbal Agreement). Timothy Orr provided the formulation in connection with his receipt of 105,519shares of common stock from the Company on October 9, 2017.

Gridiron has the exclusive right(s) to develop CBD products with this formulation. However, Gridiron is limited to developing only CBD products with this formulation and as such does not have any rights to develop products that do not contain CBD with this formulation.

The Company has elected an August 31st year end.

On December 22, 2020, the Company filed Articles of Amendment to its Articles of Incorporation, as amended, which were effective on January 8, 2021 (the “Effective Date”), which effected a three hundred eight for one (308:1) reverse stock split of its outstanding common stock. Previously, on December 4, 2020 the Company filed a definitive Information Statement on Schedule 14C with the SEC notifying its stockholders that on December 2, 2020, the holders of a majority of its outstanding shares of common stock and the shares Series A Convertible Preferred Stock who were entitled to consent to the action, voting as a single class, executed a written consent in lieu of a special meeting of stockholders approving a reverse stock split of the Company’s outstanding common stock of not less than 300:1 and not more than 310:1, with the Company’s board of directors having the discretion as to when such reverse stock split would be effected (on or prior to December 2, 2021) and the exact ratio of the reverse stock split to be set at a whole number within the above range as determined by the board of directors in its sole discretion. On December 17, 2020, in accordance with such authority, the board of directors fixed the exact ratio of the reverse stock split.

Acquisition and Reverse Merger

On October 10, 2017, the Company completed a reverse merger with My Cloudz, Inc. (“My Cloudz”) pursuant to which the Company merged into My Cloudz on October 10, 2017. Under the terms of the merger, the Company shareholders received 227,273common shares of My Cloudz common stock such that the Company shareholders received approximately 57% of the total common shares issued and outstanding following the merger. Due to the nominal assets and limited operations of My Cloudz prior to the merger, the transaction was accorded reverse recapitalization accounting treatment under the provision of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805 whereby the Company became the accounting acquirer (legal acquiree) and My Cloudz was treated as the accounting acquiree (legal acquirer). The historical financial records of the Company are those of the accounting acquirer (GridIron) adjusted to reflect the legal capital of the accounting acquiree (My Cloudz). As the transaction was treated as a recapitalization, no intangibles, including goodwill, were recognized. Concurrent with the effective date of the reverse recapitalization transaction, the Company adopted the fiscal year end of the accounting acquirer of August 31.

At the date of acquisition, My Cloudz had $3,972 of cash, $1,105 of accounts payable and a related party payable of $75,907. Book values for all assets acquired and liabilities assumed equaled fair values as of the date of acquisition.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of accounting policies for Gridiron is presented to assist in understanding the Company’s financial statements. The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting) and have been consistently applied in the preparation of the financial statements.

Reclassifications

Certain prior year amounts have been reclassified for comparative purposes to conform to the current-year financial statement presentation. These reclassifications had no effect on previously reported results.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. Estimates are used when accounting for fair value calculations related to embedded conversion features of outstanding convertible notes payable. As discussed on Note 3 – Exchange Agreement, the Company exchanged the convertible notes payable for Series B Preferred Stock. As a result of the agreement, the convertible notes payable was reduced to $-0- in the accompanying consolidate balance sheets.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company had $137,476 and $17,881 of cash as of August 31, 2021 and 2020, respectively.

F-21

Revenue recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash, prepaid expenses, accounts payable, accrued expenses, notes payable, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

As discussed in Note 10 – Derivative Liability, the Company valued its derivative liability using Level 3 inputs as of August 31, 2020. As discussed on Note 3 – Exchange Agreement, the Company exchanged the preferred stock warrants and convertible notes payable for Series B Preferred Stock. As a result of the agreement, the derivative liability was reduced to $-0- in the accompanying consolidate statement of operations. The Company did not identify any additional assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with ASC 825-10 as of August 31, 2021 and 2020.

Derivative Liabilities

The Company generally does not use derivative financial instruments to hedge exposures to cash flow or market risks. However, certain other financial instruments, such as warrants and embedded conversion features on the convertible debt, are classified as derivative liabilities due to protection provisions within the agreements. Convertible notes payable are initially recorded at fair value using the Monte Carlo model and subsequently adjusted to fair value at the close of each reporting period. The preferred stock warrants are initially recorded at fair value using the Black Scholes model and subsequently adjusted to fair value at the close of each reporting period. The Company accounts for derivative instruments and debt instruments in accordance with the interpretive guidance of ASC 815, ASU 2017-11, and associated pronouncements related to the classification and measurement of warrants and instruments with conversion features.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Use of net operating loss carry forwards for income tax purposes may be limited by Internal Revenue Code section 382 if a change of ownership occurs.

Principals of Consolidation

The consolidated financial statements represent the results of Gridiron BioNutrients, Inc, its wholly owned subsidiary, Gridiron Ventures and the assets, processes, and results therefrom. All intercompany transactions and balances have been eliminated. All financial information has been prepared in conformity with accounting principles generally accepted in the United States of America.

F-22

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are expensed in the period incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets and the modified accelerated cost recovery system for federal income tax purposes. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Computer and other equipment	3 years
Vehicle	5 years

The Company’s property and equipment consisted of the following as of August 31, 2021 and 2020:

	August 31, 2021	August 31, 2020
Computer Equipment	$1,569	$1,569
Other	3,587	3,587
Accumulated depreciation	(4,558)	(3,144)
Net book value	$598	$2,012

Depreciation expense was $1,414 and $2,613 for the years ended August 31, 2021 and 2020, respectively.

Inventories

Inventories consist of raw materials and T-free distillate and are stated at the lower of cost or net realizable value using the first‑in, first‑out method. The Company periodically assesses the recoverability of its inventory and reduces the carrying value of the inventory when items are determined to be obsolete, defective or in excess of forecasted sales requirements. Inventory write‑downs for excess, defective and obsolete inventory are recorded as impairment expense in the accompanying statement of operations. The Company wrote-off $19,450 and $485,662 of obsolete inventory or inventory below market value for the for the years ended August 31, 2021 and 2020, respectively.

A summary of the Company’s inventory as of August 31, 2021 and 2020 are as follows:

Type	August 31, 2021	August 31, 2020
Raw Materials	$-0-	$450
T-free Distillate	17,000	37,000

Total Inventory	$17,000	$37,450

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

The Series B Convertible Preferred shares would convert to 2,694,514 shares of the Company’s common stock in addition to the 188,616 outstanding shares at August 31, 2021. The Company calculates diluted earnings per share by dividing the Company’s net income available to common shareholders less preferred dividends by the diluted weighted average number of shares outstanding during the period. The conversion of the Company’s Series B Convertible Preferred shares are excluded from the computation of diluted earnings per share as they are anti-dilutive due to the Company’s operating losses for the years ended August 31, 2021 and 2020.

Dividends

During the year ended August 31, 2018, the Company issued Series A Convertible Preferred Stock, which accrues dividends at a rate of 5% annually. As discussed on Note 3 – Exchange Agreement, the Company exchanged the Series A Convertible Preferred for Series B Preferred Stock. As a result of the Exchange agreement, the dividends on the Series A Convertible Preferred Stock was reduced to $-0- in the accompanying consolidated balance sheets. The Series B Convertible Preferred Stock accrues dividends at a rate of 10% annually. There was $138,195 and $73,995 of dividends payable at August 31, 2021 and 2020, respectively. The dividends have not been declared and are accrued in the accompanying consolidated balance sheets as a result of a contractual obligation in the Company’s Series B Preferred Stock offering.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising costs totaling $677 and $2,664 during the years ended August 31, 2021 and 2020, respectively.

F-23

Stock-Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 718. The Company issues restricted stock to employees and consultants for their services. Cost for these transactions are measured at the fair value of the equity instruments issued at the date of grant. These shares are considered fully vested and the fair market value is recognized as expense in the period granted. The Company recognized consulting expenses and a corresponding increase to additional paid-in-capital related to stock issued for services. For agreements requiring future services, the consulting expense is to be recognized ratably over the requisite service period.

There was $-0- stock-based compensation during years ended August 31, 2021 and 2020.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recently Issued Accounting Standards

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, as part of its Simplification Initiative to reduce the cost and complexity in accounting for income taxes. ASU 2019-12 removes certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also amends other aspects of the guidance to help simplify and promote consistent application of GAAP. The guidance is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the effect ASU 2019-12 will have on the consolidated financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)—Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stock. For convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital, the embedded conversion features no longer are separated from the host contract. ASU 2020-06 also removes certain conditions that should be considered in the derivatives scope exception evaluation under Subtopic 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, and clarify the scope and certain requirements under Subtopic 815-40. In addition, ASU 2020-06 improves the guidance related to the disclosures and earnings-per-share (EPS) for convertible instruments and contract in entity’s own equity. ASU 2020-06 is effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Board specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. The Company is currently evaluation the impact this ASU will have on its consolidated financial statements.

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

Accounts Receivable

Accounts receivable balances are established for amounts owed to the Company from its customers from the sale of products. The Company closely monitors the collectability of outstanding accounts receivable and provide an allowance for doubtful accounts based on estimated collections of outstanding amounts. The Company evaluated the accounts receivable and determined no collection loss reserve was necessary. There were $-0- outstanding accounts receivable as of August 31, 2021 and 2020.

Trademark

Trademark costs are capitalized as incurred to the extent the Company expects the costs incurred to result in a trademark being awarded. The trademarks are deemed to have an indefinite life and are reviewed for impairment loss considerations annually. As of August 31, 2021 and 2020, the Company had trademarks totaling $1,680.

F-24

NOTE 3 – EXCHANGE AGREEMENT

On April 9, 2021 Company entered into an Exchange Agreement with Calvary Fund Management, LLC (“Calvary”) pursuant to which it agreed to issue Calvary 2,694,514 shares of its newly designated Series B Convertible Preferred Stock (the “Series B Preferred”) in exchange (the “Exchange”) for (i) 8,480,000 shares of its Series A Convertible Preferred Stock (the “Series A Preferred”), (ii) outstanding common stock purchase warrants (the “Warrants”), and (iii) all principal and accrued interest due under outstanding convertible promissory notes (the “Convertible Notes”, and together with the Series A Preferred and the Warrants, the “Calvary Securities”). The closing of the Exchange (the “Closing”) will occur following the satisfaction or waiver of the conditions set forth in the Exchange Agreement. On the Closing date, subject to the terms and conditions of the Exchange Agreement, the Company will issue the Series B Preferred to Calvary in exchange for the Calvary Securities (which will be cancelled and retired) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on exemptions provided pursuant to Section 3(a)(9) of the Securities Act.

The Series B Preferred Designations designated 2,694,514 shares of the Company’s blank check preferred stock as Series B Preferred Stock. In addition to rights granted to holders of Series B Preferred Stock under the Nevada Revised Statues, each holder will be entitled to the whole number of votes equal to the number of shares of common stock into which such holder’s Series B Preferred Stock would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the common stock. Once issued, the shares of Series B Preferred Stock are transferrable by the holder in the holder’s sole option without the consent of the Company, subject to compliance with Section 5 of the Securities Act.

The Series B Preferred Stock will rank senior to all other classes of the Company’s capital stock and has a stated value of $1.30 per share (the “Stated Value”). Subject only to the liquidation rights of the holders of Series B Preferred Stock that is then currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series B Preferred Stock is entitled to receive an amount per share equal to the Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of common stock on an as-converted to common stock basis.

From and after the Closing date, cumulative dividends on each share of Series B Preferred Stock will accrue, on a quarterly basis in arrears, at the rate of 10% per annum on the Stated Value, plus all dividends, whether declared or not, on such share of Series B Preferred Stock (the “Additional Amount”) thereon. All accrued dividends on each share of Series B Preferred Stock are to be paid upon conversion of the Series B Preferred Stock for which the applicable dividend is due. At the option of the Company dividends may be paid in cash or shares of common stock. Each holder of Series B Preferred Stock will also be entitled to receive dividends or distributions on each share of Series B Preferred Stock on an “as converted” into common stock basis when and if dividends are declared on the common stock by the Company’s Board of Directors. Dividends may be paid in cash or property, as determined by the Board of Directors.

Subject to the beneficial ownership limitations described below, at any time after the Closing date, each share of Series B Preferred Stock will be convertible at the holder’s option into validly issued, fully paid and non-assessable shares of common stock at a conversion rate (the “Conversion Rate”) determined by dividing the Conversion Amount of such share of Series B Preferred Stock by the conversion price, which is (i) $1.30 or (ii) 75% of the price paid per share by investors in any subsequent offering of the Company’s common stock or common stock equivalents, subject to adjustment as provided herein, subject to adjustment as set forth below (the “Conversion Price”). The Conversion Amount is defined as the Stated Value plus the Additional Amount and any accrued and unpaid late charges with respect to such Stated Value and Additional Amount as of such date of determination. In addition, the shares of Series B Preferred Stock will be convertible at the holder’s option at the Conversion Price any time during the period commencing on the date of the occurrence of a Triggering Event (as defined in the Series B Preferred Designations). A holder of Series B Preferred Stock will not be able to convert the shares into shares of common stock to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of our common stock following such exercise or conversion, subject to a waiver by the holder upon 61 days’ prior notice to the Company.

The Conversion Price and the number of shares of common stock issuable upon conversion of the Series B Preferred Stock will be subject to pro-rata adjustment for stock splits, dividends and similar corporate events. In addition, if on or after April 9, 2021, the execution date of the Exchange Agreement, the Company issues or sells, or is deemed to have issued or sold, any shares of common stock, excluding certain specified excluded securities for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale, then, immediately after such dilutive issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price.

The Series B Preferred Designations or any provision hereof (other than the beneficial ownership limitation set forth above) may be modified or amended or the provisions hereof waived with the written consent of the Company and either (i) the holders of a majority of the Series B Preferred Stock then currently outstanding, which must include Cavalry as long as Cavalry (or any of its affiliates) owns at least 5% of the Series B Preferred Stock issued pursuant to the Exchange Agreement, or (ii) Cavalry as long as Cavalry (or any of its affiliates) owns at least 5% of the Series B Preferred Stock issued pursuant to the Exchange Agreement.

On the date of the exchange, the Company exchanged 2,694,514 shares of the Company’s Series B Preferred Stock for the principal and interest on four convertible notes payable for $1,477,437, dividends payable on the Series A preferred stock of $105,432 and the Series A preferred stock for $1,006,000 for an aggregate of $2,588,869.

On May 17, 2019, Calvary acquired 2,107,356 shares of Series A Preferred Stock and 2,107,356 shares of preferred stock warrants from Pinz Capital Special Opportunities Fund LP.

NOTE 4 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company had limited revenue and a net operating loss of $238,991 for the year ended August 31, 2021. The Company has working capital deficit of $238,249 and an accumulated deficit of $2,973,628 as of August 31, 2021. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability of the Company to fully commence its operations is dependent upon, among other things, obtaining additional financing to continue operations, and execution of its business plan. In response to these concerns, management plans to fund operations through additional debt and equity financing. Debt instruments may be convertible or non-convertible and will vary based on the Company’s needs and financing options available at such times. There can be no assurance that management’s plan will be successful.

F-25

NOTE 5 – NOTES RECEIVABLE

On January 24, 2020, the Company received a promissory note from a supplier, Notis Global, Inc. (“NGBL”). The $112,500 note was issued with an original issue discount of $12,500 or 12.5%. NGBL will repay the promissory note with 12.5% of its sales of derivative products of hemp planted and harvested in 2020. In addition, once the promissory note has been repaid, the Company shall be paid an aggregate of 3.75% of the 2020 derivative products revenues sold by the supplier. The original issue discount is amortized through the term of the note. At August 31, 2020, the Company evaluated the promissory noted under ASU 2016-16, “Financial Instruments – Credit Losses, (Topic 326)” and determined the entire balance was impaired. The Company reported a $100,000 impairment charge at August 31, 2020.

On April 27, 2020, the Company entered into a Participation Agreement, effective April 27, 2020, with Libertas Funding, LLC, a Connecticut Limited Liability Company (“Libertas”), pursuant to which Libertas offered and the Company accepted to participate with Future Receivables in Purchase Agreement(s) with qualifying merchants, specifically QSI Holding Company, a Delaware Corporation (“QSI”). The Company’s participation buy-in amount was $200,000 with a participation purchase of $264,000 that is estimated to result in weekly payments to the Company for a minimum period of nine months or until the full participation purchase amount has been paid. The $200,000 buy-in was recorded as a Note receivable on the accompanying consolidated balance sheets. On September 1, 2020, Libertas renegotiated this agreement and the Company will receive weekly payments for $4,921 and extended the term to 38 weeks. The previous weekly payment was $6,984. The unpaid balance was $-0- and $132,852 at August 31, 2021 and 2020, respectively.

In addition, on April 29, 2020, under the Libertas Participation Agreement, the Company received 45,053 Warrants of QSI Holding Company, a private company, (“QSI Warrants”) to purchase common stock priced at $3.111 per share for common stock par value $0.00001 expiring the 7th anniversary after the issue date. Upon issuance, the Company valued the warrants using the Black Scholes model yielding a total value of $58,443. The Company used the following assumptions upon measurement: QSI Holding Company value per common share of $3.4520, a life of 7 years, an exercise price of $3.111, a risk-free rate of 0.56% and volatility of 32%. In addition, the Company recorded a discount of $58,443 and will record income over the 7-year life of the warrants. The warrants are recorded as an equity investment in the accompanying consolidated balance sheets for $11,132 and $2,783 at August 31, 2021 and 2020, respectively. The Company recorded other income of $8,349 and $2,783, respectively for the years ended August 31, 2021 and 2020, respectively, in the accompanying statement of operations.

NOTE 6 – NOTES PAYABLE

Short-Term Notes Payable

On September 14, 2017, the Company issued a $10,000 promissory note to a limited liability company. The loan bears interest at 5% and has a maturity date of September 15, 2018. The unpaid balance including accrued interest was $11,982 and $11,482 at August 31, 2021 and 2020, respectively. The Company is in default with the repayment terms of the note.

On May 31, 2018, the Company issued a $39,500 promissory note to a company. The loan bears interest at 0% and has a maturity date of November 30, 2018. During March 2020, it was discovered the promissory note was fully paid-off on August 6, 2018 and inadvertently recorded as an operating expense for the year ended August 31, 2018. At May 31, 2020, the Company wrote-off the promissory note to operating expense. The unpaid balance was $-0- at August 31, 2021 and 2020.

On August 30, 2021, the Company issued a $150,000 promissory note to an investor. The loan bears interest at 18% and has a maturity date of August 30, 2022. The unpaid balance including accrued interest was $150,074 August 31, 2021.

Convertible Notes Payable

As discussed on Note 3 – Exchange Agreement, the Company exchanged the convertible notes payable for Series B Preferred Stock. As a result of the Exchange agreement, the convertible notes payable were reduced to $-0- in the accompanying consolidated balance sheets.

On August 27, 2019, the Company signed a convertible promissory note with an investor. The $30,000 note was issued with an original issue discount of $3,000 and bears interest at 10% per year. The note principal and interest are convertible into shares of common stock at a 25% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company. The note matured on February 27, 2020. The note has a prepayment penalty of 110% of the principal and interest outstanding if repaid before 180 days from issuance. After February 27, 2020, the payment premium increases to 125% of the principal and interest outstanding and if in default, the payment premium increases to 140% of the principal and interest outstanding. The original issue discount is amortized through the term of the note. The unpaid balance including accrued interest was $-0- and $46,870 at August 31, 2021 and 2020, respectively.

On November 25, 2019, the Company signed a convertible promissory note with an investor. The $140,000 note was issued with an original issue discount of $14,000 and bears interest at 10% per year. The note principal and interest are convertible into shares of common stock at a 35% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company. The note matured on May 25, 2020. The note has a prepayment penalty of 110% of the principal and interest outstanding if repaid before 180 days from issuance. If in default, the payment premium increases to 140% of the principal and interest outstanding. The original issue discount is amortized through the term of the note. The unpaid balance including accrued interest was $-0- and $212,577 at August 31, 2021 and 2020, respectively.

On January 27, 2020, the Company signed a convertible promissory note with an investor. The $555,000 note was issued with an original issue discount of $55,500 and bears interest at 10% per year. The note principal and interest are convertible into shares of common stock at a 35% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company. The note matured on July 27, 2020. The note has a prepayment penalty of 115% of the principal and interest outstanding if repaid more than 30 days after note issuance. If in default, the payment premium increases to 140% of the principal and interest outstanding. The original issue discount is amortized through the term of the note. The unpaid balance including accrued interest was $-0- and $825,475 at August 31, 2021 and 2020, respectively.

F-26

On April 27, 2020, the Company signed a convertible promissory note with an investor. The $259,615 note was issued with an original issue discount of $57,115 and bears interest at -0-% per year. The Company recorded the self-amortizing convertible promissory note using the effective interest rate method to calculate the loan payable at $202,500 and accrued interest at $57,115. The note requires nine equal payments due starting June 15, 2020 for $28,846. In the event the Company fails to make the $28,846 installment payment by the 15th day of each designated month and/or fails to cure any missed installment payment within five (5) calendars days following the due date, or the Company defaults, the defaulted amount owed shall be 130% of the total outstanding balance owed by the Company. The default interest rate for missing an installment payment shall be 18% and the conversion into common stock shall be at a price of $0.02 per common stock. The note principal and interest are convertible into shares of common stock at the lower of $0.02 per share or a 35% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company. The note matured on February 21, 2021. The Company made the first payment on June 15, 2020 for $28,846 and a partial payment of $10,000 on July 15, 2020. The original issue discount is amortized through the term of the note. The unpaid principal and interest balance was $-0- and $287,665 August 31, 2021 and 2020, respectively.

The conversion features meet the definition of a derivative liability instrument because the conversion rate is variable and therefore does not meet the “fixed-for-fixed” criteria outlined in ASC 815-40-15. As a result, the conversion features of the notes are recorded as a derivative liability at fair value and marked-to-market each period with the changes in fair value each period charged or credited to other income (expense). See Note 10 - Derivative Liability, for a further discussion.

At August 31, 2021 and 2020, the outstanding principal balances of the convertible notes payable, net of debt discount was $-0- and $831,170, respectively. The Company recorded interest accretion on the debt discount of $114,599 and $869,967 for the years ended August 31, 2021 and 2020, respectively, in the accompanying consolidated statements of operations.

NOTE 7 – RELATED PARTY TRANSACTIONS

As of August 31, 2021, and 2020, the Company owed $64,600 and $73,469, respectively to its President and Director. The balance due is recorded as related party payable in the accompanying consolidated balance sheets.

NOTE 8 – STOCKHOLDERS’ EQUITY

Preferred Stock

There were -0- and 8,480,000 shares of Series A Convertible Preferred Stock issued and outstanding as of August 31, 2021 and 2020, respectively.

As discussed on Note 3 – Exchange Agreement, the Company designated 2,694,514 shares of Series B Convertible Preferred Stock in April 2021. There were 2,694,514 and -0- shares of Series B Convertible Preferred Stock issued and outstanding as of August 31, 2021 and 2020, respectively.

Common Stock

On January 8, 2021, a 308-to-1 reverse stock split was declared effective. In accordance with the terms of all such instruments, the conversion ratio of the Company’s outstanding Series A Convertible Preferred Stock and its various convertible promissory notes, together with the exercise price of its outstanding warrants, were proportionally adjusted to give effect to the reverse stock split.

The Company is authorized to issue up to 200,000,000 shares of $0.001 par value common stock.

On, January 28, 2020, the Company entered into an agreement to repurchase 252,833 restricted shares of the Company’s common stock from an investor. The Company paid $80,000 or $0.3164 per share and immediately retired the shares.

There were 188,616 and 187,194 common shares issued and outstanding as of August 31, 2021 and 2020, respectively.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters. As of the date of this report, there are no pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE 10 – DERIVATIVE LIABILITY

As discussed on Note 3 – Exchange Agreement, the Company exchanged the preferred stock warrants and convertible notes payable for Series B Preferred Stock. As a result of the agreement, the derivative liability was reduced to $-0- in the accompanying consolidate statement of operations.

Preferred Stock Warrants

During the year ended August 31, 2018, the Company issued a total of 27,532 warrants to purchase common stock as part of its preferred stock offering. The warrants are exercisable for a period of three years at $50.82 per share. Additionally, the warrant holder is entitled to a cashless exercise after nine months from issuance in which the holder is entitled to receive a number of shares equal to: [A] the number of outstanding warrant shares under the original issuance multiplied by [B] the greater of the trailing five day volume weighted average price less [A] the number of outstanding warrant shares under the original issuance multiplied by [C] the exercise price of the warrant under the original issuance divided by [D] the lesser of the arithmetic average of the volume weighted average price during the five trailing trading days or the volume weighted average price for the trading day immediately prior to the cashless exercise election. For clarity, the resulting formula is [(A x B) – (A x C)] / D.

F-27

The Company analyzed the conversion features of the cashless exercise feature in the warrants issued for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded features should be classified as a derivative liability because the exercise price of these warrants are subject to a variable rate. The Company has determined that warrants are not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with ASC 815, the Company has recorded a derivative liability.

Upon issuance, the Company valued the derivative using a Black-Scholes model yielding a total value of $674,012 which was expensed during the year ended August 31, 2018. The Company used the following assumptions upon initial measurement: value per common share of $27.72, a remaining life of 3.0 years, an exercise price of $50.82, a risk-free rate of 2.77% and volatility of 195%. As discussed on Note 3 – Exchange Agreement, the Company exchanged the preferred stock warrants for Series B Preferred Stock. As a result of the agreement, the derivative liability for the preferred stock warrants was reduced to $-0- in the accompanying consolidate statement of operations.

The following table summarizes all stock warrant activity for the years ended August 31, 2021:

	Warrants	Weighted- Average Exercise Price Per Share
Outstanding, August 31, 2020	27,532	$50.82
Granted	-	-
Exercised	-	-
Forfeited	-	-
Cancelled	(27,532)	(50.82)
Outstanding, August 31, 2021	-	$-

Convertible Notes Payable

As discussed in Note 6 – Notes Payable, the Company signed various convertible promissory note with an investor as follows:

On August 27, 2019, the Company signed a $30,000 convertible promissory note with an investor. The note principal and interest are convertible into shares of common stock at a 25% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company.

The Company analyzed the conversion feature and determine it meets the definition of a derivative liability instrument because the conversion rate is variable and therefore does not meet the “fixed-for-fixed” criteria outlined in ASC 815-40-15. As a result, the conversion features of the notes are recorded as a derivative liability at fair value and marked-to-market each period with the changes in fair value each period charged or credited to other income (expense).

Upon issuance, the Company valued the derivative using a Monte Carlo simulation model yielding a total value of $50,277 which was recorded as a derivative liability during the year ended August 31, 2019. The Company used the following assumptions upon initial measurement: value per common share of $2.74, a remaining life of 6 months, an exercise price of $1.30, a risk-free rate of 1.98% and volatility of 287%. In addition, the Company calculated the derivative discount as the difference between the conversion price and the fair market value of the Company’s common stock on the date of issuance. The Company recorded an original issue discount of $3,000 and a derivative discount of $27,000 which aggregated a total discount of $30,000 and was recorded as a discount in the accompanying consolidated balance sheet. On the date of issuance, a net loss of $23,277 was recorded in the accompanying statement of operations.

On November 25, 2019, the Company signed a $140,000 convertible promissory note with an investor. The note principal and interest are convertible into shares of common stock at a 35% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company.

The Company analyzed the conversion feature and determine it meets the definition of a derivative liability instrument because the conversion rate is variable and therefore does not meet the “fixed-for-fixed” criteria outlined in ASC 815-40-15. As a result, the conversion features of the notes are recorded as a derivative liability at fair value and marked-to-market each period with the changes in fair value each period charged or credited to other income (expense).

Upon issuance, the Company valued the derivative using a Monte Carlo simulation model yielding a total value of $172,608 which was recorded as a derivative liability during the three months ended November 30, 2019. The Company used the following assumptions upon initial measurement: value per common share of $1.54, a remaining life of 6 months, an exercise price of $0.93, a risk-free rate of 1.61% and volatility of 275%. In addition, the Company calculated the derivative discount as the difference between the conversion price and the fair market value of the Company’s common stock on the date of issuance. The Company recorded an original issue discount of $14,000 and a derivative discount of $126,000 which aggregated a total discount of $140,000 and was recorded as a discount in the accompanying consolidated balance sheet. On the date of issuance, a net loss of $46,608 was recorded in the accompanying statement of operations.

On January 27, 2020, the Company signed a $555,000 convertible promissory note with an investor. The note principal and interest are convertible into shares of common stock at a 35% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company.

The Company analyzed the conversion feature and determine it meets the definition of a derivative liability instrument because the conversion rate is variable and therefore does not meet the “fixed-for-fixed” criteria outlined in ASC 815-40-15. As a result, the conversion features of the notes are recorded as a derivative liability at fair value and marked-to-market each period with the changes in fair value each period charged or credited to other income (expense).

F-28

Upon issuance, the Company valued the derivative using a Monte Carlo simulation model yielding a total value of $929,300 which was recorded as a derivative liability during the three months ended February 29, 2020. The Company used the following assumptions upon initial measurement: value per common share of $6.65, a remaining life of 6 months, an exercise price of $3.13, a risk-free rate of 1.57% and volatility of 281%. In addition, the Company calculated the derivative discount as the difference between the conversion price and the fair market value of the Company’s common stock on the date of issuance. The Company recorded an original issue discount of $55,500 and a derivative discount of $499,500 which aggregated a total discount of $555,000 and was recorded as a discount in the accompanying consolidated balance sheet. On the date of issuance, a net loss of $429,800 was recorded in the accompanying statement of operations.

On April 27, 2020, the Company signed a $259,615 convertible promissory note with an investor. The note principal and interest are convertible into shares of common stock at $0.02 per share or a 35% discount to the lowest traded price of the Company’s common stock during the 10 prior trading days including the day the notice of conversion is received by the Company.

The Company analyzed the conversion feature and determine it meets the definition of a derivative liability instrument because the conversion rate is variable and therefore does not meet the “fixed-for-fixed” criteria outlined in ASC 815-40-15. As a result, the conversion features of the notes are recorded as a derivative liability at fair value and marked-to-market each period with the changes in fair value each period charged or credited to other income (expense).

Upon issuance, the Company valued the derivative using a Monte Carlo simulation model yielding a total value of $587,772 which was recorded as a derivative liability during the three months ended May 31, 2020. The Company used the following assumptions upon initial measurement: value per common share of $3.17, a remaining life of 9 months, an exercise price of $1.28, a risk-free rate of 0.17% and volatility of 304%. In addition, the Company calculated the derivative discount as the difference between the conversion price and the fair market value of the Company’s common stock on the date of issuance. The Company recorded an original issue discount of $57,115 and a derivative discount of $202,500 which aggregated a total discount of $259,615 and was recorded as a discount in the accompanying consolidated balance sheet. On the date of issuance, a net loss of $385,272 was recorded in the accompanying statement of operations.

Derivative Liability Summary

As of August 31, 2021 and 2020, the Company had derivative liabilities totaling $-0- and $1,454,480, respectively, in the accompanying consolidated balance sheet, and (gain) loss on change in fair value of the derivative liability of ($1,454,480) and ($301,581) for the years ended August 31, 2021 and 2020, respectively, in the accompanying consolidated statement of operations. In addition, the Company amortized $114,599 and $869,967 to interest accretion during the years ended August 31, 2021 and 2020, respectively, in the accompanying consolidated statement of operations for the preferred stock warrants and derivative convertible notes payable.

NOTE 11 – MATERIAL CONTRACTS

On September 4, 2019, the Company signed an initial non-binding letter of intent with NanoPeak Performances, LLC with a subsequent addendum for the sale of the majority of its existing inventory as well as the exclusive license to Gridiron intellectual property and other intangible assets. During October 2019, NanoPeak Performances paid a $25,000 non-refundable deposit on the transaction. The Company recorded the deposit in accrued expenses in accompanying consolidated balance sheet. On May 31, 2020, the Company determined the non-binding letter of intent terminated and wrote-off the $25,000 non-refundable deposit other income.

In November 2019, the Company made a strategic decision to expand into the cannabinoids (CBD) oil extraction business and on or about November 27, 2019, the Company signed a Supply Agreement with Notis Global, Inc. (“NGBL”), a grower to purchase 10,000 pounds of industrial hemp (biomass) and was processed into crude during the three months ended May 31, 2020. During November 2019, the Company paid $100,000 to the supplier and recorded the purchase in inventory in the accompanying consolidated balance sheet. During January 2020, the Company purchased an additional 30,000 pounds of industrial hemp (biomass) for $5 a pound or $150,000 under the agreement. On August 31, 2020, the Company wrote-down $115,000 of its recently purchased industrial hemp (biomass) raw material to fair market value of $35,000. On May 31, 2021, the Company wrote-down $19,100 of its industrial hemp (biomass) and other raw material to fair market value of $17,000. The write-down was recorded as an impairment charge in the accompanying statements of operations.

On December 13, 2019, the Company signed a Toll Processing Agreement with a corporation to process industrial hemp (biomass) into the CBD product. The contract is valued at $100,000. During the year ending August 31, 2020, the Company spent $72,500 to fulfill the contract.

On January 24, 2020, the Company signed a Collaboration Agreement with a supplier, Notis Global, Inc. (“NGBL”), to explore and consider potential business opportunities for the parties within various segments of the hemp CBD supply chain including cultivation, extraction and purification and retail products. As consideration for the services to be provided by the Company, NGBL shall issue to the Company 2.5 billion shares of NGBL restricted common stock. Either party may terminate this agreement at any time upon 10 business days’ written notice. The equity investment is valued at $250,000 or 20% ownership of NGBL, however, NGBL is not current with their filing with the Securities and Exchange Commission and do not have the authorized shares to fulfill the agreement. The Company evaluated the shares of NGBL and determined there was $-0- value at August 31, 2021.

NOTE 12 – INCOME TAXES

The Company’s policy is to provide for deferred income taxes based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates that will be in effect when the differences are expected to reverse. The U.S. Tax Cuts and Jobs Act (TCJA) legislation reduces the U.S. federal corporate income tax rate from 35.0% to 21.0% and is effective June 22, 2018 for the Company. We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

F-29

The Company is not aware of any uncertain tax position that, if challenged, would have a material effect on the financial statements for the year ended August 31, 2021 or during the prior three years applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet. All tax returns for the Company remain open for examination.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

	2021	2020
Income tax provision at the federal statutory rate	21%	21%
Effect on operating losses	(21%)	(21%)

The net deferred tax assets consist of the following:

	August 31, 2021	August 31, 2020
Deferred tax asset	$615,839	$807,225
Valuation allowance	(615,839)	(807,225)
Net deferred tax asset	$-	$-

The change in the valuation allowance for the year ended August 31, 2021 was an increase of $191,836.

NOTE 13 – SUBSEQUENT EVENTS

On September 7, 2021, the Company consummated the initial tranche of its $2 million financing contemplated by that certain Series B-1 Purchase Agreement between the Company and Lincoln Park Capital Fund, LLC (“LPC”) pursuant to which the Company agreed to issue and sell to LPC up to 2,694,514 shares of its newly designated Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred”) at a Stated Value per share price of $0.742245 (or $2,000,000 in the aggregate). At the initial closing, the Company issued 673,628 shares of Series B-1 Preferred to LPC and received $500,000 in gross proceeds. On October 28, 2021, the Company consummated the second tranche of the Series B-1 Preferred Stock investment, issuing an additional 637,628 shares of its Series B-1 Preferred Stock to LPC at a price per share of $0.742245 or $500,000.00 in the aggregate. On November 9, 2021, the Company consummated the third and final tranche of the Series B-1 Preferred Stock investment, issuing an additional 1,347,256 shares of its Series B-1 Preferred Stock to LPC at a price per share of $0.742245 or $1,000,000.00 in the aggregate. The aggregate gross proceeds of $2,000,000 will be used by the Company as working capital

On November 8, 2021, the Company entered into a Warrant Assignment Agreement to assign the QSI Warrants issued on April 29, 2020 from QSI Holding Company, Inc. (“QSI”), to Calvary Fund 1 LP (“Calvary”). As discussed in Note – 5 Notes Receivable, The QSI Warrant entitles the holder to purchase 45,053 shares of the QSI common stock, par value $0.00001 per share, at an exercise price of $3.1336 per share. In consideration of the assignment of the Warrant, Calvary forgives the Company from the principal and interest owing under the Calvary $150,000 promissory note dated August 31, 2021.

On November 9, 2021, the Company completed its acquisition (the “Acquisition”) of all of the assets, including intellectual property assets, relating to Mioxal®, a nutraceutical complex composed of essential amino acids, natural coenzymes and minerals, held by ST BioSciences, Ltd., a company organized under the laws of England and Wales (“STB”). The Acquisition was completed pursuant to the terms of the Amended and Restated Asset Purchase Agreement dated November 5, 2021 (the “Asset Purchase Agreement”) described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2021 (the “November 8th Current Report”). As consideration for the Acquisition, the Company issued 19,831,623 shares of Common Stock to STB, which at the closing of the Acquisition represented approximately 70% of the Company’s outstanding shares of Common Stock on a fully-diluted basis. The closing of the Acquisition contemplated by the Asset Purchase Agreement on November 5, 2021, resulted in a change of control of the Company. As part of the Acquisition, Mr. Orr, stepped down as the Company’s Chief Executive Office and assumed the role of the Company’s Interim Chief Financial Officer, a position he agreed to maintain for a period of at least six months. Mr. Orr will remain a director of the Company. Pursuant to the terms of the Asset Purchase Agreement, Jeffrey J. Kraws was appointed as the Company’s Chief Executive Officer and a director of the Company. In addition, the Company agreed to appoint Jason Frankovich as a director of the Company subject to the Company’s compliance with Rule 14f-1 of the Exchange Act.

On November 24, 2021, the Company entered into, and consummated the financing contemplated by, that certain Series B-1 Purchase Agreement between the Company and L1 Capital Opportunities Master Fund Ltd. (“L1 Capital”), pursuant to which the Company issued and sold to L1 Capital 2,694,514 shares of its Series B-1 Preferred at a per share price of $0.742245, or $2,000,000 in the aggregate

Pursuant to the terms of the respective purchase agreements with LPC and L1 Capital, each of LPC and L1 Capital agreed, for a period of 180 days following the final closing of such transaction, not to offer, sell, contract to sell, pledge, hypothecate, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Series B-1 Preferred or any shares of the Company’s common stock issuable upon conversion of the Series B-1 Preferred. In addition, each of LPC and L1 Capital, along with the holders of the Company’s Series B Preferred Stock has been granted the right (until the earlier of (i) the sixteen (16) month anniversary of the Closing Date or (ii) the listing of the Common Stock on a national securities exchange) to participate in up to 10% of the Company’s future equity or equity-linked financings. Furthermore, the Company granted these stockholders certain piggyback registration rights with respect to the Common Stock issuable upon conversion of the Series B-1 Preferred and Series B Preferred issued to such stockholder.

The transactions described above are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

The Company has evaluated all other events occurring subsequently to these financial statements through December 10, 2021 and determined there were no other items to disclose.

F-30

Up to 28,103,781 Shares

Common Stock

_________________________

PROSPECTUS

         , 2022

__________________________

GRIDIRON BIONUTRIENTS, INC.

Through and including                  , 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in the listing, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement all of which will be paid by us. All of the amounts are estimated except for the Securities and Exchange Commission (“SEC”) registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee and the exchange listing fee.

Item	Amount
SEC registration fee		$3,934
Exchange listing fee	$	N/A
Legal fees and expenses		$70,000
Accounting fees and expenses		$45,000
Printing expenses		$10,000
Transfer agent and registrar fees		$5,000
Blue sky fees and expenses	$	N/A
FINRA filing fees	$	N/A
Miscellaneous		$10,000
Total		$143,934

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes, or the NRS, 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

59

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

o	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

o	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Our governing documents provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, that we shall indemnify our directors and officers in their respective capacities as such and in any and all other capacities in which any of them serves at our request.

60

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Over the past three years, we have issued and sold the following securities without registration under the Securities Act:

1

On January 30, 2019, the Company entered into a consulting agreement whereby it issued a total of 100,000 restricted shares of the Company’s common stock in exchange for advisory services. The shares were issued on April 5, 2019 and valued at $.0321 per share or $3,210.

2

On February 7, 2019, the Company entered into a consulting agreement whereby it issued a total of 125,000 restricted shares of the Company’s common stock in exchange for business development services. The shares were issued on April 5, 2019 and valued at $.0458 per share or $5,725.

3

On February 7, 2019, the Company entered into a consulting agreement whereby it issued a total of 75,000 restricted shares of the Company’s common stock in exchange for business development services. The shares were issued on April 5, 2019 and valued at $.0458 per share or $3,435.

4	On February 14, 2019, the Company converted accrued interest and preferred dividends penalty totaling $15,370 or $.0337 into 467,043 restricted shares of Company’s common stock.

5	On February 27, 2019, the Company converted accrued interest and preferred dividends penalty totaling $8,884 or $.0294 into 302,586 restricted shares of Company’s common stock.

6	On March 1, 2019, the Company converted accrued interest and preferred dividends penalty totaling $14,470 or $.0294 into 493,001 restricted shares of Company’s common stock.

7	On March 11, 2019, the Company converted accrued interest and preferred dividends penalty totaling $19,355 or $.0208 into 930,521 restricted shares of Company’s common stock.

8

On March 11, 2019, the Company entered into a consulting agreement whereby it issued a total of 150,000 restricted shares of the Company’s common stock in exchange for advisory services. The shares were issued on April 5, 2019 and valued at $.0427 per share or $6,405.

9

On, November 19, 2019, the Company issued 228,569 restricted shares of the Company’s common stock for the four separate common stock subscriptions granted during the year ended August 31, 2018. The stock subscriptions represented total cash proceeds of $160,000, which funded in the year ended August 31, 2018.

10

On, January 28, 2020, the Company entered into an agreement to repurchase 77,872,500 restricted shares of the Company’s common stock from an investor. The Company paid $80,000 or $.00103 per share and immediately retired the shares.

11

On January 8, 2021, a 308-to-1 reverse stock split was declared effective. In accordance with the terms of all such instruments, the conversion ratio of the Company’s outstanding Series A Convertible Preferred Stock and its various convertible promissory notes, together with the exercise price of its outstanding warrants, were proportionally adjusted to give effect to the reverse stock split.

12

In April 2021 the Company entered into an Exchange Agreement with Cavalry Fund I LP (“Cavalry Fund”) pursuant to which we agreed to issue Cavalry Fund 2,694,514 shares of our newly designated Series B Convertible Preferred Stock in exchange for (i) 8,480,000 shares of our Series A Convertible Preferred Stock, (ii) outstanding common stock purchase warrants (the “Warrants”), and (iii) all principal and accrued interest due under outstanding convertible promissory notes. As a result of the agreement, the convertible notes payable, convertible notes payable accrued interest, Series A Preferred stock dividends and derivative liability was reduced to $-0- in the accompanying consolidated balance sheets for an aggregate of $2,588,869.

61

13

On September 7, 2021, the Company consummated the initial tranche of its $2 million financing contemplated by that certain Series B-1 Purchase Agreement between the Company and Lincoln Park Capital Fund, LLC (“LPC”) pursuant to which the Company agreed to issue and sell to LPC up to 2,694,514 shares of its newly designated Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred”) at a Stated Value per share price of $0.742245 (or $2,000,000 in the aggregate). At the initial closing, the Company issued 673,628 shares of Series B-1 Preferred to LPC and received $500,000 in gross proceeds.

14

On October 28, 2021, the Company consummated the second tranche of the Series B-1 Preferred Stock investment, issuing an additional 637,628 shares of its Series B-1 Preferred Stock to LPC at a price per share of $0.742245 or $500,000.00 in the aggregate. On November 9, 2021, the Company consummated the third and final tranche of the Series B-1 Preferred Stock investment, issuing an additional 1,347,256 shares of its Series B-1 Preferred Stock to LPC at a price per share of $0.742245 or $1,000,000.00 in the aggregate. The aggregate gross proceeds of $2,000,000 will be used by the Company as working capital.

15

On November 8, 2021, the Company entered into a Warrant Assignment Agreement to assign the QSI Warrants issued on April 29, 2020 from QSI Holding Company, Inc. (“QSI”), to Cavalry Fund 1 LP (“Cavalry”). The QSI Warrant entitles the holder to purchase 45,053 shares of the QSI common stock, par value $0.00001 per share, at an exercise price of $3.1336 per share. In consideration of the assignment of the Warrant, Cavalry forgives the Company from the principal and interest owing under the Cavalry $150,000 promissory note dated August 31, 2021.

16

On November 9, 2021, the Company completed an Acquisition in which the Company issued 19,831,623 shares of Common Stock to STB, which at the closing of the Acquisition represented approximately 70% of the Company’s outstanding shares of Common Stock on a fully-diluted basis. The closing of the Acquisition contemplated by the Asset Purchase Agreement dated November 5, 2021, resulted in a change of control of the Company.

17

 On November 24, 2021, the Company entered into, and consummated the financing contemplated by, that certain Series B-1 Purchase Agreement between the Company and L1 Capital Opportunities Master Fund Ltd. (“L1 Capital”), pursuant to which the Company issued and sold to L1 Capital 2,694,514 shares of its Series B-1 Preferred at a per share price of $0.742245, or $2,000,000 in the aggregate.

Unless otherwise stated above, the issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were placed upon the stock certificates issued in these transactions.

62

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

EXHIBIT INDEX

		Incorporated by Reference				Filed or
No.	Exhibit Description	Form	File No.	Date Filed	Exhibit Number	Furnished Herewith
2.1	Share Exchange Agreement, dated October 9, 2017, by and among the My Cloudz, Inc., Gridiron BioNutrients, Inc., and the holders of common stock of Gridiron BioNutrients, Inc.	8-K	000-55852	10/10/2017	2.1
3.1	Articles of Incorporation	S-1	000-55852	4/13/2015	3.1
3.2	Certificate of Amendment	10-K	000-55852	12/15/2017	3.2
3.3	Certificate of Amendment	8-K	000-55852	2/21/2018	3.3
3.4	Certificate of Amendment	8-K	000-55852	8/16/2018	3.4
3.5	Certificate of Amendment	8-K	000-55852	8/16/2018	3.5
3.6	Articles of Amendment filed December 22, 2020 effective January 8, 2021	8-K	000-55852	1/11/2021	3.6
3.7	Certificate of Designation	8-K	000-55852	8/16/2018	3.7
3.8	Certificate of Correction	8-K	000-55852	8/16/2018	3.8
3.9	Certificate of Designation for the Series B Convertible Preferred Stock as filed with the Secretary of State of Nevada on April 12, 2021	8-K	000-55852	4/16/2021	3.9
3.10	Certificate of Withdrawal of the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock	8-K	000-55852	9/10/2021	3.10
3.11	Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock	8-K	000-55852	9/10/2021	3.11
3.12	Certificate of Designations, Preferences and Rights of the Series B-1 Convertible Preferred Stock	8-K	000-55852	9/10/2021	3.12
3.13	Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock	8-K	000-55852	11/29/2021	3.13
3.14	Amendment to Certificate of Designations, Preferences and Rights of the Series B-1 Convertible Preferred Stock	8-K	000-55852	11/29/2021	3.2
3.15	Bylaws	S-1	000-55852	4/13/2015	3.15
4.1	10% Original Issue Discount 10% Convertible Redeemable Senior Secured Note Due July 27, 2020	8-K	000-55852	2/5/2020	4.1

63

4.2	Form of Warrant, dated July 30, 2018	10-K	000-55852	12/15/2020	4.2
4.3	Form of Registration Rights Agreement, dated July 30, 2018	8-K	000-55852	8/16/2018	4.3
4.4	Form of Securities Purchase Agreement, dated July 30, 2018	8-K	000-55852	8/16/2018	4.4
4.5	QSI Holding Company, a Delaware Corporation Warrant to Purchase Stock, dated April 29, 2020	8-K	000-55852	5/5/2020	4.5
4.6	Common Stock Purchase Warrant, dated January 24, 2020, made by Notis Global, Inc. to Gridiron BioNutrients, Inc.	8-K	000-55852	2/5/2020	4.6
4.7	Cavalry Convertible Note dated August 27, 2019	10-K	000-55852	12/15/2020	4.7
4.8	Cavalry Convertible Note dated November 25, 2019	10-K	000-55852	12/15/2020	4.8
4.9	Cavalry Convertible Note dated January 27, 2020	10-K	000-55852	12/15/2020	4.9
4.10	Cavalry Convertible Note dated April 27, 2020	10-K	000-55852	12/15/2020	4.1
5.1*	Opinion of Meister Seelig & Fein LLP					*
10.1	Amended and Restated 12.5% Original Issue Discount Promissory Note by EWSD 1, LLC, d/b/a/ Shi Farms, to GridIron BioNutrients, Inc.	8-K	000-55852	2/5/2020	10.1
10.2	Stock Repurchase Agreement, dated April 19, 2018, by and among the Company, Food for Athletes, Inc., a California corporation, Darren Long and Brian Martinho	10-K	000-55852	12/14/2018	10.2
10.3	Stock Purchase Agreement, dated January 24, 2020, by and between the GridIron BioNutrients, Inc. and Notis Global, Inc.	8-K	000-55852	2/5/2020	10.3
10.4	Supply Agreement, Notis Global, Inc. November 27, 2019	10-K	000-55852	12/15/2020	10.4
10.5	Toll Processing Agreement, Syndicate Oil, November 26, 2019	10-K	000-55852	12/15/2020	10.5

64

10.6	Collaboration Agreement, Notis Global, Inc. January 24, 2020	10-K	000-55852	12/15/2020	10.6
10.7	Stock Purchase Agreement, dated January 24, 2020, by and between the GridIron BioNutrients, Inc. and Grays Peak Ventures	8-K	000-55852	2/5/2020	10.7
10.8	Libertas Participation Agreement, dated April 27, 2020, by and between the Gridiron BioNutrients, Inc. and Libertas Funding, LLC, a Connecticut Limited Liability Company.	8-K	000-55852	5/5/2020	10.8
10.9	Exchange Agreement dated April 9, 2021 by and between Gridiron BioNutrients, Inc. and Cavalry Fund Management, LLP	8-K	000-55852	4/12/2021	10.9
10.10	Series B-1 Preferred Stock Financing Agreement dated September 7, 2021 by and between Gridiron BioNutrients, Inc. and Lincoln Park Capital Fund, LLP	8-K	000-55852	9/10/2021	10.1
10.11	Purchase Agreement by and between Ingenius Biotech S.L. and Gridiron BioNutrients, Inc., dated September 10, 2021				10.11
10.12	Amendment to Purchase Agreement by and between Ingenius Biotech S.L. and Gridiron BioNutrients, Inc.				10.12
10.13	Amended and Restated Asset Purchase Agreement by and between Gridiron BioNutrients, Inc. and ST Biosciences, Ltd dated November 5, 2021	8-K	000-55852	11/8/2021	10.1
10.14	Lock-up/Leak-Out Agreement dated November 9, 2021	8-K	000-55852	11/15/2021	10.14
10.15	Series B-1 Purchase Agreement, dated November 24, 2021, by and between Gridiron BioNutrients, Inc. and L1 Capital Opportunities Master Fund Ltd.	8-K	000-55852	11/29/2021	10.15
21.1	Subsidiaries of the Registrant	8-K		8/16/2018	21.1
23.1	Consent of Meister Seelig & Fein LLP (included in Exhibit 5.1)				23.3
23.2	Consent of Fruci & Associates II, PLLC, Independent Registered Public Accounting Firm, relating to the Financial Statements of Gridiron BioNutrients, Inc.
24.1	Power of Attorney				included on signature page
107	Filing Fee Table

*To be filed by Amendment

65

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

(b) Financial Statement Schedules

All schedules for which provision is made in the applicable accounting regulations of the SEC are omitted because they are not required, are not applicable or the information is included in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or issuances are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Gridiron BioNutrients, Inc. pursuant to the foregoing provisions, or otherwise, Gridiron BioNutrients, Inc. has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment Gridiron BioNutrients, Inc. of expenses incurred or paid by a director, officer or controlling person of Gridiron BioNutrients, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Gridiron BioNutrients, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned hereby further undertakes that:

(1)

For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Gridiron BioNutrients, Inc.. pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

For the purpose of determining any liability under the Securities Act, each filing of Gridiron BioNutrients, Inc.’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, State of New York, on February 11, 2022.

GRIDIRON BIONUTRIENTS INC.

By:	/s/ Jeffrey J. Kraws
Jeffrey J. Kraws, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey J. Kraws his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his/her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey J. Kraws	Chief Executive Officer and Director	February 11, 2022
Jeffrey J. Kraws	(Principal Executive Officer)

/s/ Jason Frankovich	Director	February 11, 2022
Jason Frankovich

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